UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )
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☐	Soliciting Material under §240.14a-12
Park National Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PARK NATIONAL CORPORATION
50 North Third Street
Post Office Box 3500
Newark, Ohio 43058-3500
(740) 349-8451
www.parknationalcorp.com
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held Monday, April 23, 2018
Dear Fellow Shareholders:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Park National Corporation (“Park”) will be held at the offices of The Park National Bank, 50 North Third Street, Newark, Ohio 43055, on Monday, April 23, 2018, at 2:00 p.m., Eastern Daylight Saving Time, for the following purposes:

1.	To elect four directors, each to serve for a term of three years to expire at the Annual Meeting of Shareholders to be held in 2021.

2.	To conduct an advisory vote on the frequency of future advisory votes on the compensation of Park’s named executive officers.

3.	To consider and vote upon a non-binding advisory resolution to approve the compensation of Park’s named executive officers.

4.	To consider and vote upon a proposal to ratify the appointment of Crowe Horwath LLP as the independent registered public accounting firm of Park for the fiscal year ending December 31, 2018.

5.	To transact any other business which may properly come before the 2018 Annual Meeting.
If you were a holder of record of common shares of Park at the close of business on February 28, 2018, you will be entitled to vote in person or by proxy at the Annual Meeting.
You are cordially invited to attend the Annual Meeting. Your vote is important, regardless of the number of common shares you own. Whether or not you plan to attend the Annual Meeting in person, it is important that your common shares be represented. Please complete, sign, date and return your proxy card in the postage-paid envelope provided as promptly as possible. Alternatively, refer to the instructions on the proxy card, or in the e-mail sent to you if you registered for electronic delivery of the proxy materials for the Annual Meeting, for details about transmitting your voting instructions electronically via the Internet or by telephone. Returning the proxy card or transmitting your voting instructions electronically does not deprive you of your right to attend the Annual Meeting and to vote your common shares in person in the manner described in the accompanying proxy statement.

By Order of the Board of Directors,

March 12, 2018	BRADY T. BURT Chief Financial Officer, Secretary and Treasurer

To obtain directions to attend the Annual Meeting and vote in person, please call Leda Rutledge at (740) 322-6828 or Lacie Priest at (740) 349-0428.

Page

Audit Committee	28
Compensation Committee	30
Executive Committee	32
Investment Committee	33
Nominating Committee	34
Risk Committee	34
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	35
EXECUTIVE OFFICERS	36
ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF PARK’S NAMED EXECUTIVE OFFICERS (Proposal 2)	37
Recommendation and Vote Required	38
VOTE ON APPROVAL OF ADVISORY RESOLUTION ON THE COMPENSATION OF PARK’S NAMED EXECUTIVE OFFICERS (Proposal 3)	38
Recommendation and Vote Required	39
EXECUTIVE COMPENSATION	39
Compensation Discussion and Analysis	39
Executive Summary	39
Compensation Philosophy and Objectives	43
Process Used to Set Compensation for 2017	44
Factors Influencing Compensation in 2017	46
2017 Compensation Programs and Decisions	46
Other Compensation Policies	52
2018 Compensation Decisions	54
Conclusion	54
Compensation Committee Report	55
Risk Analysis	55
Earnings Analysis	56
Summary Compensation Table	56
CEO Pay Ratio	61
Grants of Plan-Based Awards	62
Outstanding Equity Awards at Fiscal Year-End	63
Equity Awards Exercised and Vested	65
Post-Employment Payments and Benefits	66
Pension and Supplemental Benefits	66
Pension Benefits for 2017	71
Potential Payouts upon Termination of Employment or Change in Control	72
PBRSUs	72
Supplemental Executive Retirement Benefits	73
Split-Dollar Agreements	73
Compensation-Based Split-Dollar Agreements	75
Other Potential Payouts	75
EQUITY COMPENSATION PLAN INFORMATION	78
DIRECTOR COMPENSATION	79
Annual Retainers and Meeting Fees	80
Annual Retainers Payable in Common Shares	80
Cash Compensation	80
Split-Dollar Life Insurance Policies	82
Change in Control Payments	82
Director Compensation for 2017	82
RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal 4)	83

ii

Page

Recommendation and Vote Required	84
AUDIT COMMITTEE MATTERS	84
Report of the Audit Committee for the Fiscal Year Ended December 31, 2017	84
Role of the Audit Committee, Independent Registered Public Accounting Firm and Management	84
Management’s Representations and Audit Committee Recommendation	86
Pre-Approval of Services Performed by Independent Registered Public Accounting Firm	86
Fees of Independent Registered Public Accounting Firm	86
Audit Fees	86
Audit-Related Fees	87
Tax Fees	87
All Other Fees	87
SHAREHOLDER PROPOSALS FOR 2019 ANNUAL MEETING	87
FUTURE ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT	88
OTHER MATTERS	88

APPENDIX A: FINANCIAL SERVICES/BANK HOLDING COMPANIES INCLUDED IN $3 BILLION TO $10 BILLION PEER GROUP	A-1

iii

PARK NATIONAL CORPORATION
50 North Third Street
Post Office Box 3500
Newark, Ohio 43058-3500
(740) 349-8451
www.parknationalcorp.com
PROXY STATEMENT
Dated March 12, 2018
ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 23, 2018
GENERAL INFORMATION
We are furnishing this proxy statement and the accompanying proxy card to you as a shareholder of Park National Corporation (“Park”) in connection with the solicitation of proxies by Park’s Board of Directors for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Monday, April 23, 2018, at 2:00 p.m., Eastern Daylight Saving Time. The Annual Meeting will be held at the offices of The Park National Bank, 50 North Third Street, Newark, Ohio 43055. This proxy statement summarizes information that you will need in order to vote.
Availability of Proxy Materials
On or about March 12, 2018, this proxy statement and the accompanying proxy card were first mailed or delivered electronically to the shareholders entitled to vote their common shares at the Annual Meeting. Park’s 2017 Annual Report was also mailed or delivered to shareholders with this proxy statement. Audited consolidated financial statements for Park and our subsidiaries as of and for the fiscal year ended December 31, 2017 (the “2017 fiscal year”), are included in Park’s 2017 Annual Report.
Additional copies of Park’s 2017 Annual Report and copies of Park’s Annual Report on Form 10-K for the 2017 fiscal year may be obtained at www.proxyvote.com or www.parknationalcorp.com. Or you can obtain paper copies, without charge, by sending a written request to: Brady T. Burt, Chief Financial Officer, Secretary and Treasurer, Park National Corporation, 51 North Third Street, Post Office Box 3500, Newark, Ohio 43058-3500.
Delivery of Proxy Materials to Multiple Shareholders Sharing the Same Address
Periodically, Park provides each registered holder of common shares at a shared address, not previously notified, with a separate notice of Park’s intention to household proxy materials. The record holder notifies beneficial shareholders (those who hold common shares through a broker, a financial institution or another nominee) of the householding process. Only one copy of this proxy statement, the notice of the Annual Meeting and Park’s 2017 Annual Report is being delivered to previously notified multiple registered holders of common shares who share an address unless Park has received contrary instructions from one or more of the registered holders of common shares. A separate proxy card is being included for each account at the shared address.

Registered holders of common shares who share an address and would like to receive a separate copy of Park’s 2017 Annual Report, a separate notice of the Annual Meeting and/or a separate proxy statement for the Annual Meeting, or who have questions regarding the householding process, may contact Park’s transfer agent and registrar, The Park National Bank, c/o First-Knox National Bank Division, by calling (800) 837-5266, ext. 5208, or forwarding a written request addressed to the First-Knox National Bank Division, Attention: Debbie Daniels, P.O. Box 1270, One South Main Street, Mount Vernon, Ohio 43050-1270. Promptly upon request, a separate copy of Park’s 2017 Annual Report, a separate notice of the Annual Meeting and/or a separate copy of this proxy statement for the Annual Meeting will be sent. By contacting the First-Knox National Bank Division, registered holders of common shares sharing an address can also: (i) notify Park that the registered shareholders wish to receive separate annual reports to shareholders, proxy statements and/or Notices of Internet Availability of Proxy Materials, as applicable, in the future; or (ii) request delivery of a single copy of annual reports to shareholders, proxy statements and/or Notices of Internet Availability of Proxy Materials, as applicable, in the future if they are receiving multiple copies.
Beneficial holders of common shares should contact their brokers, financial institutions or other nominees for specific information about the householding process as this process applies to their accounts.
VOTING INFORMATION
Who can vote at the Annual Meeting?
Only holders of common shares of record at the close of business on February 28, 2018 are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on February 28, 2018, there were 15,288,185 common shares outstanding and entitled to vote. Other than the common shares, there are no voting securities of Park outstanding.
Each holder of common shares is entitled to one vote for each common share held on February 28, 2018. A shareholder wishing to exercise cumulative voting with respect to the election of directors must notify Brady T. Burt, Chief Financial Officer, Secretary and Treasurer of Park, in writing before 2:00 p.m., Eastern Daylight Saving Time, on April 21, 2018. If cumulative voting is requested and if an announcement of such request is made upon the convening of the Annual Meeting by the chairman or the secretary of the meeting or by or on behalf of the shareholder requesting cumulative voting, you will have votes equal to the number of directors to be elected, multiplied by the number of common shares you own, and will be entitled to distribute your votes among the candidates for election as directors as you see fit.
How do I vote?
Your common shares may be voted by one of the following methods:

•	by paper proxy card;

•	by submitting voting instructions via the web site identified on your proxy card;

•	by submitting voting instructions via the web site identified in the e-mail sent to you if you registered for electronic delivery of proxy materials for the Annual Meeting;

•	by submitting voting instructions by telephone via the telephone number identified on your proxy card; or

•	in person at the Annual Meeting.
Submitting Voting Instructions via the Internet or by Telephone. If you are a shareholder of record (that is, if your common shares are registered with Park in your own name), you may submit voting instructions via the Internet or by telephone, by following the instructions stated on your proxy card. If you have registered for electronic delivery of proxy materials for the Annual Meeting, you may submit voting instructions via the Internet by following the instructions stated in the e-mail delivering the proxy materials to you. If your common shares are registered in the name of a broker, a financial institution or another nominee (i.e., you hold your common shares in “street name”), your nominee may be participating in a program that allows you to submit voting instructions via the Internet or by telephone. If so, the voting instructions your nominee sent you will provide instructions for submitting your voting instructions via the Internet or by telephone. The last-dated proxy or voting instructions you submit (by any means) will supersede all previously-submitted proxies and/or voting instructions. Also, if you are a shareholder of record and submit voting instructions via the Internet or by telephone, you may later decide to attend the Annual Meeting and may revoke your previously-submitted voting instructions and vote in person at the Annual Meeting.
The deadline for submitting voting instructions via the Internet or by telephone as a shareholder of record is 11:59 p.m., Eastern Daylight Saving Time, on April 22, 2018. For shareholders whose common shares are registered in the name of a broker, a financial institution or another nominee, please consult the instructions provided by your nominee for information about the deadline for submitting voting instructions via the Internet or by telephone.
Voting in Person. If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.
If you hold your common shares in “street name” through a broker, a financial institution or another nominee, then that nominee is considered the shareholder of record for voting purposes and will give you instructions for voting your common shares. As a beneficial owner, you have the right to direct your nominee how to vote the common shares held in your account. Your nominee may only vote the common shares of Park that your nominee holds for you in accordance with your instructions. If you have instructed a broker, a financial institution or another nominee to vote your common shares, the options described below for revoking your proxy do not apply and instead you must follow the instructions provided by your nominee to change your vote.
If you hold your common shares in “street name” and wish to attend the Annual Meeting and vote in person, you must bring an account statement or letter from your broker, financial institution or other nominee authorizing you to vote on behalf of such nominee. The account statement or letter must show that you were the direct or indirect beneficial owner of the common shares on February 28, 2018, the record date for voting at the Annual Meeting.
How will my common shares be voted?
Those common shares represented by a properly executed proxy card that is received prior to the Annual Meeting or by properly authenticated Internet or telephone voting instructions that are submitted prior to the deadline for doing so, and not subsequently revoked, will be voted in accordance with your instructions by your proxy. If you submit a valid proxy card prior to the Annual Meeting, or timely submit your voting instructions via the Internet or by telephone, but do not complete the voting instructions, your proxy will vote your common shares as recommended by the Board of Directors, except in the case of broker non-votes, where applicable, as follows:

•	“FOR” the election as Park directors of the nominees identified below under the heading “ELECTION OF DIRECTORS (Proposal 1)”;

•	to hold an advisory vote for the approval of the compensation of Park’s named executive officers “EVERY 1 YEAR”;

•	“FOR” the non-binding advisory resolution to approve the compensation of Park’s named executive officers as disclosed in this proxy statement; and

•	“FOR” the ratification of the appointment of Crowe Horwath LLP as Park’s independent registered public accounting firm for the fiscal year ending December 31, 2018.
No appraisal or dissenters’ rights exist for any action proposed to be taken at the Annual Meeting. If any other matters are properly presented for voting at the Annual Meeting, the individuals appointed as proxies will vote on those matters, to the extent permitted by applicable law, in accordance with their best judgment.
What if my common shares are held through the Park National Corporation Employees’ Stock Ownership Plan?
If you participate in the Park National Corporation Employees’ Stock Ownership Plan (the “Park KSOP”) and common shares have been allocated to your account in the Park KSOP, you will be entitled to instruct the trustee of the Park KSOP, confidentially, how to vote those common shares. If you were automatically enrolled by Park, or elected to enroll, in the electronic delivery service available to certain participants in the Park KSOP, instead of receiving paper copies of our 2017 Annual Report, this proxy statement and the proxy card applicable to the Annual Meeting in the mail, these documents will be made available via your Park e-mail account at the same time as paper copies are sent to the other Park shareholders. If you are enrolled in this electronic delivery service and wish to receive paper copies of our 2017 Annual Report, this proxy statement and the proxy card applicable to the Annual Meeting, please contact Park’s transfer agent and registrar, The Park National Bank, c/o First-Knox National Bank Division, by calling (800) 837-5266, ext. 5208, or forwarding a written request addressed to the First-Knox National Bank Division, Attention: Debbie Daniels, P.O. Box 1270, One South Main Street, Mount Vernon, Ohio 43050-1270.
If you are a participant in the Park KSOP and give no voting instructions to the trustee of the Park KSOP with respect to the matters to be considered at the Annual Meeting, the trustee of the Park KSOP will vote the common shares allocated to your Park KSOP account pro rata in accordance with the instructions received from other participants in the Park KSOP who have voted.
Can the proxy materials be accessed electronically?
On or about March 12, 2018, we sent the proxy materials for the Annual Meeting by U.S. mail to shareholders who had not registered for electronic delivery of the proxy materials and by e-mail to the shareholders who had registered for electronic delivery of the proxy materials. The Notice of Annual Meeting of Shareholders, this proxy statement and our 2017 Annual Report are also available on the Internet as described in the section captioned “NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS.”

How do I change or revoke my proxy?
Shareholders who submit proxies retain the right to revoke them at any time before they are exercised. Unless revoked, the common shares represented by such proxies will be voted at the Annual Meeting. You may revoke your proxy at any time before it is actually exercised at the Annual Meeting by giving notice of revocation to Park in writing, by accessing the designated Internet web site prior to the deadline for transmitting voting instructions electronically, by using the designated toll-free telephone number prior to the deadline for transmitting voting instructions electronically, or by attending the Annual Meeting and giving notice of revocation in person. The last-dated proxy or voting instructions you submit (by any means) will supersede all previously-submitted proxies and/or voting instructions. If you hold your common shares in “street name” and instructed your broker, financial institution or other nominee to vote your common shares and you would like to revoke or change your vote, then you must follow the instructions provided by your nominee.
If I vote in advance, can I still attend the Annual Meeting?
Yes. You are encouraged to vote promptly, by returning your signed proxy card by mail or by submitting your voting instructions via the Internet or by telephone, so that your common shares will be represented at the Annual Meeting. However, appointing a proxy or submitting voting instructions does not affect your right to attend the Annual Meeting and vote your common shares in person.
What constitutes a quorum and what is the vote required with respect to the proposals to be considered at the Annual Meeting?
Under Park’s Regulations, a quorum is a majority of the voting shares of Park then outstanding and entitled to vote at the Annual Meeting. Other than the common shares, there are no voting shares of Park outstanding. Common shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as being present for purposes of determining the presence of a quorum. There were 15,288,185 common shares outstanding and entitled to vote on February 28, 2018, the record date for the Annual Meeting. A majority of the outstanding common shares, or 7,644,093 common shares, present in person or represented by proxy, will constitute a quorum. A quorum must exist to conduct business at the Annual Meeting.
Routine and Non-Routine Proposals
The rules of NYSE American, the stock exchange on which Park’s common shares are listed, determine whether proposals presented at shareholder meetings are routine or non-routine. If a proposal is routine, a broker holding common shares for a beneficial owner in street name may vote on the proposal without receiving instructions from the beneficial owner. If a proposal is non-routine, the broker may vote on the proposal only if the beneficial owner has provided voting instructions. A broker non-vote occurs when the broker holder of record is unable to vote on a proposal because the proposal is non-routine and the beneficial owner does not provide any voting instructions.
The proposal to ratify the appointment of Park’s independent registered public accounting firm is the only routine proposal. Each of the other proposals is a non-routine proposal on which a broker may vote only if the beneficial owner has provided voting instructions.

Vote Required with Respect to the Proposals

•	Election of Directors (Proposal 1)
Under Ohio law and Park’s Regulations, the four nominees for election as Park directors under Proposal 1 receiving the greatest number of votes “FOR” election will be elected as directors of Park for a term of three years expiring at the 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”).
Common shares as to which the vote is expressed as an “AGAINST” or “ABSTAIN” vote on the proxy card or in voting instructions with respect to a particular nominee and broker non-votes will be counted for purposes of establishing a quorum for the Annual Meeting but will not affect whether a nominee has received sufficient votes to be elected.
The Board of Directors unanimously recommends a vote “FOR” the re-election of all of the individuals nominated by the Board of Directors.

•	Determination, in Non-Binding Advisory Vote, of the Frequency of Future Shareholder Advisory Votes on the Compensation of Park’s Named Executive Officers (Proposal 2)
The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, is required to approve on a non-binding advisory basis, one of the selections as to the frequency of future shareholder advisory votes on the compensation of Park’s named executive officers. Common shares as to which the vote is expressed as an “ABSTAIN” vote on the proxy card or in voting instructions and broker non-votes with respect to this proposal are counted for the purposes of determining whether a quorum exists, but will not affect its outcome.
The Compensation Committee and the full Board of Directors unanimously recommend that the shareholders of Park vote to conduct future advisory votes on the compensation of Park’s named executive officers “EVERY 1 YEAR.”

•	Approval of the Non-Binding Advisory Resolution to Approve the Compensation of Park’s Named Executive Officers (Proposal 3)
The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to approve the non-binding advisory resolution to approve the compensation paid to Park’s named executive officers as disclosed in this proxy statement. The effect of an abstention is the same as a vote “AGAINST” the proposal. Broker non-votes will not be counted in determining whether the proposal has been approved.
The Compensation Committee and the full Board of Directors unanimously recommend that the shareholders of Park vote “FOR” the approval of the non-binding advisory resolution to approve the compensation of Park’s named executive officers.

•	Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal 4)
The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to ratify the appointment of Crowe Horwath LLP as Park’s independent registered public accounting firm for the fiscal year ending December 31, 2018 (the “2018 fiscal year”). The effect of an abstention is the same as a vote “AGAINST” the proposal. Since the proposal to ratify the appointment of Crowe Horwath LLP as Park’s independent registered public accounting firm for the 2018 fiscal year is a routine proposal, there will be no broker non-votes associated with this proposal.
The Audit Committee and the full Board of Directors unanimously recommend that the shareholders of Park vote “FOR” the ratification of the appointment of Crowe Horwath LLP.
Park’s policy is to keep confidential proxy cards, ballots and voting instructions submitted electronically as well as voting tabulations that identify individual shareholders. However, exceptions to this policy may be necessary in some instances to comply with applicable legal requirements and, in the case of any contested proxy solicitation, to verify the validity of proxies presented by any person and the results of the voting. Inspectors of election and any employees associated with processing proxy cards or ballots, reviewing voting instructions submitted electronically and tabulating the vote must acknowledge their responsibility to comply with this policy of confidentiality.
Who pays the cost of proxy solicitation?
Park will pay the costs of preparing, assembling, printing and mailing/delivering this proxy statement, the accompanying proxy card, the 2017 Annual Report and other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Park Board of Directors, other than the Internet access and telephone usage charges incurred by a shareholder when voting electronically. Although Park is soliciting proxies primarily by mailing these proxy materials to holders of our common shares, or delivering these proxy materials by electronic mail to those shareholders registered for electronic delivery, the directors, officers and employees of Park and our subsidiaries also may solicit proxies by further mailing, personal contact, telephone, facsimile or electronic mail without receiving any additional compensation for such solicitations. Arrangements will also be made with brokerage firms, financial institutions and other nominees who are record holders of common shares of Park for the forwarding of solicitation materials to the beneficial owners of such common shares. Park will reimburse these brokers, financial institutions and nominees for their reasonable out-of-pocket costs in connection therewith.
NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders of Park National Corporation to Be Held on April 23, 2018: Park’s Notice of Annual Meeting of Shareholders, this proxy statement and Park’s 2017 Annual Report are available at www.proxyvote.com. Alternatively, Park’s Notice of Annual Meeting of Shareholders, this proxy statement and Park’s 2017 Annual Report are available on Park’s web site at www.parknationalcorp.com by selecting “Proxy Statement 4/23/2018” in the “Document Highlights” section of the “Home” page for the Notice of Annual Meeting of Shareholders and this proxy statement and selecting the “Annual Report 12/31/2017” in the “Document Highlights” section of the “Home” page for Park’s 2017 Annual Report.
To obtain directions to attend the Annual Meeting and vote in person, please call Leda Rutledge at (740) 322-6828 or Lacie Priest at (740) 349-0428.
DIVISIONS OF THE PARK NATIONAL BANK
In 2008, Park consolidated the banking operations of Park’s then eight subsidiary banks located in Ohio under one charter – that of The Park National Bank (“Park National Bank”). As of the date of this Proxy Statement, Park National Bank had 11 divisions: (i) the Park National Bank Division headquartered in Newark, Ohio; (ii) the Fairfield National Bank Division headquartered in Lancaster, Ohio; (iii) The Park

National Bank of Southwest Ohio & Northern Kentucky Division headquartered in Cincinnati, Ohio; (iv) the Century National Bank Division headquartered in Zanesville, Ohio; (v) the Second National Bank Division headquartered in Greenville, Ohio; (vi) the Richland Bank Division headquartered in Mansfield, Ohio; (vii) the United Bank, N.A. Division headquartered in Bucyrus, Ohio; (viii) the First-Knox National Bank Division headquartered in Mount Vernon, Ohio; (ix) the Farmers Bank Division headquartered in Loudonville, Ohio; (x) the Security National Bank Division headquartered in Springfield, Ohio; and (xi) the Unity National Bank Division headquartered in Piqua, Ohio. The Farmers Bank Division will merge into the First-Knox National Bank Division effective March 30, 2018, and thereafter, Park National Bank will have 10 divisions.
References in this proxy statement to the “Century National Bank Division,” the “Richland Bank Division,” the “First-Knox National Bank Division,” and the “Security National Bank Division” encompass both the subsidiary bank of Park prior to the bank’s merger with and into Park National Bank in 2008 and the division of Park National Bank following the bank’s merger with and into Park National Bank. In addition, references in this proxy statement to the “board of directors” in respect of a division of Park National Bank encompass both the board of directors of the subsidiary bank of Park prior to the bank’s merger with and into Park National Bank and the affiliate/advisory board of the division of Park National Bank following the bank’s merger with and into Park National Bank.
ELECTION OF DIRECTORS
(Proposal 1)
As of the date of this proxy statement, there were 12 members of the Board of Directors – four directors in the class whose terms will expire at the Annual Meeting, four directors in the class whose terms will expire at the 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”) and four directors in the class whose terms will expire at the 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”).
On October 23, 2017, Rick R. Taylor, who currently serves in the class of directors of Park whose terms expire at the 2019 Annual Meeting, notified Park’s Board of Directors that he has decided to retire as a director of Park, effective immediately prior to the Annual Meeting. Mr. Taylor will continue to serve on the advisory board of the Richland Bank Division.
As a result of the retirement of Mr. Taylor, a vacancy would be created in the class of directors of Park whose terms expire at the 2019 Annual Meeting. Upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating Committee”), the full Board of Directors has fixed the number of directors at eleven upon the retirement of Mr. Taylor immediately prior to the Annual Meeting in order to reflect the number of individuals who would then be serving as directors of Park as a result of the retirement of Mr. Taylor as a director of Park.
Under Proposal 1, four directors will be elected at the Annual Meeting to hold office for a three‑year term to expire at the 2021 Annual Meeting and until their respective successors are duly elected and qualified, or until their earlier resignation, removal from office or death. The nominees of the Board of Directors for election as a director at the Annual Meeting are identified below. Each individual was unanimously recommended by the Nominating Committee. While it is contemplated that all nominees will stand for election at the Annual Meeting, if a nominee who would otherwise receive the required number of votes is unable to serve or for good cause will not serve as a candidate for election as a director, the individuals designated as proxies on the proxy card or in the voting instructions will have full discretion to vote the common shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board of Directors following recommendation by the

Nominating Committee. The Board of Directors knows of no reason why any of the nominees named below would be unable or unwilling to serve if elected to the Board.
Nominees for Re-Election as Directors (Terms Expiring at 2021 Annual Meeting)
The following information, as of the date of this proxy statement, concerning the age, principal occupation, other affiliations and business experience of each nominee for re-election as a director of Park has been furnished to Park by each nominee. In addition, the following information provides the evaluation of the Nominating Committee and the full Board of Directors regarding the key attributes, skills and qualifications possessed by each nominee.
F. William Englefield IV, age 63, has served as a director of Park since 2005 and as a member of the Board of Directors of Park National Bank since 1993. Mr. Englefield serves as Chair of the Compensation Committee and as a member of each of the Executive Committee and the Nominating Committee of Park’s Board of Directors. Mr. Englefield has served as President of Englefield, Inc., a company engaged in the sale of petroleum products (at retail and wholesale) and convenience stores and restaurants, since 1989.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. Englefield has developed through more than 28 years of leading a growing privately-held business, with responsibility for all segments of company operations including management and financial areas, allow him to provide an important retail perspective and demonstrated operational experience to the Board of Directors and have recommended his re-election as a Park director.
Julia A. Sloat, age 48, has served as a director of Park since June 1, 2015, and as a member of the Board of Directors of Park National Bank since June 1, 2015. Ms. Sloat serves as a member of each of the Investment Committee and the Risk Committee of Park’s Board of Directors. Ms. Sloat has served as President and Chief Operating Officer of AEP Ohio, an electric distribution utility, since May 2016. Prior thereto, she served as Senior Vice President and Treasurer from January 2013 to April 2016 and as Vice President-Regulatory Case Management from September 2009 to December 2012, of American Electric Power Company, Inc., a public utility holding company. Previously, Ms. Sloat served as Vice President ‑ Corporate Finance & Investor Relations from July 2008 to September 2009 of Tween Brands, Inc., which operated two specialty retail brands targeting girls between ages 7 and 14. Ms. Sloat also served in investor relations positions with increasing responsibility for American Electric Power Company, Inc. from October 1999 until July 2008, serving as Treasurer & Vice President ‑ Investor Relations immediately prior to joining Tween Brands, Inc.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Ms. Sloat has developed as a corporate leader with extensive financial analysis and communication experience in the areas of treasury, investor relations, corporate finance, regulatory cost recovery strategy and development and execution, investment management, pension liability management, financial planning and analysis, merger and acquisition analysis and execution, debt underwriting and risk management allow her to provide a valued perspective on corporate finance and investor relations issues and expertise in the analysis and execution of strategies addressing those issues to the Board of Directors. The Nominating Committee and the full Board of Directors also believe that Ms. Sloat’s responsibility, in her capacity as the President and Chief Operating Officer of AEP Ohio, for providing electronic distribution utility service within an area that largely coincides with the areas served by Park National Bank provides her with a strong understanding of the unique attributes and needs of the customers in the overlapping services territories. The Nominating Committee and the full Board of Directors have recommended Ms. Sloat’s re-election as a Park director.

David L. Trautman, age 56, has served as a director of Park since 2005 and as a member of the Board of Directors of Park National Bank since 2002. Mr. Trautman serves as Vice Chair of the Executive Committee and as Chair of the Investment Committee of Park’s Board of Directors. Mr. Trautman has served as Chief Executive Officer of Park since January 2014 and as President of Park since January 2005. He also served as Secretary of Park from July 2002 to December 2013. Mr. Trautman has served as Chief Executive Officer of Park National Bank since January 2014 and as President of Park National Bank since January 2005. Prior to his current positions, Mr. Trautman served in executive positions with Park National Bank and the First-Knox National Bank Division for over ten years.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. Trautman has developed through more than 32 years of experience in banking, including most recently 13 years as President of Park and Park National Bank as well as four years as Chief Executive Officer of Park and Park National Bank, allow him to provide technical banking knowledge, community perspective and financial leadership to the Board of Directors and have recommended his re-election as a Park director.
Leon Zazworsky, age 69, has served as a director of Park since 2003 and as a member of the Board of Directors of Park National Bank since 1991. Mr. Zazworsky was appointed as the Lead Director of Park on January 23, 2012. He serves as the Chair of the Risk Committee and as a member of each of the Compensation Committee, the Executive Committee and the Nominating Committee of Park’s Board of Directors. Mr. Zazworsky has served as President/Owner of Mid State Systems, Inc., Hebron, Ohio, a transportation and distribution company, since 1979. Mr. Zazworsky has served as President/Owner of Mid State Warehouses, Inc., Hebron, Ohio, a warehousing and distribution company, since 1987. Mr. Zazworsky has served as President/Owner of Dalmatian Transportation, Ltd., a transportation company, since 2006.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. Zazworsky has developed through more than 37 years of successful private business ownership – managing people, budgets, sales and finances through varying economic conditions in a highly competitive and regulated industry – allow him to provide leadership experience and business expertise to the Board of Directors and have recommended his re-election as a Park director.
Recommendation and Vote Required
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT THE SHAREHOLDERS OF PARK VOTE “FOR” THE
RE-ELECTION OF ALL OF THE NOMINEES NAMED ABOVE.
Under Ohio law and Park’s Regulations, the four nominees for election as Park directors receiving the greatest number of votes “FOR” election will be elected as directors of Park for a term of three years expiring at the 2021 Annual Meeting. Proxies cannot be voted at the Annual Meeting for more than four nominees under Proposal 1. Except in the case of broker non-votes, common shares represented by properly executed and returned proxy cards, or properly authenticated Internet and telephone voting instructions that are submitted prior to the deadline for doing so, will be voted “FOR” the election of the Board of Directors’ nominees named above unless the vote is expressed as an “AGAINST” or “ABSTAIN” vote on the proxy card or in the voting instructions. Common shares as to which the vote is expressed as an “AGAINST” or “ABSTAIN” vote and broker non-votes will be counted for purposes of establishing a quorum for the Annual Meeting but will not be counted toward the election of directors, or toward the election of the individual nominees specified on the proxy card and in the voting instructions.

Continuing Directors
The following information, as of the date of this proxy statement, concerning the age, principal occupation, other affiliations and business experience of each of the continuing directors of Park has been furnished to Park by each director. In addition, the following information provides the evaluation of the Nominating Committee and the full Board of Directors regarding the key attributes, skills and qualifications possessed by each continuing director.
DIRECTORS CONTINUING IN OFFICE
(Terms to Expire at the 2019 Annual Meeting)
Donna M. Alvarado, age 69, has served as a director of Park since 2013 and as a member of the Board of Directors of Park National Bank since 1991. Ms. Alvarado currently serves as Chair of the Nominating Committee and as a member of each of the Audit Committee and the Risk Committee of Park’s Board of Directors. Ms. Alvarado has served as President of AGUILA International, Granville, Ohio, an international business consulting firm that specializes in human resources and leadership development, since 1994. She has served on the Board of Directors of CSX Corporation, a publicly-traded provider of rail and other transportation services, since 2006 and of CoreCivic, Inc. (formerly known as Corrections Corporation of America), a publicly-traded owner and operator of privatized correctional and detention facilities, since 2003. During her career, Ms. Alvarado has also served as Chair of the Ohio Board of Regents, Chair of the Governor’s Workforce Policy Board in Ohio and a commissioner on the Ohio Commission on Hispanic/Latino Affairs. Ms. Alvarado has also held senior management positions in government, including Deputy Assistant Secretary of Defense with the United States Department of Defense and Director of ACTION, the federal domestic volunteer agency.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Ms. Alvarado has developed through her more than 26 years of service as a Park National Bank director (including her service as an Audit Committee member of that Board of Directors), combined with her understanding of government through her public sector experience, her experience as a public company director, her human resources and leadership development expertise and her civic and community involvement, allow her to provide a valued perspective on business, federal and state government regulatory oversight and corporate governance issues to the Board of Directors and she should continue as a Park director.
Stephen J. Kambeitz, age 59, has served as a director of Park since 2010 and as a member of the Board of Directors of Park National Bank since 2010. Mr. Kambeitz serves as Chair of the Audit Committee and as a member of each of the Compensation Committee and the Risk Committee of Park’s Board of Directors. Mr. Kambeitz served as President of R.C. Olmstead, Inc., Dublin, Ohio, a software development company, from 2008 until that company was acquired in 2016. He had also served as Chief Financial Officer of R.C. Olmstead, Inc. from 2001 to 2008. Prior thereto, Mr. Kambeitz served as Chief Financial Officer from 1999 to 2001 of Lighthouse Financial Services, Inc., a diversified financial services holding company. Previously, Mr. Kambeitz served as Senior Vice President of Consumer Lending of Fifth Third Bank, Columbus, Ohio, from 1998 to 1999 and as Chief Financial Officer of State Savings Company, Columbus, Ohio, a savings and loan holding company, from 1985 to 1998 and Executive Vice President, Office of the President, of State Savings Bank, the primary savings association subsidiary of State Savings Company, from 1997 to 1998. Mr. Kambeitz also served as Controller of Calibre Corporation, Columbus, Ohio, a fast food franchisee, from 1983 to 1985, and as an accountant with Worthington Industries, Inc., Columbus, Ohio, a diversified metal processing company, from 1981 to 1983. Mr. Kambeitz began his career in the Columbus, Ohio office of Peat, Marwick, Mitchell & Company, a predecessor to KPMG.

The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. Kambeitz has developed through more than 36 years of executive sales and financial management, team building and restructuring and SEC reporting and public accounting experience, including working in the financial services industry through the savings and loan challenges in the 1980s, allow him to provide a valuable perspective on operating a financial services institution to the Board of Directors and he should continue as a Park director.
Timothy S. McLain, age 56, has served as a director of Park since 2010 and as a member of the Board of Directors of the Century National Bank Division since 2007. Mr. McLain serves as a member of each of the Audit Committee and the Compensation Committee of Park’s Board of Directors. Mr. McLain has served as Vice President of McLain, Hill, Rugg & Associates, Inc., a firm which provides tax and accounting services, since 1991 and has been associated with that firm since 1979. Mr. McLain has been a Certified Public Accountant since 1985.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. McLain has developed through more than 33 years as a Certified Public Accountant in public practice allow him to provide tax, accounting and financial expertise to the Board of Directors and he should continue as a Park director.
DIRECTORS CONTINUING IN OFFICE
(Terms to Expire at the 2020 Annual Meeting)
C. Daniel DeLawder, age 68, has served as a director of Park since 1994 and as a member of the Board of Directors of Park National Bank since 1992. Mr. DeLawder serves as Chair of the Executive Committee and as a member of the Investment Committee of Park’s Board of Directors. Mr. DeLawder has served as Chairman of the Board of Park since January 2005, and as Chief Executive Officer of Park from January 1999 to December 2013, and as President of Park from 1994 to December 2004. Mr. DeLawder has served as Chairman of the Board of Park National Bank since January 2005 and served as Chief Executive Officer of Park National Bank from January 1999 to December 2013, as President of Park National Bank from 1993 to December 2004, and as Executive Vice President of Park National Bank from 1992 to 1993. Prior to the foregoing, Mr. DeLawder also served in executive positions with the Fairfield National Bank Division for seven years. Mr. DeLawder served as a director of the Federal Reserve Bank of Cleveland from 2007 to 2012, including as Chair of the Operations/Resources Committee from 2009 to 2012. Mr. DeLawder also served as a member of the Board of Trustees of Ohio University, Athens, Ohio, from 2000 to 2009, and for the last two of those years, as Chairman of the Board of Trustees. Mr. DeLawder also served on the Ohio University Capital Campaign Steering Committee from 2010 through 2015.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. DeLawder has developed through more than 15 years as the Chief Executive Officer of Park and more than 46 years of service with Park in some capacity, as well as his past service as a director of the Federal Reserve Bank of Cleveland and as a member of each the Board of Trustees and the Capital Campaign Steering Committee of Ohio University, allow him to provide banking and general financial expertise and comprehensive knowledge regarding Park and the markets within which Park National Bank (and its divisions) operate to the Board of Directors and he should continue as a Park director.
James R. DeRoberts, age 61, has served as a director of Park since February 2015 and as a member of the Board of Directors of Park National Bank since February 2015. Mr. DeRoberts serves as a member of each of the Investment Commitment and the Risk Committee of Park’s Board of Directors. Mr. DeRoberts has served as a partner at Gardiner Allen DeRoberts Insurance, an independent insurance agency located in

Columbus, Ohio, since 2008. In addition, he has served as a director of the Federal Home Loan Bank of Cincinnati since 2008, including as Chair of its Risk Committee from January 2016 until December 2017. Mr. DeRoberts served as the Chairman of the Board and Chief Executive Officer of The Arlington Bank, an Ohio state-chartered bank with locations in Grandview Heights and Upper Arlington, Ohio, from 1999 until The Arlington Bank was acquired in 2017. He also served as a member of the Board of The Miami University Foundation, Oxford, Ohio, from January 2011 to December 2012.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. DeRoberts has developed through more than 32 years of consulting with financial institutions on insurance and risk management practices, as well as his service as a director of the Federal Home Loan Bank of Cincinnati and with The Arlington Bank, allow him to provide insurance and risk management expertise as well as general banking and finance knowledge to the Board of Directors and he should continue as a Park director.
Alicia J. Hupp, age 57, has served as a director of Park since June 1, 2015, and as a member of the advisory board of the Security National Bank Division since March 2012. Ms. Hupp serves as a member of each of the Audit Committee and the Nominating Committee of Park’s Board of Directors. Ms. Hupp has served as President, Chief Executive Officer and Chairman of the Board of Sweet Manufacturing Company, Springfield, Ohio, a manufacturer of bulk material handling equipment, since November 2005 and served as President of Sweet Manufacturing Company from July 1996 to November 2005.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Ms. Hupp has developed through nearly 22 years in leading a manufacturing company based in the market area served by the Security National Bank Division allow her to provide a valuable customer perspective and management expertise to the Board of Directors and she should continue as a Park director.
Robert E. O’Neill, age 55, has served as a director of Park since 2013 and as a member of the Board of Directors of Park National Bank since 2004. Mr. O’Neill serves as a member of each of the Audit Committee, the Executive Committee, the Investment Committee and the Nominating Committee of Park’s Board of Directors. Mr. O’Neill has served as President and a director of Southgate Corporation, Newark, Ohio, a real estate development and management company, since 2002 and served as Vice President of Southgate Corporation from 1989 to 2002.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. O’Neill has developed through his years of service as a Park National Bank director (including his service as an Audit Committee member of that Board of Directors), together with more than 28 years of experience in developing and managing industrial, commercial and multi-family real estate in Central Ohio, allow him to provide development and management expertise to the Board of Directors in connection with the loan activities of Park National Bank (and its divisions) and he should continue as a Park director.
BENEFICIAL OWNERSHIP OF PARK COMMON SHARES
The following table furnishes information regarding the beneficial ownership of Park common shares, as of February 28, 2018 (unless otherwise noted), for each of the directors of Park (including those nominated for re-election), each of the individuals named in the Summary Compensation Table for 2017, all current directors and executive officers of Park as a group and each person known by Park to beneficially own more than 5% of Park’s outstanding common shares:

	Beneficial Ownership

Name and Address(1)	Amount and Nature(1)	Percentage(2)
Trust department of Park National Bank 50 North Third Street Newark, OH 43055(3)	1,752,070	11.5%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355(4)	1,106,900	7.2%
BlackRock Inc. 55 East 52nd Street New York, NY 10055(5)	872,069	5.7%
Donna M. Alvarado	4,565	*
C. Daniel DeLawder(6)(7)	129,072	*
James R. DeRoberts(8)	2,450	*
F. William Englefield IV(9)	5,874	*
Alicia J. Hupp	1,526	*
Stephen J. Kambeitz	2,758	*
Timothy S. McLain(10)	3,780	*
Robert E. O’Neill(11)	14,313	*
Julia A. Sloat	1,584	*
Rick R. Taylor(12)	6,059	*
David L. Trautman(6) (13)	56,363	*
Leon Zazworsky(14)	43,564	*
Brady T. Burt(6) (15)	5,168	*

All current directors and executive officers as a group (13 persons) (16)	277,078	1.8%
________________________
*Less than 1%
(1)    Unless otherwise indicated in the footnotes to this table, each beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table for such beneficial owner. All fractional common shares have been rounded to the nearest whole common share. The mailing address of each of the directors and executive officers of Park is 50 North Third Street, Post Office Box 3500, Newark, Ohio 43058-3500.
(2)    The “Percent of Class” computation is based upon 15,288,185 common shares outstanding on February 28, 2018.
(3)    The trust department of Park National Bank (and its divisions) beneficially owns 1,752,070 common shares (11.5% of the outstanding common shares), with voting power but no investment power as to 1,247,502 of these common shares, investment power but no voting power as to 30,463 of these common shares and voting and investment power as to 474,105 of these common shares. The officers and directors of Park National Bank (and its divisions) and of Park disclaim beneficial ownership of the common shares beneficially owned by the trust department of Park National Bank (and its divisions). The number shown does not include 1,253,677 common shares held of record by the trust department of Park National Bank (and its divisions) as to which the trust department has no voting or investment power.
(4)    Based on information contained in a Schedule 13G/A dated February 7, 2018, and filed by The Vanguard Group, Inc. with the SEC on February 9, 2018, to report beneficial ownership of common shares of Park as of December 31, 2017. The Vanguard Group, Inc. reported that it is deemed to be the beneficial owner of 1,106,900 common shares. The Vanguard Group, Inc. reported sole voting power as to 14,553 common shares, shared voting power as to 742 common shares, sole investment power as to 1,092,563 common shares and shared investment power as to 14,337 common shares.
Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., was reported to be the beneficial owner of 13,595 common shares (0.1% of the common shares outstanding as of February 28, 2018) as a result of VFTC serving as investment manager of collective trust accounts.
Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., was reported to be the beneficial owner of 1,700 common shares (0.0% of the common shares outstanding on February 28, 2018) as a result of VIA serving as investment manager of Australian investment offerings.
(5)    Based on information contained in a Schedule 13G/A dated January 24, 2018 and filed with the SEC on January 29, 2018, on behalf of BlackRock, Inc., to report the beneficial ownership by its subsidiaries (BlackRock Advisors, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, and BlackRock Investment Management, LLC) of common shares of Park as of December 31, 2017. The Schedule 13G/A reported that BlackRock, Inc., through its subsidiaries, had sole voting power as to 843,596 common shares and sole investment power as to 872,069 common shares.
(6)    Individual named in Summary Compensation Table for 2017. Messrs. DeLawder and Trautman are also directors of Park.
(7)    The number shown includes: (i) 22,635 common shares held for the account of Mr. DeLawder in the Park KSOP; (ii) 50,232 common shares held by the wife of Mr. DeLawder as to which she has sole voting and investment power and Mr. DeLawder disclaims beneficial ownership; and (iii) 925 common shares as to which Mr. DeLawder has voting power and the right to receive dividends but which common shares may not be sold, transferred, assigned or otherwise disposed of by Mr. DeLawder until March 31, 2022 as described in the section entitled “EXECUTIVE COMPENSATION – Equity Awards Exercised and Vested”. As of February 28, 2018, 55,280 common shares held by Mr. DeLawder and 50,148 common shares held by the wife of Mr. DeLawder had been pledged as security to a financial institution, which is not affiliated with Park, in connection with a personal loan.
(8)    The number shown includes 400 common shares held in an individual retirement account with the trust department of Park National Bank as to which common shares the trust department of Park National Bank has voting power and Mr. DeRoberts has investment power. The number shown also includes 900 common shares held in a managing agency account with the trust department of Park National Bank by Chartwell Family Group, Inc. (“Chartwell”), an Ohio corporation as to which the wife of Mr. DeRoberts is the sole owner. In his capacity as president of Chartwell, Mr. DeRoberts shares voting and investment power with his wife with respect to the 900 common shares held in the managing agency account.

(9)    The number shown includes: (i) 4,011 common shares held in a managing agency account with the trust department of Park National Bank as to which common shares the trust department of Park National Bank has voting power and Mr. Englefield has investment power; (ii) 273 common shares held by Mr. Englefield in an individual retirement account with a brokerage firm; and (iii) 1,590 common shares held in a cash management account by a brokerage firm as custodian for Mr. Englefield.
(10)    The number shown includes 3,780 common shares held jointly by Mr. McLain and his wife as to which he shares voting and investment power.
(11)    The number shown includes: (i) 500 common shares held by the wife of Mr. O’Neill in a managing agency account with the trust department of Park National Bank as to which she has sole voting and investment power and Mr. O’Neill disclaims beneficial ownership; and (ii) an aggregate of 2,000 common shares held by two trusts established for the benefit of Mr. O’Neill’s two children as to which Mr. O’Neill disclaims beneficial ownership. The number shown does not include an aggregate of 902 common shares held in two educational trust accounts established by Mr. Robert E. O’Neill’s father (John J. O’Neill) for the benefit of his grandchildren for which Park National Bank’s trust department serves as trustee and as to which common shares the trust department has voting power and investment power but would request input from Mr. Robert E. O’Neill prior to making investment decisions with respect to these common shares.
(12)    The number shown includes 5,659 common shares held in a charitable remainder unitrust as to which Mr. Taylor serves as trustee and has sole voting and investment power over the 5,659 common shares held in the charitable remainder unitrust.
(13)    The number shown includes: (i) 13,175 common shares held for the account of Mr. Trautman in the Park KSOP; (ii) 13,230 common shares held by the wife of Mr. Trautman as to which she has sole voting and investment power and Mr. Trautman disclaims beneficial ownership; (iii) 822 common shares held in a rollover plan as to which the wife of Mr. Trautman has sole voting and investment power and Mr. Trautman disclaims beneficial ownership; (iv) 346 common shares held in an inherited IRA for the benefit of the wife of Mr. Trautman as to which she has sole voting and investment power and Mr. Trautman disclaims beneficial ownership; and (v) 925 common shares as to which Mr. Trautman has voting power and the right to receive dividends but which common shares may not be sold, transferred, assigned or otherwise disposed of by Mr. Trautman until March 31, 2022 as described in the section entitled “EXECUTIVE COMPENSATION – Equity Awards Exercised and Vested”. As of February 28, 2018, 27,865 common shares held by Mr. Trautman and 13,230 common shares held by the wife of Mr. Trautman had been pledged as security to a financial institution which is not affiliated with Park, in connection with a personal loan.
(14)    The number shown includes 100 common shares held by the wife of Mr. Zazworsky in a brokerage account as to which she has sole voting and investment power and Mr. Zazworsky disclaims beneficial ownership. The number shown does not include 200 common shares held by an investment club of which Mr. Zazworsky is a member. Mr. Zazworsky disclaims beneficial ownership of these 200 common shares because the voting and investment power with respect to these common shares is subject to collective action by the members of the investment club.
(15)    The number shown includes: (i) 4,821 common shares held for the account of Mr. Burt in the Park KSOP; and (ii) 347 common shares as to which Mr. Burt has voting power and the right to receive dividends but which common shares may not be sold, transferred, assigned or otherwise disposed of by Mr. Burt until March 31, 2022 as described in the section entitled “EXECUTIVE COMPENSATION – Equity Awards Exercised and Vested”.

(16)    See Notes (7) through (15) above.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires that Park’s directors and officers, and any persons beneficially holding more than 10 percent of Park’s outstanding common shares, file statements with the Securities and Exchange Commission (the “SEC”) reporting their initial beneficial ownership of common shares and any subsequent changes in their beneficial ownership. Park is required to disclose in this proxy statement any late statements, if any statements are not filed within the time periods mandated by the SEC. Based solely upon Park’s review of (i) Section 16(a) statements filed on behalf of these persons for their transactions during Park’s 2017 fiscal year and (ii) written representations received from these persons that no other Section 16(a) statements were required to be filed by them for transactions during Park’s 2017 fiscal year, Park believes that all Section 16(a) filing requirements applicable to Park’s officers and directors, and persons holding more than 10 percent of Park’s outstanding common shares, were complied with.
CORPORATE GOVERNANCE
Code of Business Conduct and Ethics
In accordance with the applicable sections of the NYSE American Company Guide (the “NYSE American Rules”) and applicable SEC rules, the Park Board of Directors has adopted the Code of Business Conduct and Ethics which applies to the directors, officers and employees of Park and our subsidiaries. The Code of Business Conduct and Ethics is intended to set forth Park’s expectations for the conduct of ethical business practices by the officers, directors, employees and agents of Park and our subsidiaries, to promote advance disclosure and review of potential conflicts of interest and similar matters, to protect and encourage the reporting of questionable behavior, to foster an atmosphere of self-awareness and prudent conduct and to discipline appropriately those who engage in improper conduct. The Code of Business Conduct and Ethics is posted on the “Governance Documents” section of the “Investor Relations” page of Park’s Internet web site at www.parknationalcorp.com.
Park Improvement Line/Online Reporting
Park has implemented a “whistleblower” hotline called the “Park Improvement Line.” The Park Improvement Line number is (800) 418-6423, Ext. PRK (775). Calls that relate to accounting, internal accounting controls or auditing matters or that relate to possible wrongdoing by employees of Park or one of our subsidiaries can be made anonymously through this hotline. An additional method of reporting anonymously is online via www.securityvoice.com/reports. The calls and e-mails are received by an independent third-party service and the information received is forwarded directly to the Chair of the Audit Committee and the head of Park’s Internal Audit Department.
Corporate Governance Guidelines
Upon the recommendation of the Nominating Committee, the Board of Directors has adopted Corporate Governance Guidelines to promote the effective functioning of the Board of Directors and its committees and to reflect Park’s commitment to high standards of corporate governance. The Corporate Governance Guidelines are included as Exhibit A to the charter of the Nominating Committee, which is posted on the “Governance Documents” section of the “Investor Relations” page of Park’s web site at www.parknationalcorp.com.

Independence of Directors
Applicable NYSE American Rules require that a majority of the members of Park’s Board of Directors be independent directors. The definition of independence for purposes of the NYSE American Rules includes a series of objective tests, which Park has used in determining whether the members of the Park Board of Directors are independent. In addition, a member of Park’s Audit Committee will not be considered to be independent under the applicable NYSE American Rules if he or she (i) does not satisfy the independence standards in Rule 10A-3 under the Exchange Act or (ii) has participated in the preparation of the financial statements of Park or any of our current subsidiaries at any time during the past three years.
In making determinations as to the independence of the current directors of Park, consistent with the definition of an “independent director” in the applicable NYSE American Rules, the Board of Directors reviewed, considered and discussed:

•
the relevant facts and circumstances of the relationships, whether direct or indirect and whether employment, commercial, industrial, banking, consulting, legal, accounting, charitable, familial or otherwise, between Park and/or any of our subsidiaries (including their divisions) and each current director of Park (and the immediate family members of each current director) since January 1, 2015;

•
the compensation and other payments (including payments made in the ordinary course of providing business services) each current director of Park (and the immediate family members of each current director):

•	has, directly or indirectly, received from or made to Park and/or any of our subsidiaries (including their divisions) since January 1, 2015; and

•	presently expects to receive, directly or indirectly, from or make to Park and/or any of our subsidiaries (including their divisions);

•
the relationship, if any, between each current director of Park (and the immediate family members of each current director) and each independent registered public accounting firm which has served as the outside auditor for Park and/or any of our subsidiaries (including their divisions) since January 1, 2015;

•
whether any current director of Park (or any of the immediate family members of any current director) is or was employed as an executive officer of another entity where, at any time since January 1, 2015, any of Park’s executive officers served or presently serves on the compensation committee of such other entity; and

•	whether any current director of Park has participated or participated in the preparation of the financial statements of Park or any of our current subsidiaries at any time since January 1, 2015.
Based upon that review, consideration and discussion and the unanimous recommendation of the Nominating Committee, the full Board of Directors has determined that at least a majority of the current directors of Park qualify as independent directors. The Board of Directors has determined that each of Donna M. Alvarado, James R. DeRoberts, F. William Englefield IV, Alicia J. Hupp, Stephen J. Kambeitz, Timothy S. McLain, Robert E. O’Neill, Julia A. Sloat, Rick R. Taylor and Leon Zazworsky qualifies as an independent director because each such individual has or had no financial or personal ties, either directly or indirectly, with Park or our subsidiaries other than:

•
compensation received and expected to be received in the individual’s capacity as a director of Park and a director of Park National Bank (or a member of the advisory board of one of the divisions of Park National Bank);

•
non-preferential payments made or received in the ordinary course of providing business services (in the nature of payments of interest or proceeds relating to banking services or loans by one or more of Park National Bank and its divisions);

•	ownership of common shares of Park;

•
in the case of James R. DeRoberts, Stephen J. Kambeitz, Robert E. O’Neill, Rick R. Taylor, and Leon Zazworsky, ownership of 7% Subordinated Notes due April 20, 2022 issued by Park to them, to their immediate family members or to entities related to them or to their immediate family members and held by them or their immediate family members or entities related to them or to their immediate family members, which 7% Subordinated Notes due April 20, 2022 were repaid in full on April 24, 2017;

•
in the case of each of Timothy S. McLain, Robert E. O’Neill, Julia A. Sloat, and Leon Zazworsky, the fact that he or she serves or served on the Board of Trustees/Directors of, or on a committee of, a non-profit organization to which Park National Bank or the Park National Corporation Foundation made nominal donations not exceeding $25,000 in each of Park’s past three fiscal years, with the applicable Park director receiving no direct or indirect benefit in any capacity from the donations made;

•
in the case of James R. DeRoberts, compensation received by the insurance agency (as to which he is a partner) for insurance and risk management consulting services provided to Park and our subsidiaries in an amount not exceeding $200,000 in each of Park’s past three fiscal years, and the fact that such insurance agency continues to provide such insurance and risk management consulting services;

•
in the case of Alicia J. Hupp, the fact that she serves as a member of the Board of Directors of Wittenberg University and the Security National Bank Division (i) has made payments in respect of a $100,000, five-year commitment to Wittenberg University and (ii) has made nominal payments in support of Wittenberg University events from time to time, in each case with Ms. Hupp receiving no direct or indirect benefit in any capacity from the payments made by the Security National Bank Division;

•
in the case of Alicia J. Hupp, the fact that she serves as a member of the Board of Directors of the Greater Springfield Chamber of Commerce and the Security National Bank Division has made payments totaling less than $20,000 in each of Park’s past three fiscal years in respect of membership in and participation in events sponsored by the Greater Springfield Chamber of Commerce with Ms. Hupp receiving no direct or indirect benefit in any capacity from the payments made by the Security National Bank Division;

•
in the case of Timothy S. McLain, compensation received by Mr. McLain’s brother (James L. McLain, II) in the capacity of James L. McLain, II as a member of the advisory board of Fairfield National Bank, a division of Park National Bank;

•
in the case of Timothy S. McLain, the fact that the firm of Timothy S. McLain and James L. McLain, II has provided miscellaneous tax services to fiduciary customers of Park National Bank and the divisions of Park National Bank in an amount not exceeding $50,000 in each of Park’s past three fiscal years, and continues to do so and that such services are not provided directly or indirectly to or for the benefit of Park, Park National Bank or any division of Park National Bank;

•
in the case of Robert E. O’Neill, the fact that he serves on the Board of Trustees of the Newark Campus Development Fund and the Park National Corporation Foundation made donations in an amount not exceeding $150,000 in each of Park’s past three fiscal years, with Mr. O’Neill receiving no direct or indirect benefit in any capacity from the donations made by the Park National Corporation Foundation; and

•
in the case of Julia A. Sloat, the fact that she serves on the Board of Directors of each of Columbus 2020 and the Ohio Chamber of Commerce and Park National Bank made nominal payments totaling less than $10,000 in each of Park’s past three fiscal years in respect of membership in and participation in events sponsored by these organizations, in each case with Ms. Sloat receiving no direct or indirect benefit in any capacity from the payments made by Park National Bank.

David L. Trautman and C. Daniel DeLawder do not qualify as independent directors because they currently serve as executive officers of Park and Park National Bank.
Risk Management Oversight
The role of the Board of Directors is to provide oversight to ensure an effective enterprise risk management program is in place, including an appropriate enterprise risk management framework and related governance structure. Certain committees of Park’s Board of Directors administer various aspects of the Board of Directors’ risk oversight function. The Risk Committee assists the Board of Directors in overseeing Park’s enterprise-wide risks, including credit risk, market risk, liquidity risk (together with the Investment Committee), operational risk, IT/IS risk, legal risk (together with the Audit Committee), compliance risk (together with the Audit Committee), strategic risk and reputational risk. The Risk Committee’s role and its interaction with the full Board of Directors and other Board committees regarding the Risk Committee’s risk oversight responsibilities are more fully described under the heading “STRUCTURE AND MEETINGS OF BOARD OF DIRECTORS – Committees of the Board – Risk Committee.” The Investment Committee assists the Board of Directors in monitoring management’s implementation and enforcement of Park’s Investment Policy, Borrowing Policy, Asset/Liability Management Policy, Liquidity Management Policy and Liquidity Contingency Funding Plan, and Derivatives and Hedging Policy, focusing on interest rate risk, credit risk, portfolio risk, liquidity risk (together with the Risk Committee) and counterparty credit risk. The Investment Committee’s role and its interaction with the full Board of Directors regarding the Investment Committee’s oversight responsibilities are more fully described under the heading “STRUCTURE AND MEETINGS OF BOARD OF DIRECTORS ‒ Committees of the Board – Investment Committee.” The Compensation Committee evaluates with Park’s Chief Risk Officer all risks posed by Park’s compensation policies and practices and makes all reasonable efforts required to limit any unnecessary risks Park’s compensation programs pose to Park and ensure that the programs do not encourage executive officers and/or other employees to take unnecessary and excessive risks that threaten the value of Park. The Compensation Committee’s role and its interaction with the full Board of Directors and other Board committees regarding compensation risk are more fully described under the heading “EXECUTIVE COMPENSATION – Compensation Committee Report.” The Audit Committee discusses Park’s systems to monitor and manage business risk with management and Park’s Internal Audit Department. The Audit Committee assists the Board of Directors in overseeing audit risk, financial reporting risk, compliance risk (together with the Risk Committee) and legal risk (together with the Risk Committee). The Audit Committee’s role and its interaction with the full Board of Directors regarding the Audit Committee’s risk oversight responsibilities are more fully described under the heading “STRUCTURE AND MEETINGS OF BOARD OF DIRECTORS – Committees of the Board – Audit Committee.”
Nominating Procedures
The Nominating Committee recommended the nominees identified in “ELECTION OF DIRECTORS (Proposal 1)” for election as directors of Park at the Annual Meeting. As detailed in the Nominating Committee’s charter, the Nominating Committee has the responsibility to identify and recommend to the full Board of Directors individuals qualified to become directors of Park.
Director Qualifications
It is the sense of the full Board of Directors that each member should be an active leader in the member’s business or profession and in the member’s community. As a result, Park directors who experience a material change in their principal occupation, position, location or responsibility held when they were elected to the Board of Directors are to promptly advise Park’s Chairman of the Board and the Chair of the Nominating Committee. The Nominating Committee will meet to review the continued appropriateness of such director’s service on the Board of Directors under the new circumstances and make a recommendation to the Board of Directors at the next regularly scheduled meeting of the full Board of Directors. Generally, a director is to no longer continue in service after age 82; however, individuals serving on the Board of Directors as of December 31, 2011 are grandfathered and not subject to this limitation. In addition, each director must be a shareholder of Park.
A director is expected to submit his or her resignation if a loan from Park National Bank or one of its divisions to the director or an entity controlled by the director is classified “doubtful” or “loss” under applicable regulatory standards. In addition, a director is expected to submit his or her request for a temporary leave of absence as a director if a loan from Park National Bank or one of its divisions to the director or an entity controlled by the director is classified “substandard” under applicable regulatory standards, with termination of the leave of absence to occur if and when the subject loan has been upgraded to a “pass” status under applicable regulatory standards.
Criteria Considered by Nominating Committee
Park believes that Board membership should reflect the diversity of the markets served by the Park organization. The Nominating Committee takes into account many factors when considering candidates for the Board of Directors to ensure that the Board is comprised of directors with a variety of experiences and backgrounds, each of whom has high-level managerial experience and represents the interests of Park’s shareholders as a whole rather than those of special interest groups. The Nominating Committee utilizes its pool of existing directors of Park National Bank (and its divisions) as well as the significant network of business contacts of Park’s existing directors and executive officers as the primary source from which director candidates are identified. When evaluating individual director candidates, the Nominating Committee may consider those factors it deems appropriate, including:

•	whether the candidate has exhibited behavior indicating a commitment to the highest ethical standards;

•
whether the candidate has special skills, expertise and background that would complement the attributes of the incumbent Park directors, taking into consideration the diverse communities and geographies in which Park and our subsidiaries operate;

•
whether the candidate has achieved prominence in his or her business, governmental or professional activities, and has built a reputation that demonstrates the ability to make the kind of important and sensitive judgments that members of the Park Board of Directors are called upon to make;

•	whether the candidate possesses a willingness to challenge management while working constructively as a part of a team in an environment of collegiality and trust; and

•
whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director. Directors are to advise the Chairman of the Board and the Chair of the Nominating Committee in advance of accepting an invitation to serve on another public company board.

The Nominating Committee from time to time will identify other selection criteria for Board membership taking into account the current Board composition and striving to ensure that appropriate knowledge, skills and experience are represented.
Depending on the current needs of Park’s Board of Directors, certain factors may be weighed more or less heavily by the Nominating Committee. Diversity is considered by the Nominating Committee when evaluating potential nominees because the Board of Directors believes that Board membership should reflect not only the diversity of the markets served by Park and our subsidiaries, but also diversity in the Board’s overall experience in business, government, education, technology and other areas relevant to the operations of Park and our subsidiaries and diversity in the Board’s composition in terms of age, skills and other factors relevant to the business of Park and our subsidiaries.
In considering candidates for the Board of Directors, the Nominating Committee evaluates the entirety of each candidate’s credentials. Other than the requirement that a candidate be a Park shareholder, there are no specific minimum qualifications that must be met by a Nominating Committee-recommended nominee. However, the Nominating Committee does believe that all members of the Board of Directors should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflict of interest that would interfere with performance as a director.
The Nominating Committee will consider candidates for the Board of Directors from any reasonable source, including shareholder recommendations. The Nominating Committee does not evaluate candidates differently based on who has made the recommendation. The Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No consultants or search firms were used by the Nominating Committee during the 2017 fiscal year or during the 2018 fiscal year through the date of this proxy statement.

Nominating Guidelines for Shareholders
Shareholders may recommend director candidates for consideration by the Nominating Committee by writing to Brady T. Burt, Park’s Chief Financial Officer, Secretary and Treasurer, at our executive offices located at 51 North Third Street, Post Office Box 3500, Newark, Ohio 43058-3500. The recommendation must give the candidate’s name, age, business address or residence address, principal occupation or employment for the past five years, other public company boards on which the candidate serves, whether the candidate would qualify as an “independent director” under the applicable NYSE American Rules, the number of Park common shares beneficially owned by the candidate, a statement of the candidate’s qualifications to serve on the Board of Directors, and the written consent of the candidate to serve as a Park director, if elected. The Nominating Committee may require additional information to determine the qualifications of the candidate recommended. The person making the recommendation must also include such person’s name and address as well as the number of Park common shares owned by such person.
Any shareholder who wishes to nominate an individual for election as a director at an annual meeting of the shareholders of Park must comply with the provisions of Park’s Regulations related to shareholder nominations. Shareholder nominations must be made in writing and delivered or mailed to Park’s President not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors. However, if less than 21 days’ notice of the meeting is given to the shareholders, the nomination must be mailed or delivered to Park’s President not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed to the shareholders. Nominations for the 2018 Annual Meeting must be received by David L. Trautman, Park’s President and Chief Executive Officer, by April 9, 2018. Each shareholder nomination must contain the following information to the extent known by the nominating shareholder:

•	the name and address of each proposed nominee;

•	the principal occupation of each proposed nominee;

•	the total number of Park common shares that will be voted for each proposed nominee;

•	the name and residence address of the nominating shareholder; and

•	the number of Park common shares beneficially owned by the nominating shareholder.
Nominations which do not comply with the above requirements and Park’s Regulations will be disregarded.
Communications with the Board of Directors
Although Park has not to date developed formal processes by which shareholders may communicate directly with directors, Park believes that the informal process, in which any communication sent to the Board of Directors, in care of the Audit Committee of the Board of Directors (the “Audit Committee”), or to Park’s Chairman of the Board or Park’s President and Chief Executive Officer, is forwarded to all members of the Board of Directors or specified individual directors, if applicable, has served the needs of the Board of Directors and Park’s shareholders. There is no screening process in respect of shareholder communications. All shareholder communications received by the Audit Committee, Park’s Chairman of the Board or Park’s President and Chief Executive Officer for the attention of the Board of Directors or specified individual directors are forwarded to the appropriate members of the Board.

Park’s Board of Directors, or one of the Board committees, may consider the development of more specific procedures related to shareholder communications with the Board. Until other procedures are developed and posted on the “Governance Documents” section of the “Investor Relations” page of Park’s web site at www.parknationalcorp.com, any communication to the Board of Directors or to individual directors may be sent to the Board or one or more individual directors, in care of the Audit Committee, or in care of Park’s Chairman of the Board or Park’s President and Chief Executive Officer, at our executive offices located at 50 North Third Street, Post Office Box 3500, Newark, Ohio 43058-3500. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication,” as appropriate. All shareholder communications must identify the author as a shareholder of Park and clearly state whether the correspondence is directed to all members of the Board of Directors or to certain specified individual directors. All shareholder communications will be copied and circulated to the appropriate director or directors without any screening. Correspondence marked “personal and confidential” will be delivered to the intended recipient(s) without opening.
Transactions with Related Persons
Policies and Procedures with Respect to Related Person Transactions
Park National Bank and/or one or more of the divisions of Park National Bank have made, and expect to make in the future, extensions of credit in the ordinary course of business to certain directors and officers of Park. These loans are made on substantially the same terms, including the interest rates charged, collateral required and repayment terms, as those prevailing at the same time for comparable loans with persons not affiliated with Park or one of our subsidiaries. Such loans do not involve more than a normal risk of collectibility or present unfavorable features.
On an annual basis, each director and each executive officer of Park must complete a Directors’ and Officers’ Questionnaire which requires disclosure of any transaction, arrangement or relationship with Park and/or any of our subsidiaries since the beginning of the last fiscal year in which the director or executive officer, or any member of his or her immediate family, has or had a direct or indirect interest. In addition, officers of Park and our subsidiaries must provide personal financial information annually. Park’s Compliance Department also reviews information quarterly for any outstanding loans with Park National Bank and/or one of its divisions in which the director or executive officer has a direct or indirect material interest. As a part of its review process, Park’s Compliance Department compares information on a quarterly basis to track originations of any new loans for a director or an executive officer and reconciles all then current account information to ensure the data has been gathered and recorded accurately.
The Audit Committee of Park’s Board of Directors is responsible, under the terms of the Audit Committee’s charter, for reviewing and overseeing procedures designed to identify related person transactions that are material to Park’s consolidated financial statements or otherwise require disclosure under applicable NYSE American Rules or applicable rules adopted by the SEC, including those transactions required to be disclosed under Item 404 of SEC Regulation S-K, or the rules of any other appropriate regulatory agency or body. All such transactions must be approved by the Audit Committee. Further, under the terms of Park’s Code of Business Conduct and Ethics, the Audit Committee is responsible for reviewing and overseeing all actions and transactions which involve the personal interest of a director, an executive officer or an employee of Park or one of our subsidiaries (including their divisions), and has the right to determine in advance whether any such action or transaction represents a potential conflict of interest. In addition, under the terms of Park’s Commercial Loan Policy, all loans made to directors of Park or one of our subsidiaries in excess of $500,000 must be approved by the full Board of Directors of Park or of Park National Bank. To the extent any transaction represents an ongoing business relationship with Park or any of our subsidiaries, such transaction must be reviewed annually and be on terms no more favorable than those which would be usual and customary in similar transactions between unrelated persons dealing at arms’ length.
Transactions Involving Subordinated Notes
On April 20, 2012, Park entered into a Subordinated Note Purchase Agreement with 56 “accredited investor” purchasers who purchased an aggregate principal amount of $30,000,000 of Park’s 7% Subordinated Notes due April 20, 2022 (each, a “2012 Note”). Each 2012 Note was purchased at a purchase price of 100% of the principal amount thereof and interest on the 2012 Notes was payable quarterly, at a fixed rate of 7% per annum. The 2012 Notes were repaid by Park in full on April 24, 2017.
The initial sale as well as the subsequent repayment of the 2012 Notes were reviewed in accordance with the policies described above under the heading “Policies and Procedures with Respect to Related Person Transactions.”
2012 Notes were purchased by C. Daniel DeLawder and his spouse, the father of James R. DeRoberts, Stephen J. Kambeitz, Robert E. O’Neill (through a related limited liability company), Rick R. Taylor, Mr. Taylor’s brother Jon S. Taylor (through a limited liability company of which Jon S. Taylor was the sole member) and Leon Zazworsky. The following table sets forth certain information regarding the 2012 Notes issued to current Park directors, and their respective family members and trusts and other entities related to these individuals and their respective family members, which 2012 Notes were repaid in full by Park on April 24, 2017.

Name	Aggregate Principal Amount of 2012 Notes Purchased	Aggregate Principal Amount Repaid on April 24, 2017	Interest Received during 2017 Fiscal Year
C. Daniel DeLawder and his spouse	$500,000	$500,000	$11,083.33
Richard A. DeRoberts, the father of James R. DeRoberts	$250,000	$250,000	$5,541.67
Stephen J. Kambeitz	$250,000	$250,000	$5,541.67
Robert E. O’Neill (through a related limited liability company) (1)	$400,000	$400,000	$8,866.67
Rick R. Taylor	$200,000	$200,000	$4,433.33
The Taylor Family Foundation (2)	$300,000	$300,000	$6,650.00
Leon Zazworsky	$1,000,000	$1,000,000	$22,166.67
________________________
(1)    O’Neill Investments, LLC, a limited liability company as to which Robert E. O’Neill and his brother Henry E. O’Neill are co-managing members, purchased a 2012 Note in the principal amount of $400,000.
(2)    Hejon Properties Ltd. (also known as HEJON, LLC), a limited liability company of which Jon S. Taylor, the brother of Rick R. Taylor, was the sole member, purchased a 2012 Note in the principal amount of $300,000. Following the dissolution of Hejon Properties Ltd. on July 22, 2013 and the subsequent death of Jon S. Taylor on July 23, 2013, the 2012 Note was transferred to The Taylor Family Foundation, an organization described in Section 501(c)(3) of the Internal Revenue Code and operated for the benefit and support of The Ashland County Community Foundation. Rick R. Taylor is the President of The Taylor Family Foundation and serves as one of the five members of the Board of Directors of the Foundation.
Banking Transactions
During Park’s 2017 fiscal year, certain of the current directors and executive officers of Park as well as members of their respective immediate families and firms, corporations or other entities with which they are affiliated, were customers of and had banking transactions (including loans and loan commitments) with Park National Bank and/or one or more of the divisions of Park National Bank in the ordinary course of their respective businesses and in compliance with applicable federal and state laws and regulations. It is expected that similar banking transactions will be entered into in the future. Loans to these persons have been made on substantially the same terms, including the interest rate charged and collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with Park or one of our subsidiaries. These loans have been, and are presently, subject to no more than a normal risk of uncollectibility and present no other unfavorable features. At the close of business on December 31, 2017, the aggregate principal balance of loans to the 12 individuals currently serving as directors of Park and the current executive officers of Park, together with their respective associates, as a group was approximately $31.1 million. As of the date of this proxy statement, each of the loans described in this paragraph was performing in accordance with its original terms. Each of the loans described in this paragraph was subject to our written policies, procedures and standard underwriting criteria applicable to loans generally as well as made in accordance with the requirements of Regulation O promulgated by the Federal Reserve Board governing prior approval of the loan by the Board of Directors of Park National Bank (or the division of Park National Bank) making the loan.
Other Transactions
James R. DeRoberts, a director of Park, is a partner at Gardiner Allen DeRoberts Insurance, an independent insurance agency. During Park’s 2017 fiscal year, Gardiner Allen DeRoberts Insurance provided insurance and risk management consulting services to Park and our subsidiaries and received less than $200,000 for such services. The continuing relationship between Gardiner Allen DeRoberts Insurance and Park and our subsidiaries has been reviewed in accordance with the policies described above under the heading “Policies and Procedures with Respect to Related Person Transactions.”
STRUCTURE AND MEETINGS OF BOARD OF DIRECTORS
Meetings of the Board of Directors and Attendance at Annual Meetings of Shareholders
The Board of Directors held five meetings during the 2017 fiscal year. Each incumbent director of Park attended at least 85% of the aggregate of the total number of meetings held by the full Board of Directors and the total number of meetings held by the Board committees on which he or she served, in each case during the period of his or her service. In accordance with applicable NYSE American Rules and Park’s Corporate Governance Guidelines, the independent directors meet in executive session (without the presence of management and non-independent directors) on a regular basis but not less than twice each year. Such meetings have historically been held immediately following each regular meeting of the full Board of Directors.

Park encourages all incumbent directors and director nominees to attend each annual meeting of shareholders. All of the twelve then incumbent directors attended Park’s last annual meeting of shareholders held on April 24, 2017.
Board Leadership
During the 2017 fiscal year, C. Daniel DeLawder served as Park’s Chairman of the Board (as well as a full-time executive employee of Park National Bank) and David L. Trautman served as Park’s Chief Executive Officer and President (sometimes referred to as the “Chief Executive Officer”). On January 23, 2012, the Nominating Committee recommended, and the Board of Directors appointed, Leon Zazworsky as the Lead Director for Park, a position which Mr. Zazworsky continues to hold. Park’s management and Board of Directors believe that the Lead Director position augments Park’s strong history of shareholder-focused leadership. The Board of Directors retains the authority to modify this structure to best address Park’s unique circumstances as and when the Board deems appropriate.
The Board of Directors believes that its current leadership structure is efficient and effective for Park for the following reasons:

•
The Chief Executive Officer’s day-to-day management and operation of Park and execution of Park’s strategy provides the Chief Executive Officer with a comprehensive understanding of Park’s performance and strategic priorities, which is crucial for participating in discussions with the Board of Directors and executing strategy.

•
The Chief Executive Officer, working closely with the Chairman of the Board, supplemented by the Lead Director position, promotes strategy development and execution and facilitates the flow of information between management and the Board of Directors, which are essential to effective corporate governance.

•
Taken together, the Lead Director position, and the Chief Executive Officer and the Chairman of the Board positions foster clear accountability, effective decision-making and alignment on corporate strategy. The Chairman of the Board and the Lead Director confer on the calendar and agendas for the meetings of the Board of Directors and the Lead Director chairs the executive session of each Board meeting, reporting the results of those executive sessions to the Chairman of the Board. The Lead Director also has the authority to call meetings of the independent directors.

•
Leon Zazworsky, in his capacity as the Lead Director, serves as liaison between the Chief Executive Officer, the Chairman of the Board and the independent directors. As discussed in his biographical information, Mr. Zazworsky has decades of experience not only with the Park organization, but also as the owner/operator of several successful private businesses. Park’s management and Board of Directors believe he has executed and will continue to execute his Lead Director duties with the same care and concern he has brought to the Board of Directors of Park National Bank (Park’s lead subsidiary) since 1991 and to the Park Board of Directors since 2003.

The role of the Board of Directors and its committees in the oversight of risk affirms the current Board leadership structure. That is, the current leadership structure supports measured risks, yet monitors and controls them to the benefit of all shareholders.

Committees of the Board
During the 2017 fiscal year, the Board of Directors had six standing committees which held regularly scheduled meetings – the Audit Committee, the Compensation Committee, the Executive Committee, the Investment Committee, the Nominating and Governance Committee and the Risk Committee.
Audit Committee
The Board of Directors has an Audit Committee which was established in accordance with Section 3(a)(58)(A) of the Exchange Act and is currently comprised of Stephen J. Kambeitz (Chair), Donna M. Alvarado, Alicia J. Hupp, Timothy S. McLain and Robert E. O’Neill, each of whom also served as a member of the Audit Committee during the entire 2017 fiscal year. Upon the recommendation of the Nominating Committee, the Board of Directors has determined that each current member of the Audit Committee qualifies as an independent director under the applicable NYSE American Rules and under SEC Rule 10A-3.
Upon the recommendation of the Nominating Committee, the Board of Directors has also determined that each of Mr. Kambeitz and Mr. McLain qualifies as an “audit committee financial expert” for purposes of Item 407(d)(5) of SEC Regulation S-K, by virtue of their respective experience which is described under the caption “ELECTION OF DIRECTORS (Proposal 1) – Continuing Directors.” In addition to the qualification of each of Mr. Kambeitz and Mr. McLain as an “audit committee financial expert,” Park’s Board of Directors strongly believes that each of the current members of the Audit Committee is highly qualified to discharge the member’s duties on behalf of Park and our subsidiaries and satisfies the financial literacy requirement of the NYSE American Rules. Park’s Board of Directors also believes that each of the current members of the Audit Committee satisfies the financial sophistication requirement of the NYSE American Rules.
The Audit Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors (the “Audit Committee Charter”). A copy of the Audit Committee Charter is posted on the “Governance Documents” section of the “Investor Relations” page of Park’s web site at www.parknationalcorp.com. At least annually, the Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter and recommends changes to the full Board of Directors as necessary.
The Audit Committee is responsible, among other things, for:

•	overseeing the accounting and financial reporting processes of Park and our subsidiaries;

•
overseeing the audits of the consolidated financial statements of Park and reviewing the annual and interim consolidated financial statements of Park (and related disclosures) with Park’s independent registered public accounting firm and Park’s management;

•
appointing, compensating and overseeing the work and the independence of the independent registered public accounting firm engaged by Park for the purpose of preparing or issuing an audit report or performing related work for Park or any of our subsidiaries;

•
reviewing and evaluating the experience and qualifications of the lead partner and other senior members of the audit team of Park’s independent registered public accounting firm and ensuring that all partner rotations, as required by applicable laws and regulations, are executed;

•	discussing with Park’s independent registered public accounting firm the matters required to be communicated to the Audit Committee under applicable auditing standards;

•	determining hiring policies for employees or former employees of Park’s independent registered public accounting firm;

•
appointing and determining the compensation for the Chief Auditor (the Head of the Internal Audit Department), reviewing and approving the Internal Audit Department budget, determining the compensation for all of the staff auditors, reviewing and approving the Internal Audit Procedures Manual and overseeing the work of the Internal Audit Department;

•	performing an annual independent performance evaluation of Park’s Chief Auditor;

•
instituting procedures for the receipt, retention and treatment of complaints received by Park regarding accounting, internal accounting controls or auditing matters, which procedures are outlined in Park’s Code of Business Conduct and Ethics;

•
reviewing and overseeing procedures designed to identify “related person” transactions that are material to Park’s consolidated financial statements or otherwise require disclosure under any applicable laws, rules and regulations and, when appropriate, approving any such “related person” transactions, including those involving Park and/or any of our subsidiaries in which a director or executive officer of Park, or any member of his or her immediate family, has a direct or indirect interest;

•
preparing the report of the Audit Committee to be integrated into Park’s annual proxy statement as well as reviewing any other information related to the duties and responsibilities of the Audit Committee required to be disclosed under applicable laws, rules and regulations;

•
discussing with Park’s management Park’s processes regarding compliance with applicable laws, rules and regulations and with Park’s Code of Business Conduct and Ethics, with the Audit Committee having the authority to investigate and take any action it deems appropriate with respect to any alleged violation of Park’s Code of Business Conduct and Ethics by any of the officers or directors of Park or our subsidiaries;

•	reviewing all significant regulatory examination findings requiring corrective action or relating to Park’s consolidated financial statements, internal controls or accounting policies;

•	assisting the Board of Directors in the oversight of:

•	the integrity of Park’s consolidated financial statements and the effectiveness of Park’s internal control over financial reporting;

•	the performance of Park’s independent registered public accounting firm and Park’s Internal Audit Department;

•	the independent registered public accounting firm’s qualifications and independence; and

•	the legal and regulatory compliance and ethics programs established by Park’s management and the full Board of Directors, including the Code of Business Conduct and Ethics.
In addition, the Audit Committee reviews and pre-approves all audit services and permitted non-audit services provided by the independent registered public accounting firm to Park or any of our subsidiaries and ensures that the independent registered public accounting firm is not engaged to perform the specific non-audit services prohibited by law, rule or regulation. The Audit Committee will also carry out any other responsibilities delegated to the Audit Committee by the full Board of Directors.
The Audit Committee met eight times during the 2017 fiscal year. The Audit Committee’s report relating to the 2017 fiscal year begins at page 84.
Compensation Committee
The Board of Directors has a Compensation Committee which is currently comprised of F. William Englefield IV (Chair), Stephen J. Kambeitz, Timothy S. McLain and Leon Zazworsky, each of whom also served as a member of the Compensation Committee during the entire 2017 fiscal year. Upon the recommendation of the Nominating Committee, the Board of Directors has determined that each member of the Compensation Committee satisfies the independence standards for members of a compensation committee included in Section 805(c)(1) of the NYSE American Rules. In addition, each Compensation Committee member qualifies as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and each of Messrs. Englefield and McLain qualifies as a “non-employee director” for purposes of SEC Exchange Act Rule 16b-3. Messrs. Kambeitz and Zazworsky do not qualify as “non-employee directors” for purposes of SEC Exchange Act Rule 16b‑3 due to their ownership of 7% Subordinated Notes due April 20, 2022 issued by Park to them and repaid in full by Park on April 24, 2017. Any member of the Compensation Committee who does not qualify as a “non-employee director” or as an “outside director” is required to abstain from voting on all matters as to which such classification would be relevant.
The Compensation Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors (the “Compensation Committee Charter”). A copy of the Compensation Committee Charter is posted on the “Governance Documents” section of the “Investor Relations” page of Park’s Internet web site at www.parknationalcorp.com. At least annually, the Compensation Committee reviews and reassesses the adequacy of the Compensation Committee Charter and recommends changes to the full Board of Directors as necessary.
The Compensation Committee’s primary responsibilities include:

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periodically reviewing with Park’s management and approving the general compensation policy for the executive officers of Park and those other employees of Park and our subsidiaries whom the full Board of Directors directs or required by any applicable laws, rules or regulations;

•
evaluating the performance of Park’s executive officers in light of goals and objectives approved by the Compensation Committee and determining those executive officers’ compensation based on that evaluation;

•
administering Park’s incentive compensation plans, equity-based plans (in particular, the Park National Corporation 2013 Long-Term Incentive Plan or the “2013 LTIP” and the Park National Corporation 2017 Long-Term Incentive Plan for Employees or the “2017 Employees LTIP”)

and any other plans requiring Compensation Committee administration and approving awards as required to comply with applicable laws, rules and regulations;

•
reviewing the relationship between achievement of incentive compensation goals and any accounting adjustments recommended by Park’s management and meeting with representatives of the Audit Committee, as appropriate, in making any related determinations;

•
overseeing the preparation of the compensation discussion and analysis (and related disclosures) and recommending to the full Board of Directors the inclusion of such compensation discussion and analysis in the annual proxy statement of Park in accordance with applicable NYSE American Rules and applicable SEC rules;

•	approving the Compensation Committee Report to be included in the annual proxy statement of Park in accordance with applicable SEC rules;

•	recommending to the full Board of Directors the compensation for directors;

•	reviewing and making recommendations to the full Board of Directors with respect to incentive compensation plans and equity-based plans in accordance with applicable laws, rules and regulations;

•
reviewing and approving any compensation-related matters to be considered by the shareholders at the annual meeting of shareholders and recommending any actions to be taken by the full Board of Directors with respect to those proposals;

•
reviewing and making recommendations to the full Board of Directors regarding the frequency with which Park should submit to Park’s shareholders an advisory vote on the compensation of Park’s named executive officers, taking into account any prior shareholder advisory vote on such frequency;

•
reviewing the results of any shareholder advisory vote on the compensation of Park’s named executive officers and evaluating the executive compensation policies and practices of Park and our subsidiaries in light of such advisory vote;

•
annually reviewing the risks that arise from the compensation policies and practices of Park and our subsidiaries and determining whether such risks are reasonably likely to have a material adverse effect on Park;

•
reviewing the regulatory compliance of compensation programs, including overseeing Park’s policies on structuring compensation programs to preserve tax deductibility, and as and when required, establishing performance goals and certifying that performance goals have been attained;

•
reviewing and assessing the independence of the Compensation Committee’s compensation consultants, legal counsel and other advisers, in accordance with applicable NYSE American Rules and applicable SEC rules; and

•
reviewing and evaluating any conflict of interest raised by the work performed by any compensation consultant for the Compensation Committee or Park and/or our subsidiaries and recommending any actions to be taken by Park and/or our subsidiaries.

The Compensation Committee reviews Park’s organizational structure and succession plans for Park’s executive officers with the full Board of Directors as needed. The Compensation Committee will also carry out any other responsibilities delegated to the Compensation Committee by the full Board of Directors.
The Compensation Committee has the authority to retain one or more compensation consultants to assist in the evaluation of director and executive officer compensation. The Compensation Committee has sole authority to retain and terminate any such compensation consultant, including sole authority to approve each consultant’s fees and other retention terms.
In the summer of 2016, the Compensation Committee conducted an independent search as part of its governance process and selected Meridian Compensation Partners, LLC (“Meridian”) to serve as the Compensation Committee’s independent compensation advisor. During 2017, Meridian assisted in the development of an updated Midwest Regional Peer Group and conducted a market assessment to guide 2017 compensation decisions. The Compensation Committee has direct access to its compensation advisor and may engage its compensation advisor on an as needed basis for advice with respect to the amount and form of executive and director compensation. During the 2017 fiscal year, Meridian did not provide, and during the 2018 fiscal year, Meridian has not provided and will not provide, services to Park or our subsidiaries other than those provided to or at the request of the Compensation Committee. Please see the discussion under the heading “EXECUTIVE COMPENSATION – Compensation Discussion and Analysis – Process Used to Set Compensation for 2017 – Role of Outside Advisors” for a detailed explanation of the consulting services rendered by Meridian.
The Compensation Committee determined that the work performed by Meridian during the 2017 fiscal year did not raise any actual conflict of interest or compromise the independence of Meridian. Additionally, the Compensation Committee determined that Meridian qualified as independent for purposes of SEC Rule 10C‑1(b)(4) and Section 805(c) of the NYSE American Rules, after considering the six factors listed in SEC Rule 10C‑1(b)(4)(i) through (vi) and restated as Section 805(c)(4) in the NYSE American Rules.
The Compensation Committee most recently conducted its assessment of the independence of Meridian at the Compensation Committee’s meeting on December 4, 2017. The Compensation Committee has determined that since December 4, 2017, there have been no changes in circumstances through the date of this proxy statement which would require the Compensation Committee to change its determinations that: (i) the work performed and to be performed by Meridian had not raised and did not raise any conflict of interest or compromise the independence of Meridian; and (ii) Meridian qualified and continues to qualify as independent for purposes of SEC Rule 10C-1(b)(4) and Section 805(c) of the NYSE American Rules.
The Compensation Committee met five times during the 2017 fiscal year. The compensation discussion and analysis regarding executive compensation for the 2017 fiscal year begins at page 39 and the Compensation Committee Report for the 2017 fiscal year begins on page 55.
Executive Committee
The Board of Directors has an Executive Committee which is currently comprised of C. Daniel DeLawder (Chair), David L. Trautman (Vice Chair), F. William Englefield IV, Robert E. O’Neill and Leon Zazworsky, each of whom also served as a member of the Executive Committee during the entire 2017 fiscal year.

The Executive Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors (the “Executive Committee Charter”). A copy of the Executive Committee Charter is posted on the “Governance Documents” section of the “Investor Relations” page of Park’s web site at www.parknationalcorp.com. The Executive Committee periodically reviews and reassesses the adequacy of the Executive Committee Charter and recommends changes to the full Board of Directors as necessary.
The Executive Committee acts in place of, and on behalf of, the full Board of Directors in the intervals between meetings of the Board of Directors. The Executive Committee has all of the authority of the full Board of Directors, other than the authority (i) to fill vacancies on the Board of Directors or in any Board committee, (ii) to amend Park’s Regulations, (iii) that has been delegated by the full Board of Directors exclusively to one or more other Board committees, and (iv) that applicable law or Park’s governing documents do not permit to be delegated to a Board committee.
The Executive Committee met seven times during the 2017 fiscal year.
Investment Committee
The Board of Directors has an Investment Committee which is currently comprised of David L. Trautman (Chair), C. Daniel DeLawder, James R. DeRoberts, Robert E. O’Neill, Julia A. Sloat and Rick R. Taylor, each of whom also served as a member of the Investment Committee during the entire 2017 fiscal year.
The Investment Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors (the “Investment Committee Charter”). A copy of the Investment Committee Charter is posted on the “Governance Documents” section of the “Investor Relations” page of Park’s web site at www.parknationalcorp.com. At least annually, the Investment Committee reviews and reassesses the adequacy of the Investment Committee Charter and recommends changes to the full Board of Directors as necessary.
The Investment Committee assists the Board of Directors in monitoring management’s implementation and enforcement of Park’s Investment Policy, Borrowing Policy, Asset/Liability Management Policy, Liquidity Management Policy and Liquidity Contingency Funding Plan, Derivatives and Hedging Policy as well as the Investment Policy of Park Investments, Inc., an asset management subsidiary. The Investment Committee’s primary responsibilities include:

•	monitoring the management of and reviewing the status of the investment securities portfolio of Park and Park National Bank;

•	monitoring compliance with both external regulations and Park’s Investment Policy governing the investments of Park and Park National Bank and categories of investments;

•
reviewing significant risk exposures facing Park and Park National Bank, including various risks within the investment securities portfolio, and the steps management is taking to monitor, report and control such exposures;

•
monitoring and reporting on the liquidity position of Park and the liquidity management activities undertaken by Park to ensure liquidity as well as the management of the overall interest rate risk position of Park and Park National Bank;

•	monitoring and reporting on trends in the economy in general and interest rates;

•	overseeing and approving the management of counterparty credit risk; and

•	overseeing the strategy of Park Investments, Inc.
The Investment Committee met four times during the 2017 fiscal year.
Nominating Committee
The Board of Directors has a Nominating Committee which is currently comprised of Donna M. Alvarado (Chair), F. William Englefield IV, Alicia J. Hupp, Robert E. O’Neill and Leon Zazworsky, each of whom also served as a member of the Nominating Committee during the entire 2017 fiscal year. The Board of Directors has determined that each current member of the Nominating Committee qualifies as an independent director under the applicable NYSE American Rules.
The Nominating Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors (the “Nominating Committee Charter”). A copy of the Nominating Committee Charter is posted on the “Governance Documents” section of the “Investor Relations” page of Park’s Internet web site at www.parknationalcorp.com. At least annually, the Nominating Committee reviews and reassesses the adequacy of the Nominating Committee Charter and recommends changes to the full Board of Directors as necessary.
The primary purpose of the Nominating Committee is to identify qualified candidates for election, nomination or appointment to the Board of Directors and to recommend to the full Board of Directors a slate of director nominees for each annual meeting of the shareholders of Park or as vacancies occur between annual meetings of the shareholders. The Nominating Committee implements the procedure for shareholders to submit recommendations for Board candidates to the Nominating Committee for consideration, with the current procedures being outlined in an exhibit to the Nominating Committee Charter. In addition, the Nominating Committee provides oversight on matters surrounding the composition and operation of the Board of Directors, including the evaluation of Board performance and processes, and makes recommendations to the full Board of Directors with respect to determinations as to the independence of directors under applicable standards and in the areas of Board committee selection, including Board committee chairpersons and committee rotation practices. At least once a year, the Nominating Committee is to review the composition and the operations and effectiveness of the full Board of Directors including the size of the Board and the collective Board performance as well as the performance of each Board committee. At least once every two years, the Nominating Committee is to review Park’s Code of Business Conduct and Ethics and recommends changes to the full Board of Directors as necessary. At least annually, the Nominating Committee is to assess and make recommendations to the full Board of Directors concerning appropriate corporate governance policies and the Nominating Committee periodically reviews and accesses Park’s compliance with applicable corporate governance requirements. The Nominating Committee will review any proposed amendments to Park’s Articles of Incorporation or Regulations and recommend appropriate action to the full Board of Directors. The Nominating Committee will also carry out any other responsibilities delegated to the Nominating Committee by the full Board of Directors.
The Nominating Committee met five times during the 2017 fiscal year.
Risk Committee
The Board of Directors has a Risk Committee which is currently comprised of Leon Zazworsky (Chair), Donna M. Alvarado, James R. DeRoberts, Stephen J. Kambeitz, Julia A. Sloat and Rick R. Taylor, each of whom also served as a member of the Risk Committee during the entire 2017 fiscal year.

The Risk Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors (the “Risk Committee Charter”). A copy of the Risk Committee Charter is posted on the “Governance Documents” section of the “Investor Relations” page of Park’s web site at www.parknationalcorp.com. At least annually, the Risk Committee reviews and reassesses the adequacy of the Risk Committee Charter and recommends changes to the full Board of Directors as necessary.
The Risk Committee assists the Board of Directors in monitoring management’s implementation and enforcement of Park’s risk management framework. The Risk Committee’s primary duty and responsibility is to ensure that Park has in place an appropriate enterprise-wide process to identify, assess, monitor and control Park’s credit, market, liquidity, operational, IT/IS, legal, compliance, strategic and reputational risks. The Risk Committee also:

•	reviews and approves Park’s risk management framework;

•	receives and reviews reports from Park’s Chief Risk Officer regarding Park’s risk assessment and risk profile;

•	reviews and approves items related to Park’s Loan Review function, in particular with respect to the commercial loan portfolio;

•	reviews and approves Park’s activity relative to new initiatives;

•	provides oversight with respect to Park’s model risk management and third-party risk management activities;

•	reviews Park’s overall compliance risk profile; and

•	performs an annual independent performance evaluation of Park’s Chief Risk Officer.
The Risk Committee will also carry out any other responsibilities delegated to the Risk Committee by the full Board of Directors.
The Risk Committee met six times during the 2017 fiscal year.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Compensation Committee of Park’s Board of Directors is currently comprised of F. William Englefield IV (Chair), Stephen J. Kambeitz, Timothy S. McLain and Leon Zazworsky, each of whom served as a member of the Compensation Committee during the entire 2017 fiscal year. All of the current members of the Compensation Committee are independent directors for purposes of the applicable NYSE American Rules and none of them is a present or past employee or officer of Park or any of our subsidiaries. During the 2017 fiscal year, none of Park’s executive officers served on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on Park’s Board of Directors or Compensation Committee.
Each of Messrs. Englefield, Kambeitz, McLain and Zazworsky as well as firms, corporations or other entities with which they are affiliated were customers of and had banking transactions (including loans and loan commitments) with Park National Bank, in the ordinary course of their respective businesses and in compliance with applicable federal and state laws and regulations. The loans to these persons were made on substantially the same terms, including the interest rate charged and collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with Park or one of our subsidiaries. In addition, the loans to these persons have been, and are presently, subject to no more than a normal risk of uncollectibility and present no other unfavorable features.
On April 20, 2012, Stephen J. Kambeitz purchased a 2012 Note in the principal amount of $250,000 and Leon Zazworsky purchased a 2012 Note in the principal amount of $1,000,000. Each 2012 Note was purchased at a purchase price of 100% of the principal amount thereof and interest on the 2012 Notes was payable quarterly, at a fixed rate of 7% per annum. Each 2012 Note was repaid by Park in full on April 24, 2017. During the period from January 1, 2017 through April 24, 2017, Mr. Kambeitz was paid interest in the aggregate amount of $5,541.67 and Mr. Zazworsky was paid interest in the aggregate amount of $22,166.67.
EXECUTIVE OFFICERS
The following are the executive officers of Park, each of whom is elected annually and serves at the pleasure of the Board of Directors of Park. This table lists each executive officer’s age as of the date of this proxy statement as well as the positions presently held by each executive officer with Park and our principal subsidiaries and his individual business experience.

Name	Age	Positions Held with Park and Our Principal Subsidiaries and Principal Occupation
David L. Trautman	56
Chief Executive Officer since January 2014, President since January 2005, a member of the Board of Directors since January 2005 and Secretary from July 2002 to December 2013, of Park; Chief Executive Officer since January 2014, President since January 2005 and a member of the Board of Directors since 2002 of Park National Bank. Mr. Trautman also serves as Vice Chair of the Executive Committee and as Chair of the Investment Committee of Park’s Board of Directors. Prior to his current positions, Mr. Trautman served in executive positions with Park National Bank and then the First-Knox National Bank Division for nearly ten years.

C. Daniel DeLawder	68
Chairman of the Board since January 2005, a member of the Board of Directors since April 1994, Chief Executive Officer from January 1999 to December 2013, and President from 1994 to December 2004, of Park; Chairman of the Board since January 2005, a member of the Board of Directors since 1992, Chief Executive Officer from January 1999 to December 2013, President from 1993 to December 2004 and Executive Vice President from 1992 to 1993, of Park National Bank. Mr. DeLawder also serves as the Chair of the Executive Committee and as a member of the Investment Committee of Park’s Board of Directors. Prior to the foregoing, Mr. DeLawder also served in executive positions with the Fairfield National Bank Division for seven years. Mr. DeLawder served as a director of the Federal Reserve Bank of Cleveland from 2007 to 2012, including as Chair of the Operations/Resources Committee from 2009 to 2012. He also served as a member of the Board of Trustees of Ohio University, Athens, Ohio, from 2000 to 2009 (for the last two years, also serving as Chairman of the Board of Trustees). Mr. DeLawder also served on the Ohio University Capital Campaign Steering Committee from 2010 through 2015.

Name	Age	Positions Held with Park and Our Principal Subsidiaries and Principal Occupation
Brady T. Burt	45
Secretary since January 2014, Treasurer since April 2013, Chief Financial Officer since December 2012 and Chief Accounting Officer from April 2007 to December 2012, of Park; Senior Vice President and Chief Financial Officer since December 2012 and Vice President and Chief Accounting Officer from April 2007 to December 2012, of Park National Bank. Mr. Burt has served as a director of the Federal Home Loan Bank of Cincinnati since January 1, 2017.

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF PARK’S NAMED EXECUTIVE OFFICERS
(Proposal 2)
In Proposal 3 below, Park is asking shareholders to act on an advisory vote on the compensation of Park’s named executive officers and has provided this type of advisory vote every year since 2009. Under Exchange Act Rule 14a-21(b), Park is required to include a separate resolution subject to a separate shareholder advisory vote at least once every six years with respect to the frequency of the future advisory votes on the compensation of Park’s named executive officers. The last such advisory vote occurred at Park’s 2013 Annual Meeting of Shareholders. Accordingly, Park is now asking shareholders to vote on whether future advisory votes on the compensation of Park’s named executive officers should occur every 1 year, every 2 years or every 3 years.
After careful consideration, the Board of Directors has determined that holding an advisory vote on the compensation of Park’s named executive officers every 1 year continues to be the most appropriate for Park, and unanimously recommends that you vote for a frequency of every 1 year for future advisory votes on the compensation of Park’s named executive officers. While Park’s executive compensation programs are designed to promote both a short-term and a long-term connection between pay and performance, Park’s Board of Directors recognizes that executive compensation disclosures are made annually. Holding an annual advisory vote on the compensation of Park’s named executive officers provides Park with more direct and immediate feedback on Park’s compensation disclosures. However, you should note that because the advisory vote on the compensation of Park’s named executive officers occurs well after the beginning of the compensation year, and because the different elements of Park’s executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change Park’s executive compensation programs in consideration of any one year’s advisory vote on the compensation of Park’s named executive officers by the time of the following year’s annual meeting of shareholders.
Park understands that our shareholders may have different views as to what is an appropriate frequency for advisory votes on the compensation of Park’s named executive officers, and Park’s Board of Directors and Compensation Committee will carefully review the voting results on the proposal. Shareholders will be able to specify one of four choices for this proposal on the proxy card or in voting instructions: “EVERY 1 YEAR”; “EVERY TWO YEARS”; “EVERY THREE YEARS”; or “ABSTAIN”. However, because your vote is advisory, the outcome of the vote will not: (i) be binding upon Park’s Board of Directors or the Compensation Committee with respect to the frequency of future advisory votes on the compensation of Park’s named executive officers; (ii) overrule any decision made by Park’s Board of Directors or the Compensation Committee; or (iii) create or imply any additional fiduciary duty by Park’s Board of Directors or the Compensation Committee. Notwithstanding the outcome of the shareholder vote, Park’s Board of Directors may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adaption of material changes to compensation programs.
Recommendation and Vote Required
THE COMPENSATION COMMITTEE AND THE FULL BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS OF PARK VOTE TO CONDUCT FUTURE ADVISORY VOTES ON THE COMPENSATION OF PARK’S NAMED EXECUTIVE OFFICERS “EVERY 1 YEAR.”
The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, is required to approve, on a non-binding advisory basis, one of the selections as to the frequency of future shareholder advisory votes on the compensation of Park’s named executive officers. Common shares as to which the vote is expressed as an “ABSTAIN” vote on the proxy card or in voting instructions and broker non-votes with respect to this proposal will not affect its outcome.

VOTE ON APPROVAL OF ADVISORY RESOLUTION ON THE COMPENSATION OF PARK’S NAMED EXECUTIVE OFFICERS
(Proposal 3)
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and corresponding SEC rules enable Park’s shareholders to vote to approve, on an advisory and non-binding basis, the compensation of Park’s named executive officers as disclosed in this proxy statement in accordance with SEC rules. Accordingly, in accordance with Exchange Act Rule 14a-21(a), Park is asking shareholders to approve the following advisory resolution at the Annual Meeting:
“RESOLVED, that the shareholders of Park National Corporation (“Park”) approve, on an advisory basis, the compensation of Park’s named executive officers as disclosed in Park’s proxy statement for its 2018 Annual Meeting of Shareholders pursuant to Item 402 of SEC Regulation S-K, including in the “Compensation Discussion and Analysis,” the “Summary Compensation Table for 2017,” and the related executive compensation tables, notes and narratives.”
The Board of Directors believes that Park’s compensation policies and procedures as well as Park’s executive compensation programs, which are reviewed and approved annually by the Compensation Committee, with advice from its independent compensation consultant, are effective in aligning the compensation of Park’s named executive officers with Park’s short-term goals and long-term success and fostering the alignment of the interests of Park’s key executives with the interests of Park’s shareholders. Park’s incentive programs are based on Park’s performance in comparison to Park’s peer financial services holding companies. Park’s Board of Directors believes that Park’s executive compensation programs are reasonable in comparison both to those peer financial services holding companies and to Park’s performance during the 2017 fiscal year. Shareholders are urged to read the section of this proxy statement captioned “EXECUTIVE COMPENSATION – Compensation Discussion and Analysis” which describes in detail how Park’s compensation policies and procedures and executive compensation program achieve Park’s compensation objectives.
The Board of Directors believes that Park’s compensation policies and practices do not threaten the value of Park or the investments of Park’s shareholders or create incentives to engage in behaviors or business activities that are reasonably likely to have a material adverse impact on Park. The Board of Directors further believes that Park’s culture focuses executives on sound risk management and appropriately rewards executives for performance.
Similar “Say on Pay” proposals have been approved by a significant majority of the common shares voted at each of Park’s last nine annual meetings of the shareholders, including those held in 2009, 2010, 2011 and 2012, when the “Say on Pay” proposal was required to be submitted to Park’s shareholders in connection with Park’s participation in the U.S. Treasury’s TARP Capital Purchase Program. Park exited the TARP Capital Purchase Program on April 25, 2012.
The vote on the advisory resolution relates to the compensation of Park’s named executive officers as a whole. Because your vote is advisory, the outcome of the vote will not: (i) be binding upon Park’s Board of Directors or the Compensation Committee with respect to future executive compensation decisions, including those relating to Park’s named executive officers, or otherwise; (ii) overrule any decision made by Park’s Board of Directors or the Compensation Committee; or (iii) create or imply any additional fiduciary duty by Park’s Board of Directors or the Compensation Committee. However, the Compensation Committee expects to take into account the outcome of the advisory vote when considering future executive compensation arrangements.
The current policy of Park’s Board of Directors is to include an advisory resolution regarding approval of the compensation of Park’s named executive officers annually. Accordingly, unless Park’s Board of Directors modifies its policy on the frequency of future votes, the next advisory vote to approve the compensation of Park’s named executive officers will occur at the 2019 Annual Meeting of Shareholders. Park’s Board of Directors will take into account the outcome of the vote with respect to Proposal 2, regarding the frequency of future advisory votes to approve the compensation of Park’s named executive officers.
Recommendation and Vote Required
THE COMPENSATION COMMITTEE AND THE FULL BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS OF PARK VOTE “FOR” THE APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF PARK’S NAMED EXECUTIVE OFFICERS.
The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to approve the non-binding advisory resolution to approve the compensation paid to Park’s named executive officers as disclosed in this proxy statement. The effect of an abstention is the same as a vote “AGAINST” the proposal. Broker non-votes will not be counted in determining whether the proposal has been approved.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Executive Summary
The Compensation Committee determines the compensation of Park’s named executive officers (“NEOs”), consisting of the following individuals for 2017:

•	David L. Trautman, Chief Executive Officer (the “CEO”)/President

•	C. Daniel DeLawder, Chairman of the Board (the “Chairman”)

•	Brady T. Burt, Chief Financial Officer, Secretary and Treasurer (the “CFO”)
Performance Highlights
Park continues to be a high performer and the results for 2017, while a modest decline from those for 2016, continued that trend despite the challenges of operating in a relatively low growth market like Ohio and the challenges for the financial services industry in general. Park achieved the following results:

•	Net income declined modestly by 2.2% (from $86.1 million for 2016 to $84.2 million for 2017).

•	Return on average assets (“ROAA”) declined to 1.09% for 2017 from 1.16% for 2016.

•	Return on average common equity (“ROAE”) declined to 11.15% for 2017 versus 11.68% for 2016.

•
Park maintained strong capital and sustained a consistent level of dividends paid for the last eleven years, while many financial services holding companies curtailed or eliminated dividends during at least a portion of that period.

On a relative basis, Park’s results continued to exceed the median of the profitability measures of ROAA and ROAE for the Midwest Regional Peer Group (our compensation peer group identified in the table which follows the table immediately below) as well as a broader group of financial services holding companies in the United States with assets of $3 billion to $10 billion (the “$3 billion to $10 billion Peer Group”) as illustrated in the following table:

	For the Year Ended December 31, 2017			For the Year Ended December 31, 2016
	Park	Midwest Regional Peer Group Median	$3 Billion to $10 Billion Peer Group Median	Park	Midwest Regional Peer Group Median	$3 Billion to $10 Billion Peer Group Median
ROAA	1.09%	0.99%	0.96%	1.16%	1.02%	1.00%
ROAE	11.15%	8.48%	8.83%	11.68%	8.67%	9.27%
Net Interest Margin	3.48%	3.57%	3.58%	3.52%	3.58%	3.46%
Other Fee Income/Average Total Assets	1.04%	1.14%	0.89%	1.06%	1.15%	0.91%
Other Expenses/Average Total Assets*	2.55%	2.67%	2.56%	2.68%	2.71%	2.68%
Efficiency Ratio**	59.93%	58.66%	60.46%	62.34%	59.24%	62.10%
________________________
*    Lower is better

**
Lower is better. Efficiency ratio is calculated by dividing total other expense by the sum of fully taxable equivalent net interest income and other income. Additional information about the calculation of this measure can be found in “Table 41 – Consolidated Five-Year Selected Financial Data” and the accompanying disclosure in the section of Park’s 2017 Annual Report captioned “MANAGEMENT’S DISCUSSION AND ANALYSIS” and incorporated by reference into ITEM 6. SELECTED FINANCIAL DATA of Park’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2017.

By most measures, Park’s performance in 2017 continued to exceed the median results of not only the Midwest Regional Peer Group but also the median results of all other financial services holding companies in the $3 billion to $10 billion Peer Group. As of December 31, 2017, there were 151 financial services holding companies in the $3 billion to $10 billion Peer Group and they are identified in Appendix A to this proxy statement.
The financial services holding companies included in the Midwest Regional Peer Group for purposes of determining compensation for 2017 are identified in the following table. They reflect Midwest financial services holding companies similar in asset size to Park:

Midwest Regional Peer Group
1st Source Corporation
Chemical Financial Corporation
City Holding Company
Community Bank System, Inc.
Community Trust Bancorp, Inc.
First Busey Corporation
First Commonwealth Financial Corporation
First Financial Bancorp.
First Merchants Corporation
First Midwest Bancorp, Inc.
Flagstar Bancorp, Inc.

Lakeland Financial Corporation
MainSource Financial Group, Inc.
NBT Bancorp Inc.
Northwest Bancshares, Inc.
Old National Bancorp
Republic Bancorp, Inc.
S&T Bancorp, Inc.
Tompkins Financial Corporation
United Bankshares, Inc.
WesBanco, Inc.

Overall, Park’s performance in 2017 supports the pay levels of our executive officers as compared to similarly-situated executive officers at other financial services holding companies in the Midwest Regional Peer Group and those in the $3 billion to $10 billion Peer Group.
Compensation Program Highlights
Park’s executive compensation program includes a number of features that we believe reflect best practices and promote the interests of shareholders:

•
100% performance-based long-term incentives: Park’s executive officers are granted 100% of their long-term incentive compensation as equity-based compensation in the form of performance-based restricted stock units (“PBRSUs”) which are earned based on the cumulative ROAA for a three-fiscal-year performance period as compared to the cumulative ROAA results for the $3 billion to $10 billion Peer Group for that same period. In addition, in order to earn any of the PBRSUs, Park’s consolidated net income for each fiscal year within the performance period must be equal to or greater than 110% of all cash dividends declared and paid during the applicable fiscal year. Additionally, PBRSUs have a more challenging payout curve than market practice which requires median relative performance for target payouts and 80th percentile performance to receive a maximum payout.

•
Significant vesting periods: PBRSUs earned based upon the financial results for the three‑fiscal‑year performance period, are subject to additional vesting and holding requirements. One‑half of the PBRSUs earned will vest on the date the Compensation Committee certifies the results for the applicable performance period, with the remaining 50% of the earned PBRSUs vesting on the first anniversary of the certification date.

•
Additional holding requirements: Common shares received upon settlement of earned and vested PBRSUs cannot be sold, transferred, assigned or otherwise similarly disposed of for five years after the date they are delivered.

•
Limited executive benefits: NEOs receive the same fringe benefits as other employees, except that Park and Park National Bank have entered into supplemental executive retirement benefits agreements (“SERP Agreements”) with the NEOs which are intended to provide total retirement benefits (in terms of income replacement) that are comparable to those available to other employees in the Park organization with similar years of service.

•
No employment agreements: Park does not offer employment contracts, specific change-in-control agreements or termination benefits to the NEOs, in contrast to practices which are fairly common among other financial services holding companies of Park’s asset size. The impact of the termination of a NEO’s employment and the impact of a change in control upon the PBRSUs held by the NEO are described in the footnotes to the table included in the section captioned “Grants of Plan-Based Awards.”

•
Strong shareholder support: At the 2017 Annual Meeting, Park’s shareholders approved Park’s executive compensation program through the annual “say on pay” vote, with approximately 96.9% of the total votes cast (excluding abstentions) voting “FOR” approval.

Elements of Compensation for 2017
Park’s compensation program for 2017 relied on the following elements:

•
Base salary, which rewards a NEO’s skills, competencies, experience and individual performance. Base salaries are set based on the NEO’s duties and responsibilities, market pay levels and individual performance.

•
Annual incentive compensation for Messrs. Trautman, DeLawder and Burt, which is discretionary in nature. While discretionary, actual incentive compensation awards take into consideration both Park’s ROAA and Park’s ROAE, in each case relative to other financial services holding companies in the $3 billion to $10 billion Peer Group and in the Midwest Regional Peer Group as well as subjective evaluations by the Compensation Committee and the Executive Committee of the Park Board of Directors. Net income for Park for the twelve-month period ended September 30, 2017 was $81.4 million (representing ROAA of 1.06% or performance at the 57th percentile of the $3 billion to $10 billion Peer Group and ROAE of 10.9% or performance at the 66th percentile of the $3 billion to $10 billion Peer Group) compared to $87.0 million (representing ROAA of 1.18% or performance at the 73rd percentile of the $3 billion to $10 billion Peer Group and ROAE of 11.9% or performance at the 77th percentile of the $3 billion to $10 billion Peer Group) for the twelve-month period ended September 30, 2016. Awards earned for performance for the twelve-month period ended September 30, 2017 were 33%, 37% and 42% of the respective 2017 base salaries for each of Messrs. Trautman, DeLawder and Burt, respectively. This represented declines of 30%, 20% and 10% for each of

Messrs. Trautman, DeLawder and Burt as compared to the level of incentive compensation for the previous year. The Compensation Committee of the Park Board of Directors felt that since net income for the twelve-month period ended September 30, 2017 declined compared to the net income for the twelve-month period ended September 30, 2016, incentive compensation for the NEOs should decline as well.

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Long-term incentives in the form of PBRSUs which will vest based on Park’s cumulative ROAA for the three‑fiscal‑year performance period from January 1, 2017 through December 31, 2019 compared to the cumulative ROAA results of the $3 billion to $10 billion Peer Group for the same period. PBRSUs reward the NEOs for long-term financial results that are comparable to or better than those of other similarly-sized financial services holding companies, build ownership of Park common shares, strengthen alignment with shareholders’ interests and help retain key employees who are critical to Park’s long-term success.

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On December 5, 2016, the Compensation Committee granted awards of PBRSUs under the 2013 LTIP to the NEOs with an effective date of January 1, 2017. The grant date target fair value of these awards ranged from approximately 38% to 60% of the NEOs’ respective 2017 base salaries, which is based on achieving at least 50th percentile performance during the three-year performance period. These opportunities are generally conservative as compared to the long-term incentive opportunities offered to similarly-situated executive officers of the financial services holding companies in the Midwest Regional Peer Group while requiring above median relative performance to receive a payout.

The discussion that follows summarizes the foregoing factors and examines (i) Park’s compensation philosophy and objectives, (ii) the process used to set executive compensation for 2017, (iii) the factors influencing compensation in 2017, (iv) the elements of compensation awarded and (v) other policies affecting Park’s executive compensation program.
Compensation Philosophy and Objectives
Park’s success depends largely on the contributions of motivated, focused and energized leadership at each of Park’s subsidiaries (and their divisions), all working to achieve Park’s strategic objectives. The Compensation Committee and the senior leadership within the Park organization develop compensation programs for leaders within the Park organization intended to provide a total compensation package that:

•	Attracts, rewards and retains NEOs and other highly-qualified employees.

•	Motivates NEOs as well as other employees to achieve Park’s annual and long-term goals.

•	Rewards individual effort and performance with the primary objectives of improving ROAE as well as ROAA.

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Considers the pay levels of the NEOs relative to executive officers serving in comparable positions at financial services holding companies in the Midwest Regional Peer Group, taking into account Park’s results as compared to those for financial services holding companies in the Midwest Regional Peer Group and in the $3 billion to $10 billion Peer Group.

•	Encourages ownership of Park common shares by the NEOs and other senior leadership to foster a culture of ownership and increase their alignment with shareholders’ interests.
Process Used to Set Compensation for 2017
The following four groups worked together to establish Park’s compensation program for 2017:

•	Compensation Committee

•	NEOs

•	Other Senior Leadership

•	Outside Advisors
Role of Compensation Committee
The Compensation Committee is responsible for overseeing Park’s current executive compensation program and approving any modifications to this program, subject to any required approval by Park’s shareholders. The Compensation Committee may request information from senior leadership within the Park organization regarding Park’s performance, compensation practices and programs to assist the Compensation Committee in its deliberations. The Compensation Committee retains the right to hire outside advisors as needed to assist the Compensation Committee in reviewing and revising Park’s compensation programs. In addition, outside advisors may provide information regarding competitive compensation levels, practices and policies in light of current trends.
The Compensation Committee annually assesses the performance of Park and the level of achievement of the CEO/President relative to annual performance goals, many of which are subjective in nature. Based on this evaluation, which includes input from the other members of Park’s Board of Directors, the Compensation Committee determines the compensation of the CEO/President for the year. The Compensation Committee also reviews the CEO/President’s compensation recommendations for the Chairman and the CFO, seeks appropriate input from Park’s outside advisors and other members of senior leadership within the Park organization and approves final compensation levels for the Chairman and the CFO.
Role of NEOs and Other Senior Leadership
Members of senior leadership within the Park organization serve in an advisory or support capacity to the Compensation Committee. Typically, the NEOs, as well as the Senior Vice President of Human Resources and Marketing of Park National Bank and the Executive Vice President of Park and Park National Bank, participate in meetings of the Compensation Committee. These individuals provide the Compensation Committee with information regarding Park’s performance. They also provide input regarding the NEO compensation recommendations made by outside advisors or the Compensation Committee. These individuals may also present alternatives to these compensation recommendations for the Compensation Committee’s consideration. However, the Compensation Committee is the ultimate decision-making body.
The CEO/President evaluates the annual performance of the Chairman and the CFO, including their respective levels of achievement relative to annual performance goals, many of which are subjective in nature. The goals focus, directly or indirectly, on the performance of Park and on shareholder value. Based on this evaluation, the CEO/President recommends the compensation for each of the Chairman and the CFO for consideration, input and approval by the Compensation Committee. The Compensation Committee authorizes the CEO/President and the Chairman to establish the compensation for all other employees. Members of senior leadership present at Compensation Committee meetings excuse themselves from discussions regarding their individual compensation.
Role of Outside Advisors
The Compensation Committee considers input from outside compensation advisors as the Compensation Committee manages Park’s compensation programs. During 2017, Meridian served as an independent compensation advisor to the Compensation Committee. Meridian assisted in the development of an updated Midwest Regional Peer Group, conducted a market assessment to guide 2017 compensation decisions and provided support of selected disclosure in the proxy statement for the 2017 Annual Meeting. Meridian provided advice as requested by the Compensation Committee. Meridian reports directly to the members of the Compensation Committee, who approve the work conducted by Meridian. The Compensation Committee’s outside compensation advisor interacted with senior leadership within the Park organization as needed to complete the work requested by the Compensation Committee. Meridian did not provide other services to Park or any of Park’s subsidiaries other than those provided to the Compensation Committee, supplementing the Compensation Committee’s governance of the executive compensation program. At its meeting on December 4, 2017, the Compensation Committee conducted an assessment to evaluate whether the work performed and to be performed by Meridian raises any conflicts of interest or compromises the independence of Meridian. Based upon this assessment, the Compensation Committee determined that no conflicts of interest exist and Meridian qualifies as independent for purposes of the applicable NYSE and SEC rules.
Periodically, the Compensation Committee asks its independent compensation advisor to review the financial services holding companies included in the Midwest Regional Peer Group and analyze Park’s compensation and ROAE results (as well as financial achievements) relative to the members of that peer group to establish reasonable and rational compensation levels. The Midwest Regional Peer Group consists of 21 regional financial services holding companies, all with assets between $3.8 billion and $14.4 billion as the time of selection (or approximately one-half to just under two times Park’s asset size). The median assets of the members of the Midwest Regional Peer Group generally reflect Park’s asset size, with Park’s asset size ranking at approximately the 50th percentile of the Midwest Regional Peer Group. The table identifying the financial services holding companies included in this Peer Group for 2017 purposes was included in the section captioned “Executive Summary – Performance Highlights.”
In addition to Meridian, the Compensation Committee relies on legal advice from Park’s outside counsel, Vorys, Sater, Seymour and Pease LLP, whose attorneys participate in meetings of the Compensation Committee as requested. In connection with obtaining such legal advice, the Compensation Committee has taken into consideration those factors outlined in both SEC Rule 10C-1(b)(4)(i) through (vi) and Section 805(c)(4) of the NYSE American Rules.
Park believes its approach to determining the compensation of its NEOs is both conservative and consistent with the practices for other financial services holding companies of Park’s asset size, reflects customary practices regarding the governance of executive compensation programs and supports the compensation program’s objectives of delivering compensation aligned with shareholders’ interests. Moreover, the approach has been consistently applied for the past several years.

Factors Influencing Compensation in 2017
The following factors influenced Park’s compensation program for 2017:

•	The shareholders’ advisory vote at the 2017 Annual Meeting regarding management’s proposal for approval of the compensation of Park’s NEOs.

•	Park’s continued strong financial performance in 2016 and 2017, as shown in the section captioned “Executive Summary – Performance Highlights.”

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Park’s performance in comparison to the financial services holding companies in each of the $3 billion to $10 billion Peer Group and the Midwest Regional Peer Group, as shown in the section captioned “Executive Summary – Performance Highlights.”

•	Pay practices at the financial services holding companies in the Midwest Regional Peer Group.
2017 Shareholders’ Advisory Vote on Executive Compensation
At the 2017 Annual Meeting, Park’s shareholders approved Park’s executive compensation, with approximately 96.9% of the total votes cast (excluding abstentions) in respect of the non-binding advisory vote on executive compensation, voting “FOR” approval. The result was similar to the results from the non‑binding advisory vote by Park’s shareholders on executive compensation held as part of prior Annual Meetings of Shareholders. As such, Park and the Compensation Committee viewed the results of this advisory vote as a continued indication that shareholders generally support Park’s executive compensation program. While important, the vote was only one of several factors influencing Park’s executive compensation decisions and policies for 2017.
2017 Compensation Programs and Decisions
Approximately 55% of the NEOs’ total direct compensation (the total of base salary, annual incentive and long-term incentive) in 2017 was delivered in the form of base salary. Total incentive opportunities (annual incentive compensation and the estimated grant date fair value of the target PBRSU awards) comprised the remaining 45%, with approximately 25% delivered in the form of annual incentive compensation and approximately 20% in the form of the estimated grant date fair value of the target PBRSU award.
Base Salary
Base salary is an annual part of an executive officer’s compensation. Park pays base salary to its NEOs to recognize the skills, competencies, experience and individual performance each such NEO brings to his role. As a result, annual changes in base salary result primarily from changes in the NEO’s responsibilities, market data for the role, an assessment of annual performance and Park’s financial ability to provide increases (if any) to the NEO.
In determining base salaries for the NEOs for 2017, the Compensation Committee and the Executive Committee of the Park Board of Directors considered the following factors:

•	Base salary levels of similarly-situated executive officers at financial services holding companies of similar asset size and the base salary increases of executive officers of those other financial services holding companies in general and the financial services holding companies in the Midwest Regional Peer Group in particular.

•	The merit increase budget for other senior leadership and employees within the Park organization.

•	The Compensation Committee’s evaluation of the performance of the CEO/President and his evaluation of the performance of the Chairman and the CFO.

•	Park’s ROAE in 2016, which continued to represent one of the highest levels among the financial services holding companies in the Midwest Regional Peer Group.
Based on these factors, the Compensation Committee took the following actions regarding the NEOs’ base salaries for 2017:

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No change to Mr. Trautman’s 2016 base salary of $785,000, reflecting the evaluation by the Compensation Committee and the full Board of Directors of Mr. Trautman’s individual performance and the base salaries for other executive officers with similar duties at companies in the Midwest Regional Peer Group.

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No change to Mr. DeLawder’s 2016 base salary of $575,000, reflecting the CEO/President’s evaluation of Mr. DeLawder’s individual performance and the base salaries for other executive officers with similar duties at companies in the Midwest Regional Peer Group.

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No change to Mr. Burt’s 2016 base salary of $350,000, reflecting Mr. Burt’s individual performance and the base salaries for other executive officers with similar duties at companies in the Midwest Regional Peer Group.

Annual Incentive Compensation
Annual incentive compensation is an element of pay that is “at risk” and subject to achieving relative performance results with respect to ROAE. Historically, Park has paid annual incentive compensation awards to motivate and reward achievement of annual financial objectives and individual goals. As a result, annual incentive compensation awards increase the focus of the NEOs and other key employees on specific short-term corporate financial goals.
The Compensation Committee made discretionary incentive compensation awards taking into account Park’s comparative performance in 2017 (which awards were paid in 2018) of $259,000 to Mr. Trautman, $212,000 to Mr. DeLawder and $148,500 to Mr. Burt based on the following factors:

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Park’s ROAE for the twelve months ended September 30, 2017 relative to the levels of ROAE for the financial services holding companies in the Midwest Regional Peer Group and the $3 billion to $10 billion Peer Group for the same period. Park’s ROAE of 10.9% for the twelve months ended September 30, 2017 was at the 66th and 85th percentile for the $3 billion to $10 billion Peer Group and the Midwest Regional Peer Group, respectively.

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Park’s anticipated overall performance for the 2017 fiscal year as measured by Park’s ROAE and net income for the twelve months ended December 31, 2017. Park’s actual performance reflected $84.2 million in net income and ROAE of 11.15%.

•	Compensation levels of the NEOs relative to those of similarly-situated executive officers at the financial services holding companies in the Midwest Regional Peer Group.

•	The Board of Directors’ evaluation of the performance of the CEO/President and the evaluation by the CEO/President of the performance of the Chairman and the CFO.
Annual incentive compensation based on performance over the twelve months ended September 30, 2017 for Park’s NEOs approximated between 33% and 42% of each NEO’s 2017 base salary, which is a decrease compared to the level of approximately 47% of each NEO’s 2016 base salary for the annual incentive compensation based on performance over the twelve months ended September 30, 2016. These results were supported by annual results for the years ended December 31, 2017 and 2016 that continued to exceed the median results of the Midwest Regional Peer Group and $3 billion to $10 billion Peer Group in many of the key indicators of performance as shown in the table included in the section captioned “Executive Summary – Performance Highlights.”
Long-Term Incentives
At the 2017 Annual Meeting, Park’s shareholders approved the 2017 Employees LTIP, and Park ceased to grant awards under the 2013 LTIP after April 24, 2017. The 2013 LTIP had permitted, and the 2017 Employees LTIP permits, the Compensation Committee to award a variety of equity‑based as well as cash-based incentive compensation awards. These awards are expected to be earned over a multi-year period, distinguishing them from Park’s annual incentive compensation, providing balance in Park’s compensation program for NEOs and other key employees, helping retain and align the interests of the NEOs and other key employees with those of Park’s shareholders. The Compensation Committee and management of Park believe similar incentives are common among the financial services holding companies in the Midwest Regional Peer Group as well as those in the $3 billion to $10 billion Peer Group.
As in 2016, the Compensation Committee and Park’s management agreed that equity-based compensation in the form of PBRSUs should be awarded to the NEOs. The grants for 2017 were approved by the Compensation Committee on December 5, 2016 and made under the 2013 LTIP effective as of January 1, 2017. The Compensation Committee and Park’s management believe that PBRSUs are the best mechanism for aligning executive pay with shareholder value as they are only earned if Park meets specific long-term financial objectives.
The terms and conditions of the PBRSUs approved by the Compensation Committee for 2017 are described in the footnotes to the table in the section captioned “Grants of Plan-Based Awards.”
The Compensation Committee and Park’s management believe Park’s program is considerably more demanding than such programs at other financial services holding companies of similar size based on several provisions:

•	the requirement that annual net income for each fiscal year within the performance period exceed at least 110% of dividends paid in the applicable fiscal year;

•	no PBRSUs will be earned for results below the 50th percentile of the $3 billion to $10 billion Peer Group as measured by ROAA;

•	the maximum number of PBRSUs will be earned for ROAA results at the 80th percentile of the $3 billion to $10 billion Peer Group; and

•	awards are subject to a five-year post-vesting holding requirement.

In the views of the Compensation Committee and the NEOs, all of these factors serve to better align the interests of holders of PBRSUs with those of Park’s shareholders and emphasizes sustained long-term financial performance.
In determining the target number of PBRSUs to be awarded to each NEO for 2017, the Compensation Committee considered the common shares available under the 2013 LTIP, the CEO/President’s recommendations for the other NEOs, individual performance of the NEOs, the cash compensation (base salary and annual incentive compensation) earned by the NEOs in 2016 and the long-term incentive opportunities received by similarly-situated executive officers at financial services holding companies in the Midwest Regional Peer Group. The fair value of the target level of PBRSUs equaled roughly 38% to 60% of the NEOs’ 2017 base salaries based on Park’s closing price on January 1, 2017, the effective date of the awards ($119.66).
The following table illustrates the relationship between (i) Park’s cumulative ROAA performance relative to that of the $3 billion to $10 billion Peer Group (ii) and the number of PBRSUs which would be earned in respect of PBRSUs awarded in 2017:

	ROAA <50th Percentile $3B to $10B Peer Group	(Target) ROAA = 50th Percentile $3B to $10B Peer Group	ROAA = 65th Percentile $3B to $10B Peer Group	(Maximum) ROAA ≥ 80th Percentile $3B to $10B Peer Group
David L. Trautman	0 PBRSUs	2,500 PBRSUs	3,125 PBRSUs	3,750 PBRSUs
C. Daniel DeLawder	0 PBRSUs	2,000 PBRSUs	2,500 PBRSUs	3,000 PBRSUs
Brady T. Burt	0 PBRSUs	1,750 PBRSUs	2,187 PBRSUs	2,625 PBRSUs

On March 31, 2017, the Compensation Committee certified the performance level achieved and the resulting number of common shares underlying the PBRSUs earned with respect to the PBRSUs granted in 2014 with a performance period from January 1, 2014 through December 31, 2016 (the “2014 PBRSUs”). The 2014 PBRSUs were earned based upon two performance criteria: (i) annual net income for each fiscal year within the performance period exceeding at least 110% of dividends paid in the applicable fiscal year and (ii) relative ROAA performance as compared to the $3 billion to $10 billion Peer Group.
Based on results through December 31, 2016, the Compensation Committee certified that the annual net income for each fiscal year exceeded the 110% of dividends paid hurdle and that Park’s three-year ROAA performance was at the 72.33 percentile of the $3 billion to $10 billion Peer Group. This performance resulted in 137.2% of the target PBRSUs being earned. Common shares underlying the earned PBRSUs vested 50% on the certification date and will vest 50% on the first anniversary of the certification date, with a five-year post-vesting holding requirement in each case.

	Target 2014 PBRSUs	Earned 2014 PBRSUs
David L. Trautman	2,000	2,744
C. Daniel DeLawder	2,000	2,744
Brady T. Burt	750	1,029

Total Direct Compensation
The table below provides total direct compensation actually received by each NEO during each of 2017, 2016 and 2015. Because the amounts in the table reflect what was received during each year rather than what was earned with respect to each year, the numbers reported in the table below in respect of “Annual Incentive Compensation” for each year differ from those reported for each year in the “Bonus” column of the “Summary Compensation Table for 2017.” The amounts shown in the table for “Long-Term Equity-Based Awards” reflects the grant date fair value of the PBRSUs at the expected award level as of grant date. See the “Stock Awards” column of the “Summary Compensation Table for 2017.”

	Base Salary		Annual Incentive Compensation	Total Cash	Long-Term Equity-Based Awards	Total Direct Compensation
David L. Trautman	2017	$785,000	$370,000	$1,155,000	$398,867	$1,553,867
	2016	$785,000	$326,500	$1,111,500	$301,600	$1,413,100
	2015	$785,000	$350,000	$1,135,000	$233,600	$1,368,600
C. Daniel DeLawder	2017	$575,000	$265,000	$840,000	$319,093	$1,159,093
	2016	$575,000	$233,500	$808,500	$241,280	$1,049,780
	2015	$575,000	$250,000	$825,000	$233,600	$1,058,600
Brady T. Burt	2017	$350,000	$165,000	$515,000	$279,207	$794,207
	2016	$350,000	$145,000	$495,000	$211,120	$706,120
	2015	$350,000	$150,000	$500,000	$116,800	$616,800
Other Benefits
Park provides the NEOs with medical, dental, long-term disability and life insurance benefits under the same programs used to provide these benefits to all other employees of Park’s subsidiaries. NEO benefits are not tied to individual or corporate performance, which is the same approach used for other employees. Moreover, changes to the benefits provided to the NEOs reflect changes to the benefits provided to other employees.
The NEOs are also eligible to participate in several retirement programs. These programs recognize contributions made by individuals over their respective careers and benefits normally are paid at retirement. As a result, they can serve as a tool in retaining the NEOs.

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The NEOs participate in the Park Defined Benefit Pension Plan (the “Park Pension Plan”) on the same terms and conditions as other employees. The Park Pension Plan provides all participants, including the NEOs, a benefit based on the same formula of years of service and compensation, subject to limitations imposed by the Internal Revenue Code on the amount of annual compensation used to determine plan benefits and on the amount of plan benefits payable annually. The Park Pension Plan is discussed under the caption “Post-Employment Payments and Benefits – Pension and Supplemental Benefits – Park Pension Plan.”

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The NEOs and other employees are eligible to participate in the Park KSOP. Under the Park KSOP, eligible employees can defer a portion of their cash compensation (base salary and bonus/annual incentive compensation) and receive matching contributions by Park. Park’s matching contributions in 2017 were 25% of the cash compensation contributed by an employee, up to the annual limits imposed under the Internal Revenue Code and U.S. Treasury regulations, in order to balance the cost of the Park KSOP with a desire to encourage employees to save for retirement. While Park’s contributions are made in the form of Park common shares to help build stock ownership, participants have the ability to diversify their accounts into other investments, including mutual funds and a “bank savings account” held at Park National Bank.

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NEOs receive the same fringe benefits as other employees, except that Park and Park National Bank have entered into supplemental executive retirement benefits agreements (“SERP Agreements”) with the NEOs. Each of Messrs. Trautman and DeLawder is party to a SERP Agreement with Park made as of February 18, 2008. Supplemental SERP Agreements were entered into between Messrs. Trautman and DeLawder and Park National Bank on June 15, 2015, which were intended to increase the aggregate amount of the “Full Benefit” payable under the SERP Agreements to a level which would provide total retirement benefits more reflective of their current income, but no greater than the benefits they would receive under Park’s retirement plans if the regulatory limits on benefits which may be received by highly-compensated individuals had not been in place. In addition, a new SERP Agreement was entered into on June 15, 2015 between Park National Bank and Mr. Burt, who had not previously been party to a SERP Agreement. The SERP Agreements are intended to provide total retirement benefits (in terms of income replacement) for the NEOs that are comparable to those available to other employees in the Park organization with similar years of service but who are not subject to regulatory limits on the benefits which they may receive under the Park Pension Plan and the Park KSOP. As a result, the SERP Agreements will not result in the NEOs receiving benefits in terms of income replacement that are greater than those they would have otherwise received under Park’s retirement plans if the regulatory limits on benefits had not been in place.

Messrs. Trautman and Burt will forfeit the benefits under their respective SERP Agreements if they terminate their employment with Park National Bank prior to age 62. In addition, Mr. DeLawder will forfeit the benefits under his supplemental SERP Agreement if he terminates his employment with Park National Bank prior to age 69; however, his 2008 SERP Agreement is already fully vested. These forfeiture provisions help enhance the retention and recruitment of highly-qualified senior leadership. The SERP Agreements have change in control provisions whereby if a defined change in control were to occur before a NEO terminates his employment with Park National Bank, the NEO will become 100% vested and thus entitled to his Full Benefit under the relevant SERP Agreement upon any subsequent termination of employment, other than for cause, prior to age 65, in the case of Messrs. Trautman and Burt, and age 69, in the case of Mr. DeLawder.
The SERP Agreements provide several important protections to Park. The affected NEO must repay any SERP benefits received and forfeit any right to future SERP benefits if, following the NEO’s termination of employment, Park or Park National Bank determines that “cause” existed to terminate the NEO prior to receipt of such benefits. A NEO also forfeits any SERP benefits if, within 12 months of the NEO’s separation from service, the NEO violates the non-competition and non-solicitation provisions of his SERP Agreements.
The SERP Agreements are discussed more fully under the captions “Post-Employment Payments and Benefits – Pension and Supplemental Benefits – Supplemental Executive Retirement Benefits – 2008 Agreements” and “Post-Employment Payments and Benefits – Pension and Supplemental Benefits – Supplemental Executive Retirement Benefits – 2015 Agreements.”

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Park National Bank has also entered into two forms of split-dollar agreements (“Split-Dollar Agreements”) with the NEOs. One form of Split-Dollar Agreement (the “Maximum Benefit Split-Dollar Agreements”) provides for the payment of benefits in an amount which is equal to the lesser of (i) a specified “Death Benefit” (the amount of which will be reduced if the NEO dies after he has terminated employment with Park National Bank) and (ii) 100% of the difference between the total death proceeds payable under the related life insurance policy(ies) and the cash surrender value of such life insurance policy(ies) at the time of the NEO’s death. Park National Bank will receive the balance of the death proceeds not paid to a NEO’s beneficiary(ies). The reduction in the amount payable under each Maximum Benefit Split-Dollar Agreement following the termination of a NEO’s employment reflects the fact that the life insurance policies related to the Maximum Benefit Split-Dollar Agreements also serve to fund the benefits paid under the SERP Agreements and the NEO will have received those SERP Agreement benefits after his termination of employment.

The second form of Split-Dollar Agreement (the “Compensation-Based Split-Dollar Agreements”) provides for the payment of benefits in an amount which is based on each NEO’s annual total compensation (defined as annual base salary and annual cash bonus/incentive compensation paid) with the portion of the death proceeds payable under the related life insurance policy to be paid to the NEO’s beneficiary(ies) equal to approximately two times the NEO’s highest annual total compensation (defined as the sum of the annual base salary and the annual cash bonus/incentive compensation paid) during any calendar year of his employment with Park National Bank.
Each NEO has the opportunity to designate one or more beneficiaries to receive his share of the death proceeds payable under the life insurance policies related to his Split-Dollar Agreements. The Split-Dollar Agreements remain in effect following each NEO’s termination of employment as long as he has reached age 62, has not been employed by another financial services firm and was not terminated for cause. Certain of the Split-Dollar Agreements include change in control provisions whereby the NEO’s beneficiary(ies) will receive the maximum amount of benefits payable upon the NEO’s death if the NEO terminates employment with Park National Bank within 12 months after a defined change in control even if he has not yet reached age 62. The Split-Dollar Agreements are discussed under the caption “Potential Payouts upon Termination of Employment or Change in Control – Split-Dollar Agreements.”

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Park has not historically entered into employment or specific change-in-control agreements with executive officers as part of its compensation program. However, as previously noted, there are change in control provisions in the SERP Agreements, in the Split‑Dollar Agreements entered into in 2015 and in the award agreements evidencing PBRSUs granted under the 2013 LTIP and the 2017 Employees LTIP.

Other Compensation Policies
Accounting: Prior to December 22, 2017, when the Tax Cuts and Jobs Act of 2017 (the “TCJA”) was signed into law, Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallowed a tax deduction to publicly-held companies (such as Park) for compensation paid to certain “covered employees” in excess of $1,000,000 per covered employee in any year, except to the extent that the compensation in excess of the limit qualified as performance-based. In connection with the compensation decisions for the 2017 fiscal year, the Compensation Committee considered the potential tax deductibility of executive compensation under Section 162(m) and sought to tailor the long-term equity-based awards granted in the form of PBRSUs under the 2013 LTIP so that such awards will qualify as qualified performance-based compensation under Section 162(m), while also providing amounts and types of compensation that will best fulfill the objectives of Park’s compensation program.
Under the TCJA, the performance-based exception has been repealed and the $1,000,000 deduction limit now applies to (i) anyone serving as the chief executive officer or the chief financial officer at any time during the taxable year, (ii) the top three other highest compensated executive officers serving at the end of the taxable year, and (iii) any individual who had been a covered employee for any taxable year of Park that started after December 31, 2016. However, the new rules do not apply to remuneration provided pursuant to a written binding contract in effect on November 2, 2017 that is not modified in any respect after that date. Because of the ambiguities and uncertainties as to the application and interpretation of this transition relief, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) will avoid the deduction limit. Park believes that the amount of compensation paid to Park’s NEOs that can be deducted will decrease compared to prior years.
Neither the Compensation Committee nor the full Park Board of Directors has adopted a formal policy regarding tax deductibility of compensation paid to Park’s NEOs and other members of senior leadership within the Park organization. While the Compensation Committee carefully considers the net cost and value to Park of maintaining the deductibility of all compensation, it also desires the flexibility to reward NEOs and other members of senior leadership within the Park organization in a manner that enhances Park’s ability to attract and retain individuals as well as to create longer term value for shareholders. Thus, income tax deductibility is only one of several factors the Compensation Committee considers in making decisions regarding Park’s compensation program. The Compensation Committee may authorize compensation that might not be deductible, and may modify compensation that was initially intended to be exempt from the limitations of Section 162(m), if the Compensation Committee determines that such compensation decisions are in the best interests of Park and its subsidiaries.
Clawbacks: As discussed above, Park can recover SERP payments received by a NEO if Park determines that the NEO could have been terminated for cause prior to the receipt of benefits.
Hedging: Park’s Insider Trading Policy prohibits NEOs and other employees from hedging the economic risk associated with their ownership of Park common shares.
Stock Ownership Guidelines: While Park’s compensation program aims to encourage and build stock ownership, Park has not adopted stock ownership guidelines that are common at other companies. Nonetheless, the CEO/President and the Chairman have personal holdings of Park common shares and the non-NEO directors as a group have average personal holdings of Park common shares that are significantly greater than the typical stock ownership practice for individual(s) holding the same position.

Individual Or Group	Value of Common Share Holdings (12/31/2017)	2017 Base Salary or Total Director Compensation	Value of Common Share Holdings / 2017 Base Salary or Total Director Compensation	Typical Practice for Individual(s) Holding Same Position
David L. Trautman	$5,861,648	$785,000	7.5 X	5 x Base Salary
C. Daniel DeLawder	$13,423,346	$575,000	23.3 X	3-4 x Base Salary
Brady T. Burt	$527,296	$350,000	1.5 X	3 x Base Salary
Average for Non- NEO Directors (1)	$903,273	$94,698	9.5 X	3 x Annual Retainer
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(1)    Does not include David L. Trautman or C. Daniel DeLawder.
2018 Compensation Decisions
At its meeting on December 4, 2017, the Compensation Committee decided to maintain the 2018 base salaries of the NEOs at 2017 levels. At that same meeting, the Compensation Committee made PBRSU awards under the 2017 Employees LTIP, which had superseded the 2013 LTIP as of April 24, 2017. Such awards were effective January 1, 2018. These awards will be earned with respect to the three‑fiscal‑year performance period from January 1, 2018 through December 31, 2020. The target number of PBRSUs awarded to Messrs. Trautman, DeLawder and Burt were 1,875, 1,500 and 1,310, respectively. The target PBRSU award for each NEO was lower than the target PBRSU award granted effective January 1, 2017 covering the three-fiscal-year performance period ending December 31, 2019. The target fair value of the PBRSUs on the date of grant approximated 25% of 2018 base salary for Messrs. Trautman and DeLawder and 39% for Mr. Burt. While providing the NEOs with a meaningful capital accumulation opportunity, the Compensation Committee and management of Park continue to believe the PBRSU awards are conservative relative to the long-term incentive opportunities received by similarly-situated executive officers at other financial services holding companies of Park’s asset size. Individual PBRSU amounts for the NEOs were based, in significant part, on the Compensation Committee’s review of the compensation information provided by Meridian, comparing the total direct compensation (including long-term equity‑based awards) for executive officers at financial services holding companies in the Midwest Regional Peer Group to that of each of the NEOs of Park.
Conclusion
As it has for the past several years, the compensation program in 2017 for Park’s NEOs reflected Park’s compensation philosophy and remained conservative relative to the practices of other financial services holding companies of Park’s asset size. These relative compensation levels occurred despite 2017 financial results for Park, as measured by ROAA and ROAE, that were above the median performance of financial services holding companies in both the Midwest Regional Peer Group and the $3 billion to $10 billion Peer Group. In addition, Park’s executive compensation program intentionally excludes a number of less attractive compensation practices (e.g., excessive perquisites, retention awards, employment contracts and specific change-in-control agreements).
As a result, the Compensation Committee believes Park’s executive compensation program continues to represent shareholders’ interests in a responsible, reasonable and conservative fashion.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with Park’s management and, based on such review and discussion, the Compensation Committee recommended to the full Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Risk Analysis
During the 2017 fiscal year, Park’s Chief Risk Officer performed a risk review and evaluation of Park’s compensation plans. The February 14, 2017 memorandum of Park’s Chief Risk Officer concluded that the compensation plans did not include features which provided incentives for unnecessary risk taking. There were no substantive changes to Park’s compensation plans during 2017 or 2018 through the date of this Proxy Statement other than the replacement of the 2013 LTIP with the 2017 Employees LTIP as the source for grants of equity-based awards.
The specific compensation plans reviewed in the February 14, 2017 memorandum were: (i) the annual incentive compensation program, which provides for annual incentive compensation based on Park’s ROAE as compared to that of the $3 billion to $10 billion Peer Group; (ii) the 2013 LTIP pursuant to which Park granted PBRSUs prior to April 24, 2017; (iii) miscellaneous incentive plans, which are informal arrangements that allow Park employees to earn small amounts of incentive compensation; (iv) the SERP Agreements, pursuant to which Messrs. Trautman, DeLawder and Burt may receive supplemental pension benefits; and (v) the Split-Dollar Agreements, which provide the NEOs with death benefits.
Based on the information provided by Park’s Chief Risk Officer, the Compensation Committee concluded in 2017, and continues to believe as of the date of this Proxy Statement, that:

•
the annual incentive compensation program does not create incentives for Park’s NEOs or other employees of Park and our subsidiaries to take unnecessary and excessive risks because the amount of the payment to any individual is discretionary and based in significant part on Park’s performance in comparison to other financial services holding companies in the $3 billion to $10 billion Peer Group and the Midwest Regional Peer Group – the latter being a factor over which employees have little control;

•
the types of awards granted under 2013 LTIP prior to April 24, 2017 and the types of awards granted after April 24, 2017 and anticipated to be granted in the future under the 2017 Employees LTIP – i.e., PBRSUs with performance-based earning and service-based vesting requirements, together with a five-year post-vesting holding requirement, do not create incentives for recipients of the awards to take unnecessary and excessive risks because the number of PBRSUs earned is based on Park’s comparative performance and the service-based vesting and post-vesting holding requirements align the long-term interests of the recipients of PBRSU awards with those of Park’s shareholders generally;

•
the miscellaneous incentive plans do not create incentives for the NEOs or other employees of Park and its subsidiaries to take unnecessary and excessive risks because the amounts payable under these informal arrangements are not a material element of compensation; and

•
none of the other plans or arrangements create incentives for the NEOs or other employees of Park and our subsidiaries to take unnecessary and excessive risks because the amounts payable under these plans and arrangements are not contingent on Park’s financial or other performance.

Earnings Analysis
The February 14, 2017 memorandum of Park’s Chief Risk Officer also concluded that Park’s incentive compensation plans do not include features that would encourage the manipulation of Park’s reported earnings to enhance the compensation of any individual employee(s). The replacement of the 2013 LTIP with the 2017 Employees LTIP as the source for grants of equity-based awards added no new features that could encourage risk taking or manipulation of Park’s reported earnings.
Based on the information provided by Park’s Chief Risk Officer, the Compensation Committee concluded in 2017, and continues to believe as of the date of this Proxy Statement, that:

•
the annual incentive compensation program does not contain features that would encourage the manipulation of Park’s reported earnings to enhance the compensation of any individual employee(s) because the amount of the payment to any individual is discretionary and based in significant part on Park’s performance in comparison to other financial services holding companies in the $3 billion to $10 billion Peer Group and the Midwest Regional Peer Group – the latter being a factor over which employees have little control;

•
the types of awards granted under the 2013 LTIP prior to April 24, 2017 and the types of awards granted after April 24, 2017 and anticipated to be granted in the future under the 2017 Employees LTIP do not contain features that would encourage the manipulation of Park’s reported earnings to enhance the compensation of any individual employee(s) because the number of PBRSU awards earned is based on Park’s comparative performance and the service-based vesting and post-vesting holding requirements align the long-term interests of the recipients of PBRSU awards with those of Park’s shareholders generally; and

•
the miscellaneous incentive plans do not contain features that would encourage the manipulation of Park’s reported earnings to enhance the compensation of any individual employee(s) because the amounts payable under these informal arrangements are not a material element of compensation.

Submitted by the members of the Compensation Committee:

F. William Englefield (Chair)	Timothy S. McLain
Stephen J. Kambeitz	Leon Zazworsky

Summary Compensation Table
The following table summarizes the total compensation for each of the NEOs for each of the 2017 fiscal year, the fiscal year ended December 31, 2016 (the “2016 fiscal year”) and the fiscal year ended December 31, 2015 (the “2015 fiscal year”) in accordance with applicable SEC rules. Dollar amounts have been rounded up to the nearest whole dollar. Park has not entered into any employment agreements with any of its NEOs.
No option awards were made to the NEOs for any of the fiscal years reported. In addition, no awards were made under any non-equity incentive plans (as defined in the applicable SEC rules) to the NEOs for any of the fiscal years reported.

Summary Compensation Table for 2017

Name and Principal Position During 2016 Fiscal Year	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)	Total ($)
David L. Trautman Chief Executive Officer and President of Park and Park National Bank	2017	$ 785,000	$ 259,000	$ 398,867	$ 463,553	$ 31,372 (4)	$ 1,937,792
	2016	$ 785,000	$ 370,000	$ 301,600	$ 375,034	$ 12,698 (5)	$ 1,844,332
	2015	$ 785,000	$ 326,500	$ 233,600	$ 264,172	$ 11,963 (6)	$ 1,621,235

Brady T. Burt Chief Financial Officer, Treasurer and Secretary of Park and Senior Vice President and Chief Financial Officer of Park National Bank	2017	$ 350,000	$ 148,500	$ 279,207	$ 101,221	$ 13,158 (7)	$ 892,086
	2016	$ 350,000	$ 165,000	$ 211,120	$ 76,580	$ 5,864 (8)	$ 808,564
	2015	$ 350,000	$ 145,000	$ 116,800	$ 47,861	$ 5,180 (9)	$ 664,841

C. Daniel DeLawder Chairman of the Board of Park and Park National Bank	2017	$ 575,000	$ 212,000	$ 319,093	$ 150,611	$ 40,757 (10)	$ 1,297,461
	2016	$ 575,000	$ 265,000	$ 241,280	$ 138,411	$ 21,485 (11)	$ 1,241,175
	2015	$ 575,000	$ 233,500	$ 233,600	$ 126,983	$ 20,149 (12)	$ 1,189,232

_______________________
(1)     The amounts shown reflect the discretionary annual incentive compensation award earned by each of the NEOs as part of the annual incentive compensation program for each of the 2017 fiscal year, the 2016 fiscal year and the 2015 fiscal year. The discretionary annual incentive compensation awards for the 2017 fiscal year are discussed in more detail under the heading “Compensation Discussion and Analysis – Elements of Compensation for 2017 – Annual Incentive Compensation.”
(2)    The amounts reported for the 2017 fiscal year represent the aggregate grant date fair value of PBRSUs at the expected award level as of the grant date. The grant date fair value of the PBRSUs at the target level would be $299,150, $209,405, and $239,320 for Messrs. Trautman, Burt and DeLawder, respectively. The grant date fair value of the PBRSUs at the maximum level would be $448,725, $314,108, and $358,980 for Messrs. Trautman, Burt and DeLawder, respectively. In each case, the amount reported excludes the impact of estimated forfeitures, as required by the applicable SEC rules.
The amounts reported for the 2016 fiscal year represent the aggregate grant date fair value of PBRSUs at the expected award level as of the grant date. The grant date fair value of the PBRSUs at the target level would be $226,200, $158,340 and $180,960 for Messrs. Trautman, Burt and DeLawder, respectively. The grant date fair value of the PBRSUs at the maximum level would be $339,300, $237,510 and $271,440 for Messrs. Trautman, Burt and DeLawder, respectively. In each case, the amount reported excludes the impact of estimated forfeitures, as required by the applicable SEC rules.
The amounts reported for the 2015 fiscal year represent the aggregate grant date fair value of PBRSUs at the expected award level as of the grant date. The grant date fair value of the PBRSUs at the target level would be $175,200, $87,600 and $175,200 for Messrs. Trautman, Burt and DeLawder, respectively. The grant date fair value of the PBRSUs at the maximum level would be $262,800, $131,400 and $262,800 for Messrs. Trautman, Burt and DeLawder, respectively. In each case, the amount reported excludes the impact of estimated forfeitures, as required by the applicable SEC rules.
No PBRSUs will be earned, regardless of Park’s relative ROAA results, if Park’s net income for each fiscal year of the performance period does not equal or exceed 110% of all cash dividends declared and paid during the applicable fiscal year.
Earned PBRSUs will also be subject to additional service-based vesting – 50% of the PBRSUs earned will vest at the end of the three‑fiscal‑year performance period once results are certified by the Compensation Committee, with the other 50% of the earned PBRSUs vesting on the first anniversary of the certification date. Common shares received upon settlement of earned and vested PBRSUs cannot be sold, transferred, assigned or otherwise similarly disposed of for five years after the date they are delivered.
See the table included in the section captioned “Grants of Plan-Based Awards” for more information concerning the PBRSUs granted during the 2017 fiscal year. Also see “Note 1. Summary of Significant Accounting Policies – Share-Based Compensation” and “Note 17. Share-Based Compensation” of the Notes to Consolidated Financial Statements included in Park’s 2017 Annual Report for the assumptions used and additional information regarding the PBRSU awards made in the 2017 fiscal year, the 2016 fiscal year, and the 2015 fiscal year.
(3)    The amounts shown reflect the aggregate change, where such change reflects an increase, in the actuarial present value of the NEO’s accumulated benefits under the Park Pension Plan and, where applicable, the SERP (and each individual’s SERP Agreement as in effect during the applicable fiscal year), determined using interest rate and mortality rate assumptions consistent with those used in Park’s consolidated financial statements. The benefits to be provided under the Park Pension Plan and the SERP (and the related SERP Agreements) are more fully described under the heading “Post-Employment Payments and Benefits.”
(4)    The amount shown reflects:

•
$2,857, representing the amount of the premium deemed to have been paid on behalf of Mr. Trautman for the life insurance policy related to his Compensation-Based Split-Dollar Agreement in effect during 2017;

•	$4,500, representing the matching contribution to the Park KSOP on Mr. Trautman’s behalf to match his 2017 pre-tax elective deferral contributions;

•
$7,246, representing the amount of the premium deemed to have been paid on behalf of Mr. Trautman for the life insurance policies related to his Maximum Benefit Split-Dollar Agreement which also funded his SERP Agreements in effect during 2017; and

•
$16,769, representing the amount of cash paid to Mr. Trautman with respect to dividend equivalent rights which vested on March 31, 2017 as described more fully under the heading “Equity Awards Exercised and Vested.”

(5)    The amount shown reflects:

•
$2,652, representing the amount of the premium deemed to have been paid on behalf of Mr. Trautman for the life insurance policy related to his Compensation-Based Split-Dollar Agreement in effect during 2016;

•
$3,749, representing the final matching contribution to the Park KSOP on Mr. Trautman’s behalf to match his 2016 pre-tax elective deferral contributions (of the $4,500 matching contribution which had been reported in the “Summary Compensation Table for 2016” included in Park’s Proxy Statement for the 2017 Annual Meeting, $751 was forfeited in 2017 in conjunction with the partial refund of Mr. Trautman’s 2016 pre-tax elective deferral contributions); and

•
$6,297, representing the amount of the premium deemed to have been paid on behalf of Mr. Trautman for the life insurance policies related to his Maximum Benefit Split-Dollar Agreement which also funded his SERP Agreements in effect during 2016.

(6)    The amount shown reflects:

•
$2,145, representing the amount of the premium deemed to have been paid on behalf of Mr. Trautman for the life insurance policy related to his Compensation‑Based Split‑Dollar Agreement in effect during 2015;

•
$4,039, representing the final matching contribution to the Park KSOP on Mr. Trautman’s behalf to match his 2015 pre-tax elective deferral contributions (of the $4,500 matching contribution which had been reported in the “Summary Compensation Table for 2015” included in Park’s Proxy Statement for the 2016 Annual Meeting, $461 was forfeited in 2016 in conjunction with the partial refund of Mr. Trautman’s 2015 pre-tax elective deferral contributions); and

•
$5,779, representing the amount of the premium deemed to have been paid on behalf of Mr. Trautman for the life insurance policies related to his Maximum Benefit Split‑Dollar Agreement which also funded his SERP Agreements in effect during 2015.

(7)    The amount shown reflects:

•
$511, representing the amount of the premium deemed to have been paid on behalf of Mr. Burt for the life insurance policy related to his Compensation-Based Split-Dollar Agreement in effect during 2017;

•	$4,500, representing the matching contribution to the Park KSOP on Mr. Burt’s behalf to match his 2017 pre-tax elective deferral contributions;

•
$1,859, representing the amount of the premium deemed to have been paid on behalf of Mr. Burt for the life insurance policies related to his Maximum Benefit Split-Dollar Agreement which also funded his SERP Agreements in effect during 2017; and

•
$6,288, representing the amount of cash paid to Mr. Burt with respect to dividend equivalent rights which vested on March 31, 2017 as described more fully under the heading “Equity Awards Exercised and Vested.”

(8)    The amount shown reflects:

•
$491, representing the amount of the premium deemed to have been paid on behalf of Mr. Burt for the life insurance policy related to his Compensation-Based Split-Dollar Agreement in effect during 2016;

•
$3,749, representing the final matching contribution to the Park KSOP on Mr. Burt’s behalf to match his 2016 pre-tax elective deferral contributions (of the $4,500 matching contribution which had been reported in the “Summary Compensation Table for 2016” included in Park’s Proxy Statement for the 2017 Annual Meeting, $751 was forfeited in 2017 in conjunction with the partial refund of Mr. Burt’s 2016 pre-tax elective deferral contributions); and

•
$1,624, representing the amount of the premium deemed to have been paid on behalf of Mr. Burt for the life insurance policies related to his Maximum Benefit Split-Dollar Agreement which also funded his SERP Agreements in effect during 2016.

(9)    The amount shown reflects:

•
$400, representing the amount of the premium deemed to have been paid on behalf of Mr. Burt for the life insurance policy related to his Compensation‑Based Split‑Dollar Agreement in effect during 2015;

•
$4,039, representing the final matching contribution to the Park KSOP on Mr. Burt’s behalf to match his 2015 pre-tax elective deferral contributions (of the $4,500 matching contribution which had been reported in the “Summary Compensation Table for 2015” included in Park’s Proxy Statement for the 2016 Annual Meeting, $461 was forfeited in 2016 in conjunction with the partial refund of Mr. Burt’s 2015 pre-tax elective deferral contributions); and

•
$741, representing the amount of the premium deemed to have been paid on behalf of Mr. Burt for the life insurance policies related to his Maximum Benefit Split‑Dollar Agreement which also funded his SERP Agreement in effect during 2015.

(10)     The amount shown reflects:

•
$7,358, representing the amount of the premium deemed to have been paid on behalf of Mr. DeLawder for the life insurance policy related to his Compensation-Based Split-Dollar Agreement in effect during 2017;

•	$4,500, representing the matching contribution to the Park KSOP on Mr. DeLawder’s behalf to match his 2017 pre-tax elective deferral contributions;

•
$12,130, representing the amount of the premium deemed to have been paid on behalf of Mr. DeLawder for the life insurance policies related to his Maximum Benefit Split-Dollar Agreement which also funded his SERP Agreements in effect during 2017; and

•
$16,769, representing the amount of cash paid to Mr. DeLawder with respect to dividend equivalent rights which vested on March 31, 2017 as described more fully under the heading “Equity Awards Exercised and Vested.”

(11)    The amount shown reflects:

•
$6,660, representing the amount of the premium deemed to have been paid on behalf of Mr. DeLawder for the life insurance policy related to his Compensation-Based Split-Dollar Agreement in effect during 2016;

•
$3,749, representing the final matching contribution to the Park KSOP on Mr. DeLawder’s behalf to match his 2016 pre-tax elective deferral contributions (of the $4,500 matching contribution which had been reported in the “Summary Compensation Table for 2016” included in Park’s Proxy Statement for the 2017 Annual Meeting, $751 was forfeited in 2017 in conjunction with the partial refund of Mr. DeLawder’s 2016 pre-tax elective deferral contributions); and

•
$11,076, representing the amount of the premium deemed to have been paid on behalf of Mr. DeLawder for the life insurance policies related to his Maximum Benefit Split-Dollar Agreement which also funded his SERP Agreements in effect during 2016.

(12)    The amount shown reflects:

•
$5,984, representing the amount of the premium deemed to have been paid on behalf of Mr. DeLawder for the life insurance policy related to his Compensation‑Based Split‑Dollar Agreement in effect during 2015;

•
$4,039, representing the final matching contribution to the Park KSOP on Mr. DeLawder’s behalf to match his 2015 pre-tax elective deferral contributions (of the $4,500 matching contribution which had been reported in the “Summary Compensation Table for 2015” included in Park’s Proxy Statement for the 2016 Annual Meeting, $461 was forfeited in 2016 in conjunction with the partial refund of Mr. DeLawder’s 2015 pre-tax elective deferral contributions); and

•
$10,126, representing the amount of the premium deemed to have been paid on behalf of Mr. DeLawder for the life insurance policies related to his Maximum Benefit Split‑Dollar Agreement which also funded his SERP Agreements in effect during 2015.

CEO Pay Ratio
Item 402(u) of SEC Regulation S‑K, which was adopted pursuant to the Dodd-Frank Act, requires that the following information about the 2017 annual total compensation of Park’s CEO and the median employee be disclosed:

•	the annual total compensation of the CEO, as reported in the Summary Compensation Table for 2017, which was $1,937,792;

•	the annual total compensation of the median employee of all employees of Park and its subsidiaries (other than the CEO), which was $49,782; and

•	the ratio of (i) the annual total compensation of the CEO to (ii) the annual total compensation of the median employee, which was 38.93 to 1.
In order to identify the median employee, management of Park included all employees of Park and its subsidiaries who were employed as of November 4, 2017 (including part-time employees). In addition to the CEO, any employee who was hired after November 4, 2017 was excluded. The measure of compensation used to identify the median employee included base salary, any overtime compensation and any bonus or other incentive compensation, where applicable.
Once the median employee was identified, all elements of the median employee’s compensation were included in determining the median employee’s annual total compensation. In addition to base salary, any overtime compensation and any bonus or other incentive compensation, the annual total compensation of the median employee also included any change in pension value, matching contributions to the Park KSOP and stock awards. This allowed for the elements of compensation for the median employee to be as comparable as possible to the elements of the CEO’s annual total compensation.
Grants of Plan-Based Awards
The following table sets forth information regarding PBRSU awards granted to the NEOs under the 2013 LTIP during the 2017 fiscal year. No other plan-based awards were granted to the NEOs during the 2017 fiscal year.
Fiscal 2017 Grants of Plan‑Based Awards

Estimated Future Payouts under Equity Incentive Plan Awards(1)
Name	Grant Date	Compensation Committee Approval Date	Threshold (#)	Target (#)	Maximum (#)
David L. Trautman	1/1/2017	12/5/2016	2,500(2)(3)	2,500(2)(3)	3,750(2)(3)
Brady T. Burt	1/1/2017	12/5/2016	1,750(2)(3)	1,750(2)(3)	2,625(2)(3)
C. Daniel DeLawder	1/1/2017	12/5/2016	2,000(2)(3)	2,000(2)(3)	3,000(2)(3)
________________________
(1)    The awards shown in this table are in the form of PBRSUs, with each PBRSU representing the right to receive one Park common share if earned and settled. Each award of PBRSUs also provides the holder with dividend equivalent rights which will vest and be settled in cash if, when and to the extent the related PBRSUs vest and are settled.
(2)    PBRSUs will be earned based on Park’s cumulative ROAA for the three‑fiscal‑year performance period beginning January 1, 2017 and ending December 31, 2019 as compared to the cumulative ROAA results for the $3 billion to $10 billion Peer Group. No PBRSUs will be earned, regardless of Park’s relative ROAA results, if Park’s consolidated net income for each fiscal year of the performance period does not equal or exceed 110% of all cash dividends declared and paid during the applicable fiscal year. In addition, no PBRSUs will be earned if Park’s cumulative ROAA for the performance period is below the 50th percentile (or median) of the $3 billion to $10 billion Peer Group. If Park’s cumulative ROAA for the performance period equals the 50th percentile of the $3 billion to $10 billion Peer Group, holders of PBRSUs will earn the target number (which is also the threshold number) of PBRSUs. If Park’s cumulative ROAA for the performance period equals or exceeds the 80th percentile of the $3 billion to $10 billion Peer Group, holders of PBRSUs will earn PBRSUs equal to 150% of the target number, with the number of PBRSUs earned for results in between the 50th and 80th percentiles determined using interpolation on a straight-line basis.

(3)    Earned PBRSUs will also be subject to additional service-based vesting – 50% of the PBRSUs earned will vest at the end of the three‑fiscal‑year performance period once results are certified by the Compensation Committee, with the other 50% of the earned PBRSUs vesting on the first anniversary of the certification date. Common shares received upon settlement of earned and vested PBRSUs cannot be sold, transferred, assigned or otherwise similarly disposed of for five years after the date they are delivered. If an NEO dies or terminates employment with Park and our subsidiaries due to disability or retirement (i.e., has a “normal retirement” or an “early retirement” for purposes of the Park Pension Plan) at any time during the three‑fiscal‑year performance period, a prorated portion of the PBRSUs will vest on the last day of the performance period based on the number of PBRSUs that would have been earned based on the actual level of performance achieved during the performance period and the quotient of the number of full calendar months elapsed between the grant date and the date of death or termination of employment due to disability or retirement, as appropriate, divided by the number of months in the performance period. If an NEO dies or terminates employment with Park and our subsidiaries due to disability or retirement after the performance period has ended but before the service-based vesting requirements have been satisfied, the outstanding unvested PBRSUs will immediately vest. If an NEO’s employment with Park and our subsidiaries terminates for any other reason, including for “cause” (as defined in the 2013 LTIP), all unvested PBRSUs will be immediately forfeited. In the event of a “change in control” (as defined in the 2013 LTIP), each NEO will immediately vest in all unvested PBRSUs as though the cumulative ROAA of Park as compared to the cumulative ROAA results of the $3 billion to $10 billion Peer Group had been achieved at the level of achievement (i.e., the percentile of the $3 billion to $10 billion Peer Group) which would have been achieved if the performance period had begun on January 1, 2017 and ended on December 31 of the fiscal year most recently completed before the change in control and the other performance-based criteria for vesting as well as the service-based vesting requirement had been satisfied as of the date of the change in control.
Outstanding Equity Awards at Fiscal Year-End
As of December 31, 2017, the only type of equity award held by the NEOs was PBRSU awards. The following table sets forth information regarding the outstanding PBRSU awards held by the NEOs at December 31, 2017.

Outstanding Equity Awards at 2017 Fiscal Year-End

Stock Awards
Name	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
David L. Trautman	1/24/2014 1/1/2015 1/1/2016 1/1/2017	1,372.22(2) -- -- --	$142,711 -- -- --	-- 2,000(3) 2,500(4) 2,500(5)	-- $208,000 $260,000 $260,000
Brady T. Burt	1/24/2014 1/1/2015 1/1/2016 1/1/2017	514.58(2) -- -- --	$53,517 -- -- --	-- 1,000(3) 1,750(4) 1,750(5)	-- $104,000 $182,000 $182,000
C. Daniel DeLawder	1/24/2014 1/1/2015 1/1/2016 1/1/2017	1,372.22(2) -- -- --	$142,711 -- -- --	-- 2,000(3) 2,000(4) 2,000(5)	-- $208,000 $208,000 $208,000
________________________
(1)    Market value represents the product of the closing price of the Park common shares as of December 29, 2017 (the last trading day of the 2017 fiscal year), which was $104.00, multiplied by the number of PBRSUs shown in the table. Dollar amounts have been rounded up to the nearest whole dollar.
(2)    On March 31, 2017 (the “2014 Grant Certification Date”), the Compensation Committee certified the level of achievement with respect to the performance criteria for the three-fiscal-year performance period applicable to PBRSUs granted to the NEO on January 24, 2014. The PBRSUs convert into Park common shares on a one-for-one basis. The PBRSUs earned based on the performance level achieved are also subject to service-based vesting with 50% vesting on the 2014 Grant Certification Date and the other 50% to vest on the first anniversary of the 2014 Grant Certification Date. The number shown reflects the number of common shares underlying PBRSUs that were earned based on the performance level achieved and is also subject to service-based vesting pursuant to which they are to vest on March 31, 2018.
(3)    The number shown represents the target number of PBRSUs which would be earned based on: (i) Park’s cumulative ROAA for the three‑fiscal‑year performance period from January 1, 2015 to December 31, 2017 equaling the 50th percentile of the $3 billion to $10 billion Peer Group; and (ii) Park’s net income for each fiscal year of the performance period equaling or exceeding 110% of all cash dividends declared and paid during the applicable fiscal year. See footnote (2) to the “Summary Compensation Table for 2017” for more information on (i) grant date fair value of the target number of PBRSUs (which is also the threshold number) and (ii) the grant date fair value of the maximum number of PBRSUs in each case that could be earned.
(4)    The number shown represents the target number of PBRSUs which would be earned based on: (i) Park’s cumulative ROAA for the three-fiscal-year performance period from January 1, 2016 to December 31, 2018 equaling the 50th percentile of the $3 billion to $10 billion Peer Group; and (ii) Park’s net income for each fiscal year of the performance period equaling or exceeding 110% of all cash dividends declared and paid during the applicable fiscal year. See footnote (2) to the “Summary Compensation Table for 2017” and the table under the heading “Grants of Plan-Based Awards” for more information on (i) the target number of PBRSUs (which is also the threshold number) and the grant date fair value thereof and (ii) the maximum number of PBRSUs and the grant date fair value thereof in each case that could be earned.
(5)    The number shown represents the target number of PBRSUs which would be earned based on: (i) Park’s cumulative ROAA for the three-fiscal-year performance period from January 1, 2017 to December 31, 2019 equaling the 50th percentile of the $3 billion to $10 billion Peer Group; and (ii) Park’s net income for each fiscal year of the performance period equaling or exceeding 110% of all cash dividends declared and paid during the applicable fiscal year. See footnote (2) to the “Summary Compensation Table for 2017” and the table under the heading “Grants of Plan-Based Awards” for more information on (i) the target number of PBRSUs (which is also the threshold number) and the grant date fair value thereof and (ii) the maximum number of PBRSUs and the grant date fair value thereof in each case that could be earned.
Equity Awards Exercised and Vested
The only type of equity award which has been granted under the 2013 LTIP to the NEOs has been PBRSU awards. The following table provides information with respect to PBRSUs that not only were earned based on the performance level achieved for the applicable performance period but also satisfied the service-based vesting requirement during the 2017 fiscal year.
Stock Awards Vested in 2017

Name	Number of Common Shares Acquired on Vesting(#)(1)	Value Realized on Vesting($)(2)
David L. Trautman	1,372.22	$161,127
Brady T. Burt	514.58	$60,423
C. Daniel DeLawder	1,372.22	$161,127
________________________
(1)     On the 2014 Grant Certification Date, the Compensation Committee certified the level of achievement with respect to the performance criteria for the three-fiscal-year performance period applicable to PBRSUs granted to each NEO on January 24, 2014. The PBRSUs convert into Park common shares on a one-for-one basis. The PBRSUs earned based on the performance level achieved are also subject to service-based vesting with 50% vesting on the 2014 Grant Certification Date and the other 50% to vest on the first anniversary of the 2014 Grant Certification date. The number shown reflects the number of common shares underlying PBRSUs that were earned based on the performance level achieved and satisfied the service-

based vesting requirement on the 2014 Grant Certification Date. These common shares cannot be sold, transferred, assigned or otherwise similarly disposed of for five years after the 2014 Grant Certification Date.
(2)    The value realized on vesting represents the sum of (i) the product of the closing price of the Park common shares as of March 31, 2017 ($105.20), multiplied by the number of common shares shown in the table; and (ii) the amount of cash paid to each NEO with respect to dividend equivalent rights which also vested on the 2014 Grant Certification Date (approximately $12.22 with respect to the dividend equivalent right related to each vested PBRSU). Dollar amounts have been rounded up to the nearest whole dollar.
Post-Employment Payments and Benefits
Pension and Supplemental Benefits
Park Pension Plan
The Park Pension Plan covers employees of our subsidiaries who have attained age 21 and completed one year of service. Under the Park Pension Plan, annual benefits are paid in monthly installments for life with 120 months of payments guaranteed. For purposes of the Park Pension Plan, an employee’s “normal retirement date” is the earlier of the first day of the month coincident with or next following the employee reaching age 70 1/2 or the employee reaching age 65 and completing five years of service.
The amount of annual “normal retirement benefit” to be paid in monthly installments to an eligible employee is the greater of:

•	29% of the average monthly compensation of the employee reduced for expected years of service at normal retirement less than 25; or

•
29% of the average monthly compensation plus 16% of the average monthly compensation in excess of one-twelfth of covered compensation reduced for expected years of service at normal retirement less than 35.

The average monthly compensation of an employee is calculated by averaging the highest five consecutive calendar years of compensation as reported on the employee’s Forms W-2 during the ten calendar years preceding the date of determination. Base salary and incentive compensation, including elective deferral contributions, are included in calculating an employee’s monthly compensation for purposes of the Park Pension Plan.
In addition, the employees of certain of the divisions of Park National Bank (which had previously been separate banks prior to their merger into Park National Bank) participated in pension plans maintained for their benefit prior to the bank’s being acquired by Park and the merger of the bank’s pension plan into the Park Pension Plan. Benefits under the Park Pension Plan cannot be less than the sum of the benefit provided under the merged pension plan and the Park Pension Plan based on years of service since the date of merger of the two plans.
Applicable provisions of the Internal Revenue Code currently limit the amount of annual compensation used to determine plan benefits under a defined benefit pension plan, such as the Park Pension Plan, and the amount of plan benefits payable annually under such a plan. Total compensation in excess of the limit will not be taken into account for benefit calculation purposes. The average of the maximum annual total compensation which may be used in determining plan benefits under qualified defined benefit plans for the past five years is $263,000. The 2017 monthly rate of total compensation used to determine benefits was limited to $22,500 per month, which is the equivalent of an annual total compensation of $270,000.
If an employee elects to retire after completing ten years of service and reaching 55 years of age, the employee may receive a monthly benefit for life with 120 months of payments guaranteed beginning at his or her normal retirement date equal to the “accrued benefit” at the early retirement date. Payments to the employee may begin immediately, with the benefit being reduced one fifteenth (1/15) for the first five years and one thirtieth (1/30) for the next five years. For purposes of the Park Pension Plan, the “accrued benefit” at any time prior to an employee’s normal retirement date is the normal retirement benefit as described above multiplied by a fraction, the numerator of which is the employee’s total years of service as of the date of determination and the denominator of which is the employee’s expected years of service at normal retirement.
An employee may continue employment with Park and/or one of our subsidiaries after his or her normal retirement date. In such an event, the employee will receive the benefit he or she would have received on his or her normal retirement date actuarially increased to reflect delayed payment. Notwithstanding the foregoing, the benefit received by such an employee will not be less than the benefit accrued at delayed retirement reflecting service and compensation to such date.
Upon the termination of employment after five or more years, an employee has a vested interest in his or her accrued benefit which will be payable on the normal retirement date. An employee will generally have no vested interest if he or she terminates employment after less than five years of service with Park and/or one of our subsidiaries; however, the Park Pension Plan was amended in conjunction with the sale of substantially all of the performing loans, operating assets and liabilities associated with Vision Bank to Centennial Bank on February 16, 2012, in order to fully vest all of the Vision Bank employees upon termination of employment, regardless of their years of service with Vision Bank. An employee who terminates employment with ten or more years of service with Park and/or one of our subsidiaries may elect to receive his or her vested interest as early as age 55.
If an employee becomes totally and permanently disabled prior to his or her normal retirement date and retires after being determined to be disabled under the provisions of the Social Security Act and the related regulations for at least six months, he or she will receive a disability retirement benefit equal to his or her “accrued benefit” at disability reduced actuarially for payment preceding normal retirement.
In the event of a married employee’s death after the completion of five years of service, but prior to meeting the eligibility requirements for early retirement, the participant will be assumed to have terminated employment the day before his or her death, survived to his or her early retirement date, elected a joint and 100% survivor benefit, and passed away the following day. If an unmarried employee dies prior to the early retirement age, the survivor annuity will be the 10-year certain and life annuity payable to such employee if such employee had terminated employment one day prior to his or her death.
In the event of a married employee’s death after meeting the requirements for early retirement, his or her surviving spouse will receive the joint and 100% survivor benefit calculated on the day before his or her death. If an unmarried employee or unmarried “inactive” employee dies on or after the early retirement age, the survivor annuity will be computed as if he or she started receiving a 10‑year certain and life annuity on the day before his or her death.
For a vested terminated employee, death benefits are calculated the same as for active employees, but based on the employee’s accrued benefit at his or her termination date.

An eligible employee of Park and/or one of our subsidiaries may opt to receive his or her benefits pursuant to the following methods of settlement that are actuarially equivalent to the normal form of annuity:

•	a benefit to be paid during the employee’s lifetime with one-half of the benefit to be continued to be paid to the employee’s spouse for his or her lifetime after the employee’s death;

•	a benefit to be paid during the employee’s lifetime with three-fourths of the benefit to be continued to be paid to the employee’s spouse for his or her lifetime after the employee’s death;

•
a benefit to be paid during the employee’s lifetime with a percentage of the benefit or the same benefit to be continued to be paid to the employee’s spouse for his or her lifetime after the employee’s death;

•	a benefit payable in equal installments during the employee’s lifetime;

•	a benefit to be paid for 120 months certain and thereafter for life; or

•	an unlimited lump-sum settlement for retirees and a lump-sum settlement under $15,000 (applicable since October 1, 2013) for vested employees who have not yet attained retirement age.
It is not possible for an employee’s years of service under the Park Pension Plan to exceed the employee’s actual years of service with Park and/or our subsidiaries.
Supplemental Executive Retirement Benefits – 2008 Agreements
David L. Trautman and Park are parties to a Supplemental Executive Retirement Benefits Agreement made as of February 18, 2008 (the “2008 SERP Agreement”). Mr. Trautman’s 2008 SERP Agreement represents an unfunded, non-qualified benefit arrangement designed to constitute a portion of aggregate retirement benefits for Mr. Trautman. His 2008 SERP Agreement terminates upon Mr. Trautman’s death.
Under his 2008 SERP Agreement, Mr. Trautman will be entitled to receive an annual supplemental retirement benefit of $125,000 (his “2008 Full Benefit”) commencing on the first business day of the March following the later of (i) the date on which Mr. Trautman separates from service with Park and its affiliates (within the meaning of Section 409A of the Internal Revenue Code and the Treasury regulations promulgated thereunder (collectively, “Section 409A”) and (ii) Mr. Trautman’s attainment of age 62 (his “2008 SERP Payment Commencement Date”) and continuing on the first business day on or immediately after each anniversary of his 2008 SERP Payment Commencement Date until the death of Mr. Trautman. If Mr. Trautman is a “specified employee” (within the meaning of Section 409A), no payment to be made following his separation of service with Park and its affiliates may be made until the first day of the seventh month following such separation from service. The amount paid on this later date will include the cumulative amount that could not be paid during the prior six‑month period.
If Mr. Trautman separates from service with Park and its affiliates for any reason prior to his 2008 SERP Payment Commencement Date, generally he will forfeit any right to payment under his 2008 SERP Agreement. However, in the event that Mr. Trautman becomes “substantially disabled” (as defined in his 2008 SERP Agreement) while employed by Park and its affiliates prior to his 2008 SERP Payment Commencement Date, he will be entitled to receive a reduced Limited Benefit, the amount of which varies depending on the year in which Mr. Trautman becomes substantially disabled. In the event a “change in control” (as defined in his 2008 SERP Agreement) occurs before Mr. Trautman experiences a separation from service with Park and its affiliates, Mr. Trautman will become fully vested in his 2008 Full Benefit as though he remained continuously employed with Park and its affiliates until his 2008 SERP Payment Commencement Date and payments of his 2008 Full Benefit will begin on his 2008 Payment Commencement Date as described above. If Mr. Trautman experiences a separation from service with Park and its affiliates for “cause” (as defined in his 2008 SERP Agreement) or if Park determines, following his 2008 SERP Payment Commencement Date or Mr. Trautman’s becoming substantially disabled, that cause existed to terminate Mr. Trautman, his 2008 SERP Agreement will immediately terminate, Mr. Trautman will forfeit any right to receive future payments and Mr. Trautman must return all payments previously made under his 2008 SERP Agreement within 30 days. In addition, Mr. Trautman will forfeit the right to receive future payments under his 2008 SERP Agreement if he violates the non-competition or non-solicitation covenants in his 2008 SERP Agreement during the 12 months following his separation from service with Park and its affiliates.
C. Daniel DeLawder and Park are parties to an Amended and Restated Supplemental Executive Retirement Benefits Agreement made as of February 18, 2008 (the “2008 SERP Agreement”). Mr. DeLawder’s 2008 SERP Agreement also represents an unfunded, non-qualified benefit arrangement designed to constitute a portion of the aggregate retirement benefits for Mr. DeLawder. His 2008 SERP Agreement terminates upon Mr. DeLawder’s death.
Mr. DeLawder became vested with respect to Full Benefit of $127,900 under his 2008 SERP Agreement (his “2008 SERP Full Benefit”) at age 62. Payments under Mr. DeLawder’s 2008 SERP Agreement will begin on the first business day of the March following the date Mr. DeLawder separates from service with Park and its affiliates (his “2008 SERP Payment Commencement Date”) and continue on the first business day on or immediately after each anniversary of his 2008 SERP Payment Commencement Date until the death of Mr. DeLawder. If Mr. DeLawder is a “specified employee” (within the meaning of Section 409A), no payment to be made following his separation from service with Park and its affiliates may be made until the first day of the seventh month following such separation from service. The amount paid on this later date will include the cumulative amount that could not be paid during the prior six-month period.
If Mr. DeLawder experiences a separation from service with Park and its affiliates for “cause” (as defined in his 2008 SERP Agreement) or if Park determines, following his 2008 SERP Payment Commencement Date, that cause existed to terminate Mr. DeLawder, his 2008 SERP Agreement will immediately terminate, Mr. DeLawder will forfeit any right to receive future payments and Mr. DeLawder must return all payments previously made under his 2008 SERP Agreement within 30 days. In addition, Mr. DeLawder will forfeit the right to receive future payments under his 2008 SERP Agreement if he violates the non-competition or non-solicitation covenants in his 2008 SERP Agreement during the 12 months following his separation from service with Park and its affiliates.
Supplemental Executive Retirement Benefits – 2015 Agreements
On June 15, 2015, Park National Bank entered into Supplemental Executive Retirement Benefits Agreements (the “2015 SERP Agreements”) with each of David L. Trautman, Brady T. Burt and C. Daniel DeLawder.
Each of the 2015 SERP Agreements represents an unfunded, non-qualified benefit arrangement designed to constitute a portion of the aggregate retirement benefits for the affected NEO. Under their respective 2015 SERP Agreements, Mr. Trautman and Mr. Burt will be entitled to receive an annual supplemental retirement benefit of $253,800 and $201,000, respectively (each of their “2015 SERP Full

Benefit”), commencing on the first business day of the March following the later of (i) the date on which Mr. Trautman or Mr. Burt, as appropriate, separates from service with Park National Bank and its affiliates and (ii) their attainment of age 65 (each of their “2015 SERP Payment Commencement Date”) and continuing on the first business day on or immediately after each anniversary of the 2015 SERP Payment Commencement Date until the death of Mr. Trautman or Mr. Burt. Under his 2015 SERP Agreement, Mr. DeLawder will be entitled to receive an annual supplemental retirement benefit of $56,700 (his “2015 SERP Full Benefit”) commencing on the first day of the March following the later of (i) the date on which Mr. DeLawder separates from service with Park National Bank and its affiliates and (ii) Mr. DeLawder’s attainment of age 69 (his “2015 SERP Payment Commencement Date”) and continuing on the first business day on or immediately after each anniversary of his 2015 SERP Payment Commencement Date until the death of Mr. DeLawder. In each case, if the NEO is a “specified employee” (within the meaning of Section 409A), no payment to be made following the NEO’s separation from service with Park National Bank and its affiliates may be made until the first day of the seventh month following such separation from service. The amount paid on this later date will include the cumulative amount that could not be paid during the prior six-month period.
Each 2015 SERP Agreement terminates upon the death of the affected NEO.
If either Mr. Trautman or Mr. Burt voluntarily resigns from full-time employment with Park National Bank and its affiliates for any reason before attaining age 62, or Park National Bank or any of its affiliates discharges either Mr. Trautman or Mr. Burt for any reason before he attains age 62, then the affected NEO will not be entitled to any supplemental retirement benefits under his 2015 SERP Agreement which will be immediately terminated.
If (i) either Mr. Trautman or Mr. Burt experiences a separation from service with Park National Bank and its affiliates after age 62 but before age 65 or (ii) Mr. DeLawder experiences a separation from service with Park National Bank and its affiliates after June 15, 2015 but before attaining age 69, the respective NEO will receive, instead of his 2015 SERP Full Benefit, a “2015 SERP Early Benefit” in a lesser amount which will be based on the year in which the NEO separates from service. The 2015 SERP Early Benefit will be paid in the same manner as described above with respect to a 2015 SERP Full Benefit.
If a “change in control” (as defined in the 2015 SERP Agreements) occurs before any of the NEOs experiences a separation from service with Park National Bank and its affiliates, the affected NEO(s) will become 100% vested and thus entitled to his/their 2015 SERP Full Benefit upon any subsequent separation from service, other than for cause, prior to: (i) age 65, in the case of each of Mr. Trautman and Mr. Burt and (ii) age 69, in the case of Mr. DeLawder. The 2015 SERP Full Benefit will be paid in the same manner as described above with the respect to the payment of a 2015 SERP Full Benefit without the occurrence of a change in control.
For purposes of Mr. Trautman’s 2008 SERP Agreement and each of the 2015 SERP Agreements, a “change in control” means any of the following has occurred:

•
the consummation (execution in the case of the Trautman 2008 SERP Agreement) of an agreement for the sale of all, or a material portion, of the assets of Park National Bank (Park in the case of the Trautman 2008 SERP Agreement);

•
the consummation of a merger or recapitalization of Park National Bank (Park in the case of the Trautman 2008 SERP Agreement), or any merger or recapitalization, whereby Park National Bank (Park in the case of the Trautman 2008 SERP Agreement) is not the surviving entity; or

•	the acquisition, directly or indirectly, of the beneficial ownership of 25% or more of the outstanding voting securities of Park National Bank or Park by any person or group.
If Mr. Trautman, Mr. Burt or Mr. DeLawder experiences a separation from service with Park National Bank and its affiliates as a result of or in connection with an action or circumstance which constitutes “cause” (as defined in applicable 2015 SERP Agreement) or if the Board of Directors of Park National Bank determines, following the affected NEO’s Payment Commencement Date, that cause existed to terminate the NEO, his 2015 SERP Agreement will immediately terminate, the NEO will forfeit any right to receive future payments and must return all payments previously made under the 2015 SERP Agreement within 30 days after receipt of a written demand by Park National Bank for such repayment. In addition, an NEO will forfeit the right to receive future payments under his 2015 SERP Agreement if he violates certain non-competition, non-solicitation of customers and non-solicitation of employees covenants set forth in his 2015 SERP Agreement during a period of 12 months following his separation from service with Park National Bank and its affiliates.
Although neither Park nor Park National Bank is under any obligation to set aside, earmark or otherwise segregate any funds with which to pay its obligations under the SERP Agreement(s) to which it is a party, and the NEOs are and will remain unsecured general creditors of Park and/or Park National Bank, as appropriate, Park and Park National Bank have purchased life insurance policies with respect to each of the NEOs in order to informally fund their respective obligations under the SERP Agreements. Park and Park National Bank anticipate that the life insurance policies will also provide a life insurance benefit for each NEO if he should die before age 84, in the case of Mr. Trautman and Mr. DeLawder, or age 82, in the case of Mr. Burt. The amount of this life insurance benefit is intended to approximate the present value of the stream of future benefits which would have been paid under the applicable SERP Agreement(s) to the NEO but had not been paid at the time of his death. These life insurance policies are related to the maximum benefit Split-Dollar Agreements described below in the section captioned “Potential Payments upon Termination of Employment or Change in Control – Split-Dollar Agreements – Split-Dollar Agreements with Specified Maximum Death Benefit.”
Pension Benefits for 2017
The following table shows the actuarial present value of each NEO’s accumulated benefit, including the number of years of service credited to each NEO, under each of the Park Pension Plan and the respective SERP Agreement(s) as in effect during the 2017 fiscal year, determined using interest rate and mortality rate assumptions consistent with those used in Park’s consolidated financial statements and summarized in “Note 18. Benefit Plans” of the Notes to Consolidated Financial Statements included in Park’s 2017 Annual Report.

Pension Benefits for 2017

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
David L. Trautman	Park Pension Plan 2008 SERP Agreement 2015 SERP Agreement	34 -- (1) -- (1)	$ 803,979 $ 885,435 $ 499,848	$ 0 $ 0 $ 0
Brady T. Burt	Park Pension Plan 2015 SERP Agreement	10 -- (1)	$ 191,126 $ 127,267	$ 0 $ 0
C. Daniel DeLawder	Park Pension Plan (2) 2008 SERP Agreement 2015 SERP Agreement	(2) -- (1) -- (1)	(2) $ 1,368,561 $ 416,005	(2) $ 0 $ 0
________________________
(1)    Due to the structure of the 2008 SERP Agreements and the 2015 SERP Agreements, years of credited service are not applicable.
(2)    Mr. DeLawder was eligible for early retirement under the Park Pension Plan beginning in October of 2004. The present value of his early retirement benefit was $1,386,082 at November 3, 2014, at which time it was paid out in full to Mr. DeLawder.
Potential Payouts upon Termination of Employment or Change in Control
PBRSUs
The impact of the termination of an NEO’s employment and the impact of a change in control upon the PBRSUs held by an NEO that were granted during the 2017 fiscal year are described in the footnotes to the table in the section captioned “Grants of Plan-Based Awards.”
In the case of PBRSUs held by an NEO that were granted during any fiscal year prior to the 2017 fiscal year, the impact of the termination of an NEO’s employment and the impact of a change in control upon these PBRSUs are as follows:

•
If an NEO dies or terminates employment with Park and our subsidiaries due to disability at any time during the applicable three-fiscal-year performance period, a prorated portion of the PBRSUs will vest on the last day of the applicable performance period based on the number of PBRSUs that would have been earned based on the actual level of performance achieved during the applicable performance period and the quotient of the number of full calendar months elapsed between the date of death or termination of employment due to disability, as appropriate, divided by the number of months in the applicable performance period.

•
If an NEO dies or terminates employment with Park and our subsidiaries due to disability after the applicable performance period has ended but before the service-based vesting requirements have been satisfied, the outstanding unvested PBRSUs will immediately vest.

•
If an NEO retires (i.e., has a “normal retirement” or an “early retirement” for purposes of the Park Pension Plan), all outstanding unvested PBRSUs will be forfeited unless the Compensation Committee, in its sole discretion, determines that all or a portion of the PBRSUs should vest.

•	If an NEO’s employment with Park and our subsidiaries terminates for any other reason, including for “cause” (as defined in the 2013 LTIP), all unvested PBRSUs will be immediately forfeited.

•	In the event of a “change in control” (as defined in the 2013 LTIP),

•
Each NEO will immediately vest in all unvested PBRSUs granted prior to January 1, 2017 as though the cumulative ROAA of Park as compared to the cumulative ROAA results of the $3 billion to $10 billion Peer Group had been achieved at the 50th percentile of the Peer Group and the other performance‑based criteria for vesting as well as the service‑based vesting requirements had been satisfied as of the date of the change in control; and

•
Each NEO will immediately vest in all unvested PBRSUs granted on or after January 1, 2017 as though the cumulative ROAA of Park as compared to the cumulative ROAA results of the $3 billion to $10 billion Peer Group had been achieved at the level of achievement (i.e., the percentile of the $3 billion to $10 billion Peer Group) which would have been achieved if the performance period had begun on January 1, 2017 and ended on December 31 of the fiscal year most recently completed before the change in control and the other performance-based criteria for vesting as well as the service-based vesting requirement had been satisfied as of the date of the change in control.

Supplemental Executive Retirement Benefits
The provisions of the SERP Agreements addressing the impact of the termination of the employment of the individual covered thereby and the impact of a change in control are described under the headings “Post-Employment Payments and Benefits – Pension and Supplemental Benefits – Supplemental Executive Retirement Benefits – 2008 Agreements” and “Post-Employment Payments and Benefits – Pension and Supplemental Benefits – Supplemental Executive Retirement Benefits – 2015 Agreements.”
Split-Dollar Agreements
Split-Dollar Agreements with Specified Maximum Death Benefit
On June 15, 2015, Park National Bank entered into Amended and Restated Split-Dollar Agreements (each, a “Maximum Benefit Split-Dollar Agreements”) with each of David L. Trautman and C. Daniel DeLawder. Mr. Trautman’s Maximum Benefit Split-Dollar Agreement superseded his prior Split-Dollar Agreement dated May 19, 2008. Mr. DeLawder’s Maximum Benefit Split-Dollar Agreement superseded his prior Endorsement Method Split Dollar Plan #2 Agreement dated December 27, 1996 and amended as of August 1, 2010. In addition, on June 15, 2015, Park National Bank entered into a Maximum Benefit Split-Dollar Agreement with Brady T. Burt. The life insurance policies covered by the Maximum Benefit Split-Dollar Agreements fund the SERP Agreements to which Messrs. Trautman, DeLawder and Burt are parties.
Under the terms of each Maximum Benefit Split-Dollar Agreement, Park National Bank (and, in the case of Mr. DeLawder, Park National Bank and Park) owns the life insurance policies to which the Maximum Benefit Split-Dollar Agreement relates and controls all rights of ownership with respect to such life insurance policies. Each NEO has the right to designate one or more beneficiaries to whom a portion of the death proceeds payable under the life insurance policies covering him is to be paid in accordance with the Maximum Benefit Split-Dollar Agreement. Upon each NEO’s death, his beneficiary(ies) will be entitled to an amount equal to the lesser of (i) the “Death Benefit” described in the Maximum Benefit Split-Dollar Agreement or (ii) 100% of the difference between the total death proceeds payable under the related life insurance policies and the cash surrender value of such life insurance policies at the time of the NEO’s death (such difference being referred to as the “Net at Risk Amount”).
The Death Benefit under Mr. Trautman’s Maximum Benefit Split-Dollar Agreement will be $4,313,000 if: (i) Mr. Trautman dies while a full-time employee of Park National Bank; (ii) Mr. Trautman experiences a separation from service with Park National Bank and its affiliates within 12 months after a defined “change in control” even if that separation of service occurs before Mr. Trautman attains age 62; or (iii) Mr. Trautman dies after he has retired following the attainment of age 62 and prior to attaining age 66. If Mr. Trautman dies after retiring and attaining age 66, the Death Benefit will be reduced each year and will be $0 if Mr. Trautman dies on or after attaining age 84. In no event will the amount payable to Mr. Trautman’s beneficiary(ies) exceed the Net at Risk Amount in the life insurance policies related to his Maximum Benefit Split-Dollar Agreement as of the date of Mr. Trautman’s death.
The Death Benefit under Mr. Burt’s Maximum Benefit Split-Dollar Agreement will be $2,353,000 if: (i) Mr. Burt dies while a full-time employee of Park National Bank; (ii) Mr. Burt experiences a separation from service with Park National Bank and its affiliates within 12 months after a defined “change in control” even if that separation of service occurs before Mr. Burt attains age 62; or (iii) Mr. Burt dies after he has retired following the attainment of age 62 and prior to attaining age 66. If Mr. Burt dies after retiring and attaining age 66, the Death Benefit will be reduced each year and will be $0 if Mr. Burt dies on or after attaining age 82. In no event will the amount payable to Mr. Burt’s beneficiary(ies) exceed the Net at Risk Amount in the life insurance policies related to his Maximum Benefit Split-Dollar Agreement as of the date of Mr. Burt’s death.
The Death Benefit under Mr. DeLawder’s Maximum Benefit Split-Dollar Agreement will be $3,516,044 if: (i) Mr. DeLawder dies while a full‑time employee of Park National Bank; or (ii) Mr. DeLawder dies after he has terminated employment with Park National Bank and its affiliates but before attaining age 70. If Mr. DeLawder dies after retiring and attaining age 70, the Death Benefit will be reduced each year and will be $0 if Mr. DeLawder dies on or after attaining age 84. In no event will the amount payable to Mr. DeLawder’s beneficiary(ies) exceed the Net at Risk Amount in the life insurance policies related to his Maximum Benefit Split-Dollar Agreement as of the date of Mr. DeLawder’s death.
In each case, payment of the Death Benefit after the NEO’s termination of employment with Park National Bank and its affiliates will be subject to the following conditions:

•
after the NEO’s termination of employment with Park National Bank and its affiliates, the NEO has not been employed by another financial services firm unless the NEO has terminated employment within 12 months after a change in control; and

•	the NEO’s termination of employment from Park National Bank has not been for cause as determined by the Board of Directors of Park National Bank.
Park National Bank (and, in the case of Mr. DeLawder, Park National Bank and Park) will be entitled to any death proceeds payable under the life insurance policies related to the Maximum Benefit Split-Dollar Agreements remaining after payment to each NEO’s beneficiary(ies). Park National Bank and an NEO’s beneficiary(ies) will share in any interest due on the death proceeds of the life insurance policies on a pro rata basis based on the amount of proceeds due each person divided by the total amount of proceeds, excluding any such interest.

Compensation-Based Split-Dollar Agreements
Park National Bank maintains life insurance policies on behalf of David L. Trautman and C. Daniel DeLawder, in their respective capacities as executive officers of Park National Bank, pursuant to Amended and Restated Split‑Dollar Agreements entered into on June 15, 2015 (each, a “Compensation-Based Split-Dollar Agreement”). Mr. Trautman’s Compensation-Based Split-Dollar Agreement supersedes his prior Split-Dollar Agreement made on September 23, 1993; while, Mr. DeLawder’s Compensation-Based Split-Dollar Agreement supersedes his prior Split-Dollar Agreement made on May 26, 1993. Each of Messrs. Trautman and DeLawder has the right to designate the beneficiary(ies) to whom his share of the death proceeds payable under the life insurance policy is to be paid. Such share will be approximately two times his highest annual total compensation (defined as the sum of the annual base salary and the annual cash bonus/incentive compensation paid) during any calendar year of his employment with Park National Bank. The death proceeds paid to each covered individual’s beneficiary(ies) may not, however, exceed 100% of the difference between the total death proceeds payable under the related life insurance policy and the cash accumulation account of such life insurance policy as of the date of the covered individual’s death. Park National Bank will be entitled to the remainder of the death proceeds. Each Compensation-Based Split-Dollar Agreement remains in effect following the covered individual’s retirement as long as the covered individual: (i) is fully vested in the Park Pension Plan; (ii) has reached age 62 (unless permanently disabled as determined under Park’s disability insurance plan); (iii) has not been employed by another financial services firm; and (iv) was not terminated for cause. If Mr. Trautman’s share of the proceeds under the life insurance policy subject to his Compensation-Based Split-Dollar Agreement were computed as of December 31, 2017, his share would have been $2,285,848. If Mr. DeLawder’s share of the proceeds under the life insurance policy subject to his Compensation-Based Split-Dollar Agreement were computed as of December 31, 2017, his share would have been $1,936,186.
On June 15, 2015, Brady T. Burt also entered into a Compensation-Based Split-Dollar Agreement with Park National Bank. Mr. Burt’s Compensation-Based Split-Dollar Agreement supersedes his prior Split-Dollar Agreement effective as of January 1, 2010. Mr. Burt has the right to designate the beneficiary(ies) to whom his share of the death proceeds payable under the life insurance policy is to be paid. Such share will be approximately two times his highest total compensation (defined as the sum of the annual base salary and the annual cash bonus/incentive compensation paid) during the last ten calendar years of his employment with Park National Bank. The death proceeds paid to Mr. Burt’s beneficiary(ies) may not, however, exceed 100% of the difference between the total death proceeds payable under the related life insurance policy and the cash surrender value of such life insurance policy as of the date of Mr. Burt’s death. Park National Bank will be entitled to the balance of the total death proceeds payable. Mr. Burt’s Compensation-Based Split-Dollar Agreement remains in effect following his retirement as long as: (i) in the case of a defined change in control, he has not been employed by another financial services firm and (ii) he was not terminated for cause. If Mr. Burt’s share of the proceeds under the life insurance policy related to his Compensation-Based Split-Dollar Agreement were computed as of December 31, 2017, his share would have been $1,002,282.
Other Potential Payouts
Regardless of the manner in which an NEO’s employment terminates, he is entitled to receive amounts earned during his term of employment. Such amounts would include:

•	the balance of the NEO’s account under the Park KSOP;

•	unused vacation pay; and

•
to the extent not previously paid, amounts accrued and vested under the Park Pension Plan which will be paid in accordance with the terms of the Park Pension Plan, as discussed in more detail in the section captioned “Post-Employment Payments and Benefits – Pension and Supplemental Benefits – Park Pension Plan.”

If an NEO retires after reaching age 55, the NEO will be entitled to receive a lump-sum payment of the present value of the benefit to which he would have been entitled under the Park Pension Plan (to the extent not previously paid).
In the event of the disability of an NEO, in addition to the benefits identified in the preceding paragraph, the NEO will receive benefits under Park’s disability insurance plan.
The following table summarizes payments which would have been made and the benefits which would have been provided to Messrs. Trautman, Burt and DeLawder if a retirement or other termination event had occurred on December 31, 2017. Actual amounts to be paid out can only be determined at the time of an NEO’s actual separation from service with Park and its affiliates.

	Voluntary Termination on 12/31/17		Early Retirement on 12/31/17		Normal Retirement on 12/31/17		Involuntary Not for Cause Termination on 12/31/17		For Cause Termination on 12/31/17		Disability on 12/31/17		Death on 12/31/17
David L. Trautman
Value of PBRSUs (1)		$—		$780,011		$—		$—		$—		$780,011	$780,011
Park KSOP		$1,370,321		$1,370,321		$1,370,321		$1,370,321		$1,370,321		$1,370,321	$1,370,321
Park Pension Plan (2)		$803,979		$685,148		$803,979		$803,979		$803,979		$803,979	$803,979
2008 SERP Agreement (3)	$	-- (5)	$	-- (5)		-- (5)	$	-- (5)		$—	$	-- (5)	$—
2015 SERP Agreement (3)	$	-- (5)	$	-- (5)	$	-- (5)	$	-- (5)		$—	$	-- (5)	$—
Maximum Benefit Split-Dollar Agreement		$—		$—		$—		$—		$—		$—	$4,313,000
Compensation-Based Split-Dollar Agreement		$—		$—		$—		$—		$—		$—	$2,285,848
Total		$2,174,300		$2,835,480		$2,174,300		$2,174,300		$2,174,300		$2,954,311	$9,553,159
Brady T. Burt
Value of PBRSUs (1)		$—		$(6)		$—		$—		$—		$438,960	$438,960
Park KSOP		$611,708		(6)		$611,708		$611,708		$611,708		$611,708	$611,708
Park Pension Plan (2)		$191,126		(6)		$191,126		$191,126		$191,126		$191,126	$191,126
2015 SERP Agreement (3)	$	-- (5)	$	-- (5)	$	-- (5)	$	-- (5)	$	-- (5)	$	-- (5)	$—
Maximum Benefit Split-Dollar Agreement		$—		(6)		$—		$—		$—		$—	$2,353,000
Compensation-Based Split-Dollar Agreement		$—		(6)		$—		$—		$—		$—	$1,002,282
Total		$802,834		(6)		$802,834		$802,834		$802,834		$1,241,794	$4,597,076
C. Daniel DeLawder
Value of PBRSUs (1)		$—		$710,479		$710,479		$—		$—		$710,479	$710,479
Park KSOP		$2,354,096		$2,354,096		$2,354,096		$2,354,096		$2,354,096		$2,354,096	$2,354,096
Park Pension Plan (4)		(4)		(4)		(4)		(4)		(4)		(4)	(4)
2008 SERP Agreement (3)		$1,368,600 (7)		$1,368,600 (7)		$1,368,600 (7)		$1,368,600 (7)		$—		$1,368,600 (7)	$—
2015 SERP Agreement (3)		$528,900 (8)		$528,900 (8)		$528,900 (8)		$528,900 (8)		$—		$528,900 (8)	$—
Maximum Benefit Split-Dollar Agreement		$—		$—		$—		$—		$—		$—	$3,516,044
Compensation-Based Split-Dollar Agreement		$—		$—		$—		$—		$—		$—	$1,936,186
Total		$4,251,596		$4,962,075		$4,962,075		$4,251,596		$2,354,096		$4,962,075	$8,516,805
________________________
(1)    The amount shown reflects the aggregate value of PBSUs granted (i) prior to the 2017 fiscal year (which would vest in the case of disability or death) and (ii) during the 2017 fiscal year (which would vest in the case of early retirement, normal retirement, disability or death).
(2)    The amount shown reflects the estimated lump-sum present value of the benefits to which the NEO would be entitled under the Park Pension Plan.
(3)    In each case, the amount shown reflects the present value of the accumulated benefit that would be paid to the NEO under his 2008 SERP Agreement or his 2015 SERP Agreement, as appropriate.

(4)    Mr. DeLawder was eligible for early retirement under the Park Pension Plan beginning in October of 2004. The present value of his early retirement benefit was $1,386,082 at November 3, 2014, at which time it was paid out in full to Mr. DeLawder. As a result, this amount is not shown in the table.
(5)    If a change in control were to have occurred before an NEO’s termination of employment, he would be entitled to receive his 2015 SERP Full Benefit, the present value of which was $2,059,300 for Mr. Trautman and $997,500 for Mr. Burt, in each case as of December 31, 2017. In addition, Mr. Trautman would be entitled to receive his 2008 SERP Full Benefit, the present value of which was $1,362,800 as of December 31, 2017.
(6)    Since, as of December 31, 2017, Mr. Burt had not reached age 55, he was not eligible for early retirement. However, if Mr. Burt had retired on December 31, 2017, he would have been eligible to receive the same payments as those identified in the column captioned “Voluntary Termination on 12/31/2017.”
(7)    At age 62, Mr. DeLawder became vested with respect to his 2008 SERP Full Benefit of $127,900. The present value of such 2008 SERP Full Benefit was $1,368,600 as of December 31, 2017.
(8)    Since, as of December 31, 2017, Mr. DeLawder had not reached age 69, he would be eligible to receive his 2015 SERP Early Benefit, but not his 2015 SERP Full Benefit. The present value of such 2015 SERP Early Benefit was $528,900 as of December 31, 2017. If a change in control were to have occurred before Mr. DeLawder’s termination of employment, he would be entitled to receive his 2015 SERP Full Benefit, the present value of which was $556,700 as of December 31, 2017.
If a change in control had occurred as of December 31, 2017: (i) each NEO’s outstanding PBRSUs granted during the 2017 fiscal year would have vested as though the cumulative ROAA of Park as compared to the cumulative ROAA results of the $3 billion to $10 billion Peer Group had been achieved at the level of achievement (i.e., the percentile of the $3 billion to $10 billion Peer Group) which would have been achieved if the performance period had begun on January 1, 2017 and ended on December 31, 2017; and (ii) each NEO’s outstanding PBRSUs granted prior to the 2017 fiscal year would have vested as though the cumulative ROAA of Park as compared to the cumulative ROAA results of the $3 billion to $10 billion Peer Group had been achieved at the 50th percentile of the Peer Group. The following table shows the aggregate number of PBRSUs which would have vested for each NEO and the market value of the PBRSUs which would have vested, based on the $104.00 closing price of the Park common shares as of December 29, 2017 (the last trading day of the 2017 fiscal year).

	Aggregate Number of PBRSUs Which Would Have Vested	Aggregate Market Value of PBRSUs Which Would Have Vested
David L. Trautman	9,080	$948,688
Brady T. Burt	5,511	$576,160
C. Daniel DeLawder	7,939	$829,088

EQUITY COMPENSATION PLAN INFORMATION
As of December 31, 2017, Park had three compensation plans under which common shares of Park are authorized for issuance to directors, officers or employees of Park and our subsidiaries in exchange for consideration in the form of goods or services – the 2013 LTIP, the 2017 Employees LTIP and the 2017 Long-Term Incentive Plan for Non-Employee Directors (the “2017 Non-Employee Directors LTIP”). Since April 24, 2017, Park has only granted awards under the 2017 Employees LTIP and the 2017 Non-Employee Directors LTIP. In addition, Park maintains the Park KSOP, which is intended to meet the qualification requirements of Section 401(a) of the Internal Revenue Code. Each of the 2013 LTIP, the 2017 Employees LTIP and the 2017 Non-Employee Directors LTIP was approved by Park’s shareholders.
The following table shows the number of common shares issuable upon the vesting of outstanding PBRSUs and the aggregate number of common shares remaining available for awards under the 2017 Employees LTIP and the 2017 Non-Employee Directors LTIP, in each case at December 31, 2017. No further awards can be made under the 2013 LTIP.

Plan category	(a) Number of common shares to be issued upon exercise of outstanding options, warrants and rights (1)	(b) Weighted-average exercise price of outstanding options, warrants and rights (2)	(c) Number of common shares remaining available for future issuance under equity compensation plans (excluding common shares reflected in column (a)
Equity compensation plans approved by shareholders	116,716	‒	888,850
Equity compensation plans not approved by shareholders	‒	‒	‒
Total	116,716	‒	888,850
________________________
(1)    Includes: (i) an aggregate of 9,502 common shares underlying PBRSUs granted on January 24, 2014 under the 2013 LTIP that were earned based on the performance level achieved and are also subject to service-based vesting pursuant to which they are to vest on March 31, 2018 and (ii) an aggregate of 22,275, 40,425 and 44,514 common shares underlying PBRSUs granted under the 2013 LTIP during the 2015 fiscal year, the 2016 fiscal year and the 2017 fiscal year, respectively, assuming in each case that the maximum number of PBRSUs is earned with respect to outstanding awards. The target number (which is also the threshold number) of PBRSUs that could be earned with respect to outstanding awards granted under the 2013 LTIP during the 2015 fiscal year, the 2016 fiscal year and the 2017 fiscal year is 14,850, 26,950 and 29,675, respectively.
(2)    Weighted-average exercise price does not apply to the outstanding PBRSUs since they require no cash contribution upon the vesting of the PBRSUs and the subsequent issuance of Park common shares.
DIRECTOR COMPENSATION
Park uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board of Directors. To align the interests of Park’s directors and shareholders,

Park’s Regulations require that all directors of Park be shareholders. Park does not have a requirement which addresses the number of common shares that need to be retained by directors.
Annual Retainers and Meeting Fees
Annual Retainers Payable in Common Shares
Each director of Park who is not an employee of Park or of one of our subsidiaries (a “non-employee director”) receives, on the date of the regular meeting of the Park Board of Directors held during the fourth fiscal quarter, an annual retainer in the form of common shares awarded under the 2017 Non-Employee Directors LTIP. The number of common shares awarded as the annual retainer for the 2017 fiscal year was 300 common shares. These common shares were delivered on the date of the regular meeting of the Park Board of Directors held during the fourth quarter of the 2017 fiscal year. The number of common shares to be awarded with respect to the 2018 fiscal year will be the same as that awarded for the 2017 fiscal year.
Each non-employee director of Park also serves on the board of directors of either Park National Bank or one of the divisions of Park National Bank, and receives, on the date of the regular meeting of the Park Board of Directors held during the fourth fiscal quarter, an annual retainer in the form of: (i) 150 common shares for members of the board of directors of Park National Bank; and (ii) 100 common shares for members of the board of directors of a division of Park National Bank. These common shares were delivered on the date of the regular meeting of the Park Board of Directors held during the fourth quarter of the 2017 fiscal year. The number of common shares to be awarded with respect to the 2018 fiscal year will be the same as that awarded for the 2017 fiscal year.
Cash Compensation
The following table sets forth the cash compensation paid by Park to Park’s non-employee directors for the portion of 2017 fiscal year prior to April 25, 2017 and for the portion of the 2017 fiscal year from and after April 25, 2017. After reviewing information provided by Meridian regarding the compensation received by directors at the financial services holding companies in the Midwest Regional Peer Group, the full Board of Directors, upon the recommendation of the Compensation Committee, had approved changes in the cash compensation to be paid by Park to Park’s non-employee directors, with the changes to be effective on April 25, 2017. The cash compensation paid to Park’s non-employee directors for the 2018 fiscal year will be the same as that paid on and after April 25, 2017.

	2017 Fiscal Year Prior to April 25, 2017	2017 Fiscal Year From and After April 25, 2017 and 2018 Fiscal Year
Meeting Fees:
Each meeting of Board of Directors attended (1)	$1,200	$1,200
Each meeting of Executive Committee attended	$900	$900
Each meeting of Audit Committee attended	$900	$900
Each meeting of each other Board Committee attended	$600	$750
Annual Retainers (2):
Annual Retainer for Committee Chairs:
Audit Committee	$7,500	$10,000
Nominating Committee	$5,000	$7,000
Compensation Committee	$5,000	$7,000
Risk Committee	$5,000	$7,000
Annual Retainer for Other Committee Members:
Executive Committee	$5,000	$5,000
Audit Committee	$5,000	$5,000
Risk Committee	$2,500	$3,500
Compensation Committee	$2,500	$3,500
Investment Committee	$2,500	$3,500
Nominating Committee	$2,500	$3,500
Lead Director Additional Annual Retainer	$15,000	$15,000
_______________________
(1)    If the date of a meeting of the full Board of Directors is changed from that provided for by resolution of the Board and a Park non-employee director is not able to attend the rescheduled meeting, he or she receives the meeting fee as though he or she attended the meeting.
(2)    The annual retainers are paid on the date of the Annual Meeting of Shareholders held during the fiscal year. Only those individuals continuing to serve as non-employee directors immediately following the Annual Meeting of Shareholders receive the annual retainers applicable to the positions they hold.
Each non-employee director of Park also serves on the board of directors of either Park National Bank or one of the divisions of Park National Bank and, in some cases, receives a specified amount of cash for such service as well as fees for attendance at meetings of the board of directors of Park National Bank or the applicable division of Park National Bank (and committees of the respective boards).
In addition to the annual retainers and meeting fees discussed above, non-employee directors also receive reimbursement of all reasonable travel and other expenses of attending board and committee meetings.

David L. Trautman and C. Daniel DeLawder receive no compensation for: (i) serving as a member of the Board of Directors of Park; (ii) serving as a member of the board of directors of Park National Bank; or (iii) serving as a member of any committee of the respective boards.
Split-Dollar Life Insurance Policies
Effective as of December 28, 2007, Donna M. Alvarado, F. William Englefield IV, Robert E. O’Neill, Rick R. Taylor and Leon Zazworsky entered into split-dollar agreements (the “Split‑Dollar Agreements”) which amended and restated the split-dollar agreements to which they had been parties. The Split‑Dollar Agreements are intended to comply with the requirements of Section 409A of the Internal Revenue Code.
Under the terms of each Split-Dollar Agreement, Park National Bank owns the life insurance policy to which the Split-Dollar Agreement relates. Each individual party to a Split-Dollar Agreement has the right to designate the beneficiary(ies) to whom a portion of the death proceeds of the policy are to be paid in accordance with the terms of the Split-Dollar Agreement. Upon the death of the individual, his or her beneficiary(ies) will be entitled to an amount equal to the lesser of (i) $100,000 or (ii) 100% of the difference between the total death proceeds under the policy and the cash surrender value of the policy (such difference being referred to as the “Net at Risk Amount”). In no event will the amount payable to an individual’s beneficiary(ies) exceed the Net at Risk Amount in the policy as of the date of the individual’s death. Park National Bank will be entitled to any death proceeds payable under the policy remaining after payment to the individual’s beneficiary(ies).
Change in Control Payments
None of the directors is entitled to payment of any benefits upon a change in control of Park.
Director Compensation for 2017
The following table summarizes the compensation paid by Park to each individual who served as a non-employee director of Park during the 2017 fiscal year for service on the Board of Directors of Park and the board of directors of Park National Bank or a division of Park National Bank. Dollar amounts have been rounded up to the nearest whole dollar.

Director Compensation for 2017

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Donna M. Alvarado	$57,100	$50,063	$0	$661	(3)	$107,824
James R. DeRoberts	$25,200	$50,063	$0	$0		$75,263
F. William Englefield IV	$62,950	$50,063	$0	$378	(3)	$113,391
Alicia J. Hupp	$33,600	$44,500	$0	$0		$78,100
Stephen J. Kambeitz	$45,850	$50,063	$0	$0		$95,913
Timothy S. McLain	$31,700	$44,500	$0	$0		$76,200
Robert E. O’Neill	$65,600	$50,063	$0	$249	(3)	$115,912
Julia A. Sloat	$28,800	$50,063	$0	$0		$78,863
Rick R. Taylor	$20,950	$44,500	$0	$688	(3)	$66,138
Leon Zazworsky	$88,650	$50,063	$0	$660	(3)	$139,373
________________________
(1)    David L. Trautman, who served as Park’s Chief Executive Officer and President throughout the 2017 fiscal year, and C. Daniel DeLawder, who served as Park’s Chairman of the Board and an executive employee of Park National Bank throughout the 2017 fiscal year, are not included in this table as they are executive officers of Park and Park National Bank and thus receive no compensation for their services as directors. The compensation received by Messrs. Trautman and DeLawder as executive officers of Park and Park National Bank is shown in the “Summary Compensation Table for 2017.”
(2)    Represents (a) the number of common shares granted on October 23, 2017 in the form of an annual retainer under the 2017 Non-Employee Directors LTIP, times (b) the closing price of Park’s common shares on NYSE American on October 20, 2017 (the last trading day prior to the grant date) of $111.25. This amount also represents the grant date fair value of the common shares awarded computed in accordance with FASB ASC Topic 718. The following individuals received an aggregate of 450 common shares of Park as an annual retainer: Donna M. Alvarado; James R. DeRoberts; F. William Englefield IV; Stephen J. Kambeitz; Robert E. O’Neill; Julia A. Sloat and Leon Zazworsky. Alicia J. Hupp; Timothy S. McLain; and Rick R. Taylor received an aggregate of 400 common shares as an annual retainer.
(3)    Reflects the amount of premium deemed to have been paid on behalf of the named individual under the split-dollar life insurance policy maintained on his or her behalf.
RATIFICATION OF THE APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 4)
Crowe Horwath LLP, together with its predecessor Crowe Chizek and Company LLC, has served as Park’s independent registered public accounting firm since March 15, 2006. Crowe Horwath LLP audited Park’s consolidated financial statements as of and for the fiscal year ended December 31, 2017 and the effectiveness of Park’s internal control over financial reporting as of December 31, 2017. Representatives of Crowe Horwath LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
The appointment of Park’s independent registered public accounting firm is made annually by the Audit Committee. Park has determined to submit the appointment of the independent registered public accounting firm to the shareholders for ratification because of such firm’s role in reviewing the quality and integrity of Park’s consolidated financial statements and internal control over financial reporting. Before appointing Crowe Horwath LLP, the Audit Committee carefully considered that firm’s qualifications as the independent registered public accounting firm for Park and the audit scope.
Recommendation and Vote Required
THE AUDIT COMMITTEE AND THE FULL BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS OF PARK VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH LLP.
The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, is required to ratify the appointment of Crowe Horwath LLP as Park’s independent registered public accounting firm for the 2018 fiscal year. The effect of an abstention is the same as a vote “AGAINST.” Even if the appointment of Crowe Horwath LLP is ratified by the shareholders, the Audit Committee, in its discretion, could decide to terminate the engagement of Crowe Horwath LLP and to engage another firm if the Audit Committee determines such action is necessary or desirable. If the appointment of Crowe Horwath LLP is not ratified, the Audit Committee will reconsider (but may decide to maintain) the appointment.
AUDIT COMMITTEE MATTERS
Report of the Audit Committee for the Fiscal Year Ended December 31, 2017
Role of the Audit Committee, Independent Registered Public Accounting Firm and
Management
The Audit Committee consists of five directors, each of whom qualifies as an independent director under the applicable NYSE American Rules and SEC Rule 10A‑3. The Audit Committee operates under the Audit Committee Charter adopted by Park’s Board of Directors. The Audit Committee is responsible for assisting the Board of Directors in the oversight of the accounting and financial reporting processes of Park and Park’s subsidiaries. In particular, the Audit Committee assists the Board of Directors in overseeing: (i) the integrity of Park’s consolidated financial statements and the effectiveness of Park’s internal control over financial reporting; (ii) the legal compliance and ethics programs established by Park’s management and the Board of Directors; (iii) the qualifications and independence of Park’s independent registered public accounting firm; (iv) the performance of Park’s independent registered public accounting firm and Park’s Internal Audit Department; and (v) the annual independent audit of Park’s consolidated financial statements. The Audit Committee is responsible for the appointment, compensation and oversight of the work of Park’s independent registered public accounting firm. Crowe Horwath LLP was appointed to serve as Park’s independent registered public accounting firm for the 2018 fiscal year.
During the 2017 fiscal year, the Audit Committee met eight times, and the Audit Committee discussed the interim financial and other information contained in each quarterly earnings announcement and periodic filings with the SEC with Park’s management and Crowe Horwath LLP prior to public release.

Park’s management has the primary responsibility for the preparation, presentation and integrity of Park’s consolidated financial statements, for the appropriateness of the accounting principles and reporting policies that are used by Park and Park’s subsidiaries and for the accounting and financial reporting processes, including the establishment and maintenance of adequate systems of disclosure controls and procedures and internal control over financial reporting. Management also has the responsibility for the preparation of an annual report on management’s assessment of the effectiveness of Park’s internal control over financial reporting. Park’s independent registered public accounting firm is responsible for performing an audit of Park’s annual consolidated financial statements and Park’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing its report thereon based on such audit and for reviewing Park’s unaudited interim consolidated financial statements. The Audit Committee’s responsibility is to provide independent, objective oversight of these processes.
In discharging its oversight responsibilities, the Audit Committee regularly met with Park’s management, Crowe Horwath LLP and Park’s internal auditors throughout the year. The Audit Committee often met with each of these groups in executive session. Throughout the relevant period, the Audit Committee had full access to management as well as to Crowe Horwath LLP and Park’s internal auditors. To fulfill its responsibilities, the Audit Committee did, among other things, the following:

•	reviewed the work performed by Park’s Internal Audit Department;

•
monitored the progress and results of the testing of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and other applicable regulatory requirements, reviewed a report from management and Park’s Internal Audit Department regarding the design, operation and effectiveness of internal control over financial reporting, and reviewed an audit report from Crowe Horwath LLP regarding Park’s internal control over financial reporting;

•
reviewed the audit plan and scope of the audit with Crowe Horwath LLP and discussed with Crowe Horwath LLP the matters required to be discussed in accordance with the standards of the PCAOB, including Auditing Standard No. 1301 (Communications with Audit Committee);

•	reviewed and discussed with management and Crowe Horwath LLP the consolidated financial statements of Park for the 2017 fiscal year;

•
reviewed management’s representations that those consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States and fairly present the consolidated results of operations and financial position of Park and Park’s subsidiaries;

•
received the written disclosures and the letter from Crowe Horwath LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Crowe Horwath LLP’s communications with the Audit Committee concerning independence, and discussed with Crowe Horwath LLP that firm’s independence;

•
reviewed all audit and non-audit services performed for Park and Park’s subsidiaries by Crowe Horwath LLP and considered whether the provision of non-audit services was compatible with maintaining that firm’s independence from Park and Park’s subsidiaries; and

•	discussed with management and Park’s Internal Audit Department Park’s systems to monitor and manage business risk, and Park’s legal and ethical compliance programs.
Management’s Representations and Audit Committee Recommendation
Park’s management has represented to the Audit Committee that Park’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2017, were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed those audited consolidated financial statements with management and with Crowe Horwath LLP.
Based on the Audit Committee’s discussions with Park’s management and with Crowe Horwath LLP and the Audit Committee’s review of the report of Crowe Horwath LLP to the Audit Committee, the Audit Committee recommended to the full Board of Directors that Park’s audited consolidated financial statements be included in Park’s 2017 Annual Report and incorporated therefrom into Park’s Annual Report on Form 10-K for the 2017 fiscal year for filing with the SEC.

Submitted by the members of the Audit Committee:

Stephen J. Kambeitz (Chair)	Timothy S. McLain
Donna M. Alvarado	Robert E. O’Neill
Alicia J. Hupp
Pre-Approval of Services Performed by Independent Registered Public Accounting Firm
Under applicable SEC rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm employed by Park in order to ensure that those services do not impair that firm’s independence from Park. The SEC rules specify the types of non-audit services that an independent registered public accounting firm may not provide to its client and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accounting firm.
Consistent with the SEC rules, the Audit Committee Charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by Park’s independent registered public accounting firm to Park or any of Park’s subsidiaries. The Audit Committee may delegate pre‑approval authority to a member of the Audit Committee and, if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting.
All requests or applications for services to be provided by the independent registered public accounting firm must be submitted to the Audit Committee by both the independent registered public accounting firm and Park’s Chief Financial Officer and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC rules governing the independence of the independent registered public accounting firm.
Fees of Independent Registered Public Accounting Firm
Audit Fees
The aggregate audit fees billed by Crowe Horwath LLP for the 2017 fiscal year and the 2016 fiscal year were approximately $611,000 and $590,000, respectively. These amounts include fees for professional services rendered by Crowe Horwath LLP in connection with the audit of Park’s consolidated financial statements and internal control over financial reporting and reviews of the consolidated financial statements included in Park’s Quarterly Reports on Form 10‑Q.
Audit-Related Fees
The aggregate fees for audit-related services rendered by Crowe Horwath LLP for the 2017 fiscal year were approximately $125,000. This amount includes fees for audits of the Park Pension Plan and the Park KSOP, and an internal controls report for the trust department of Park National Bank.
The aggregate fees for audit-related services rendered by Crowe Horwath LLP for the 2016 fiscal year were approximately $202,000. This amount includes fees for audits of the Park Pension Plan and the Park KSOP for the 2016 fiscal year and an internal controls report for the trust department of Park National Bank.
Tax Fees
The aggregate fees for tax services rendered by Crowe Horwath LLP for the 2017 fiscal year and the 2016 fiscal year were approximately $86,000 and $87,025, respectively, and primarily pertain to the preparation of federal and state tax returns for Park and Park’s subsidiary bank in each year.
All Other Fees
For each of the 2017 fiscal year and the 2016 fiscal year, no fees other than those discussed above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees” were paid to Crowe Horwath LLP.
All of the services rendered to Park and Park’s subsidiaries by Crowe Horwath LLP for the 2017 fiscal year and the 2016 fiscal year had been pre-approved by the Audit Committee.
SHAREHOLDER PROPOSALS FOR 2019 ANNUAL MEETING
Proposals by shareholders intended to be presented at the 2019 Annual Meeting must be received by the Secretary of Park no later than November 12, 2018, to be eligible for inclusion in Park’s proxy, notice of meeting, proxy statement and Notice of Internet Availability of Proxy Materials relating to the 2019 Annual Meeting. Park will not be required to include in its proxy, notice of meeting, proxy statement or Notice of Internet Availability of Proxy Materials, a shareholder proposal that is received after that date or that otherwise fails to meet the requirements for shareholder proposals established by the applicable SEC rules.
The SEC has promulgated rules relating to the exercise of discretionary voting authority under proxies solicited by the Board of Directors. If a shareholder intends to present a proposal at the 2019 Annual Meeting without inclusion of that proposal in Park’s proxy materials and written notice of the proposal is not received by the Secretary of Park by January 26, 2019, or if Park meets other requirements of the applicable SEC rules, the proxies solicited by the Board of Directors for use at the 2019 Annual Meeting will confer discretionary authority to vote on the proposal should it then be raised at the 2019 Annual Meeting.

In each case, written notice must be given to Park’s Secretary, whose name and address are:
Brady T. Burt
Chief Financial Officer, Secretary and Treasurer
Park National Corporation
51 North Third Street
Post Office Box 3500
Newark, Ohio 43058-3500
Shareholders desiring to nominate candidates for election as directors at the 2019 Annual Meeting must follow the procedures described under the heading “Nominating Procedures.”
FUTURE ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT
Registered shareholders can reduce the costs incurred by Park in mailing proxy materials by consenting to receive all future proxy statements, proxy cards, annual reports to shareholders and Notices of Internet Availability of Proxy Materials electronically via electronic mail or the Internet. To register for electronic delivery of future proxy materials, log onto www.parknationalcorp.com and follow the instructions for “Electronic Delivery of Proxy Materials.” You will be responsible for any fees or charges you would typically pay for access to the Internet.
OTHER MATTERS
As of the date of this proxy statement, the Board of Directors knows of no matter that will be presented for action by the shareholders at the Annual Meeting other than those matters discussed in this proxy statement. However, if any other matter requiring a vote of the shareholders properly comes before the Annual Meeting, the individuals acting under the proxies solicited by the Board of Directors will vote and act according to their best judgments in light of the conditions then prevailing, to the extent permitted under applicable law.
It is important that your proxy card be completed, signed, dated and returned promptly. If you do not expect to attend the Annual Meeting in person, please complete, sign, date and return your proxy card in the postage-prepaid envelope provided as promptly as possible. Alternatively, refer to the instructions on the proxy card, or in the e-mail sent to you if you registered for electronic delivery of the proxy materials for the Annual Meeting, for details about transmitting your voting instructions via the Internet or by telephone.

By Order of the Board of Directors,

March 12, 2018	BRADY T. BURT Chief Financial Officer, Secretary and Treasurer

Appendix A

FINANCIAL SERVICES/BANK HOLDING COMPANIES INCLUDED IN
$3 BILLION TO $10 BILLION PEER GROUP

Financial Services/Bank Holding Company Name	Home Office Location
1867 Western Financial Corporation	Stockton, CA
1st Source Corporation	South Bend, IN
Alpine Banks of Colorado	Glenwood Springs, CO
Amarillo National Bancorp, Inc.	Amarillo, TX
American National Corporation	Omaha, NE
Ameris Bancorp	Moultrie, GA
BancFirst Corporation	Oklahoma City, OK
The Bancorp, Inc.	Wilmington, DE
Bangor Bancorp, MHC	Bangor, ME
Bank Leumi Le-Israel Corporation	New York, NY
Banner Corporation	Walla Walla, WA
Bar Harbor Bankshares	Bar Harbor, ME
Beal Financial Corporation	Plano, TX
Beneficial Bancorp, Inc.	Philadelphia, PA
Bessemer Group Inc.	Woodbridge, NJ
BofI Holding, Inc.	San Diego, CA
Boston Private Financial Holdings, Inc.	Boston, MA
Bridge Bancorp, Inc.	Bridgehampton, NY
Broadway Bancshares, Inc.	San Antonio, TX
Brookline Bancorp, Inc.	Boston, MA
Bryn Mawr Bank Corporation	Bryn Mawr, PA
BTC Financial Corp.	Des Moines, IA
Byline Bancorp, Inc.	Chicago, IL
Cambridge Financial Group, Inc.	Cambridge, MA
Camden National Corporation	Camden, ME
Cape Cod Five Mutual Company	Harwich Port, MA
Capitol Federal Financial, Inc.	Topeka, KS
Cardinal Financial Corporation	McLean, VA
CBTX, Inc.	Beaumont, TX
CenterState Banks, Inc.	Davenport, FL
Central Pacific Financial Corp.	Honolulu, HI
Century Bancorp, Inc.	Medford, MA
City Holding Company	Charleston, WV
CoBiz Financial Inc.	Denver, CO
Columbia Bank MHC	Fair Lawn, NJ
Community Bancshares of Mississippi, Inc.	Brandon, MS
Community Trust Bancorp, Inc.	Pikeville, KY

Financial Services/Bank Holding Company Name	Home Office Location
ConnectOne Bancorp Inc.	Englewood Cliffs, NJ
Customers Bancorp, Inc.	Wyomissing, PA
CTBC Capital Corp.	Los Angeles, CA
CVB Financial Corp.	Ontario, CA
Dime Community Bancshares, Inc.	Brooklyn, NY
Discount Bancorp, Inc.	New York, NY
Durant Bancorp, Inc.	Durant, OK
Eagle Bancorp, Inc.	Bethesda, MD
EB Acquisition Company, LLC	Dallas, TX
Educational Services of America Inc.	Farragut, TN
Enterprise Financial Services Corp	Clayton, MO
Equity Bancshares, Inc.	Wichita, KS
Farmers & Merchants Bancorp	Lodi, CA
Farmers & Merchants Investments Inc.	Lincoln, NE
FB Financial Corporation	Nashville, TN
Fidelity Southern Corporation	Atlanta, GA
Financial Institutions, Inc.	Warsaw, NY
First American Bank Corporation	Elk Grove Village, IL
First American Financial Corporation	Santa Ana, CA
First Bancorp	Southern Pines, NC
First Bancshares, Inc.	Merrillville, IN
First Banks, Inc.	Hazelwood, MO
First Busey Corporation	Champaign, IL
First Commonwealth Financial Corporation	Indiana, PA
First Connecticut Bancorp, Inc.	Farmington, CT
First Financial Bancorp.	Cincinnati, OH
First Financial Bankshares, Inc.	Abilene, TX
First Financial Corporation	Terre Haute, IN
First Foundation Inc.	Irvine, CA
First Merchants Corporation	Muncie, IN
First of Long Island Corporation	Glen Head, NY
FirstSun Capital Bancorp	Denver, CO
First Security Bancorp	Searcy, AR
Flushing Financial Corporation	Lake Success, NY
Franklin Financial Network, Inc.	Franklin, TN
Fremont Bancorporation	Fremont, CA
German American Bancorp, Inc.	Jasper, IN
Glacier Bancorp, Inc.	Kalispell, MT
Grandpoint Capital, Inc.	Los Angeles, CA
Great Southern Bancorp, Inc.	Springfield, MO
Green Bancorp, Inc.	Houston, TX

Financial Services/Bank Holding Company Name	Home Office Location
Guaranty Bancorp	Denver, CO
Hanmi Financial Corporation	Los Angeles, CA
Happy Bancshares, Inc.	Canyon, TX
Heartland Financial USA, Inc.	Dubuque, IA
Heritage Financial Corporation	Olympia, WA
HomeStreet, Inc.	Seattle, WA
Hometown Community Bancorp, Inc.	Morton, IL
HomeTrust Bancshares, Inc.	Asheville, NC
Horizon Bancorp	Michigan City, IN
Independent Bank Corp.	Rockland, MA
Independent Bank Group, Inc.	McKinney, TX
Industry Bancshares, Inc.	Industry, TX
INTRUST Financial Corporation	Wichita, KS
Johnson Financial Group, Inc.	Racine, WI
Kearny Financial Corporation	Fairfield, NJ
Lakeland Bancorp, Inc.	Oak Ridge, NJ
Lakeland Financial Corporation	Warsaw, IN
Legacy Texas Financial Group, Inc.	Plano, TX
Luther Burbank Corp.	Santa Rosa, CA
MainSource Financial Group, Inc.	Greensburg, IN
Mercantil Commercebank Holding Corporation	Coral Gables, FL
Mercantile Bank Corporation	Grand Rapids, MI
Merchants Bancorp	Carmel, IN
Meridian Bancorp, Inc.	Peabody, MA
Meta Financial Group, Inc.	Sioux Falls, SD
Middlesex Bancorp, MHC	Natick, MA
Midland States Bancorp, Inc.	Effingham, IL
MidWestOne Financial Group, Inc.	Iowa City, IA
National Bank Holdings Corporation	Greenwood Village, CO
NBT Bancorp Inc.	Norwich, NY
New York Private Bank & Trust Corporation	New York, NY
NexBank Capital, Inc.	Dallas, TX
Northfield Bancorp, Inc.	Woodbridge, NJ
Northwest Bancshares, Inc.	Warren, PA
Ocean Bankshares, Inc.	Miami, FL
OceanFirst Financial Corp	Toms River, NJ
OFG Bancorp	San Juan, PR
Olney Bancshares of Texas, Inc.	Olney, TX
Origin Bancorp, Inc.	Ruston, LA
Oritani Financial Corp.	Township of Washington, NJ
Pacific Premier Bancorp, Inc.	Irvine, CA

Financial Services/Bank Holding Company Name	Home Office Location
Park National Corporation	Newark, OH
Peapack-Gladstone Financial Corporation	Bedminster, NJ
Peoples Bancorp Inc.	Marietta, OH
Provident Financial Services, Inc.	Jersey City, NJ
QCR Holdings, Inc.	Moline, IL
Renasant Corporation	Tupelo, MS
Republic Bancorp, Inc.	Louisville, KY
S&T Bancorp, Inc.	Indiana, PA
Salem Five Bancorp	Salem, MA
Sandy Spring Bancorp, Inc.	Olney, MD
SeaCoast Banking Corporation of Florida	Stuart, FL
ServisFirst Bancshares, Inc.	Birmingham, AL
SNBNY Holdings Limited	New York, NY
Southside Bancshares, Inc.	Tyler, TX
State Bank Financial Corporation	Atlanta, GA
State Bankshares, Inc.	Fargo, ND
Stock Yards Bancorp, Inc.	Louisville, KY
Stockman Financial Corp.	Miles City, MT
Tompkins Financial Corporation	Ithaca, NY
TriCo Bancshares	Chico, CA
TriState Capital Holdings, Inc.	Pittsburgh, PA
Triumph Bancorp, Inc.	Dallas, TX
TrustCo Bank Corp NY	Glenville, NY
Union Bankshares Corporation	Richmond, VA
United Financial Bancorp, Inc.	Glastonbury, CT
Univest Corporation of Pennsylvania	Souderton, PA
W.T.B. Financial Corporation	Spokane, WA
Washington Trust Bancorp, Inc.	Westerly, RI
WesBanco, Inc.	Wheeling, WV
Westamerica Bancorporation	San Rafael, CA
Woodforest Financial Group, Inc.	The Woodlands, TX
WSFS Financial Corporation	Wilmington, DE

PARK NATIONAL CORPORATION
50 NORTH THIRD STREET
NEWARK, OH 43055
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Daylight Saving Time, on April 22, 2018.
Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Park National Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports and Notices of Internet Availability of Proxy Materials, as applicable, electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until
11:59 p.m., Eastern Daylight Saving Time, on April 22, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E39129-P02090      KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.      DETACH AND RETURN THIS PORTION ONLY

PARK NATIONAL CORPORATION
The Board of Directors recommends you vote "FOR" the election of the Board of Directors' nominees in Item 1, for conducting future advisory votes on executive compensation "EVERY 1 YEAR" under Item 2 and "FOR" each of the proposals under Items 3 and 4:

1.	Election of four directors, each to serve until the 2021 Annual Meeting of Shareholders:
			For	Against	Abstain			For	Against	Abstain
	1a. F. William Englefield IV		❒	❒	❒	3.	Approval of advisory resolution on the compensation of the Company's named executive officers.	❒	❒	❒
	1b. Julia A. Sloat		❒	❒	❒	4.	Ratification of the appointment of Crowe Horwath LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018.	❒	❒	❒
	1c. David L. Trautman		❒	❒	❒
	1d. Leon Zazworsky		❒	❒	❒
		Every 1 Year	Every 2 Years	Every 3 Years	Abstain
2.	Advisory vote on the frequency of future advisory votes on the compensation of the Company's named executive officers.	❒	❒	❒	❒
The undersigned shareholder(s) authorize the individuals designated to vote the common shares represented by this proxy to vote, in their discretion, to the extent permitted by applicable law, upon such other matters (none known by the Company at the time of solicitation of this proxy) as may properly come before the Annual Meeting.

Please sign exactly as your name appears hereon. The signer hereby revokes all prior proxies given by the signer to vote at the Annual Meeting. Please fill in, sign, date and return this proxy card in the enclosed envelope. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full title as such. If shareholder is a corporation, please sign the full corporate name by an authorized officer. If shareholder is a partnership or other entity, an authorized person must sign in the entity’s name. Joint owners must each sign individually.

	Signature [PLEASE SIGN WITHIN BOX]	Date					Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders of
Park National Corporation to be held on Monday, April 23, 2018: Park National Corporation's Notice of the 2018 Annual Meeting of Shareholders, Proxy Statement and 2017 Annual Report are available at www.proxyvote.com.

E39129-P02090

PARK NATIONAL CORPORATION
Proxy for Annual Meeting of Shareholders
April 23, 2018 at 2:00 p.m., Eastern Daylight Saving Time
THIS PROXY IS SOLICTED ON BEHALF OF THE BOARD OF DIRECTORS

The holder(s) of common shares of Park National Corporation (the "Company") hereby appoint(s) Stephen J. Kambeitz and Robert E. O'Neill, and each of them, with power to act without the other and with power of substitution, the proxies of the shareholder(s) and hereby authorize(s) them to attend the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the offices of The Park National Bank, 50 North Third Street, Newark, Ohio 43055, on Monday, April 23, 2018, at 2:00 p.m., Eastern Daylight Saving Time, and to vote all of the common shares which the shareholder(s) is/are entitled to vote at such Annual Meeting. Where a choice is indicated, the common shares represented by this proxy card, when properly executed and returned, will be voted or not voted as specified. If no choice is indicated, the common shares represented by this proxy card will be voted, to the extent permitted by applicable law, "FOR" the election of the nominees listed in Item 1 as directors of the Company, for conducting future advisory votes on the compensation of the Company's named executive officers "EVERY 1 YEAR" under Item 2, and "FOR" each of the proposals under Items 3 and 4. If any other matters are properly brought before the Annual Meeting, or if a nominee for election as a director named in the Proxy Statement who would have otherwise received the required number of votes is unable to serve or for good cause will not serve, the common shares represented by this proxy card will be voted in the discretion of the individuals designated to vote the common shares represented by this proxy card, to the extent permitted by applicable law, on such matters or for such substitute nominee(s) as the directors of the Company may recommend.

If common shares are allocated to the account of a shareholder under the Park National Corporation Employees' Stock Ownership Plan (the "KSOP"), then the shareholder hereby directs the Trustee of the KSOP to vote all of the common shares of the Company allocated to such account under the KSOP in accordance with the instructions given herein, at the Company's Annual Meeting, on the matters set forth on the reverse side. If no instructions are given, the common shares allocated to the shareholder's account under the KSOP will be voted by the Trustee of the KSOP pro rata in accordance with the instructions received from other participants in the KSOP who have voted.

The shareholder(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Shareholders and the related Proxy Statement for the April 23, 2018 Annual Meeting, as well as the Company's 2017 Annual Report.

Continued and to be signed and dated on reverse side